(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Index

Identification
Capital Stock Breakdown	2
Parent Company Financial Statements
Statement of financial position - Assets	3
Statement of financial position - Liabilities	4
Statement of Income	6
Statement of Comprehensive Income	7
Statement of Cash Flows	8
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2019 to 03/31/2019	9
Statement of Changes in Shareholders' Equity - from 01/01/2018 to 03/31/2018	10
Statement of Added Value	11
Consolidated Financial Statements
Statement of financial position - Assets	12
Statement of financial position - Liabilities	13
Statement of Income	15
Statement of Comprehensive Income	16
Statement of Cash Flows	17
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2019 to 03/31/2019	18
Statement of Changes in Shareholders' Equity - from 01/01/2018 to 03/31/2018	19
Statement of Added Value	20
Management Report	21
Explanatory Notes	43
Breakdown of the Capital by Owner	123
Declarations and Opinion
Independent Auditors' Report on Review of Quartely Financial Information	124
Opinion of the Audit Committee	126
Statement of Executive Board on the Quartely Financial Information and Independent Auditor's Report on Review of Interim Financial Information	127

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Identification / Capital Stock Breakdown

Number of shares	Current Quarter
(Units)	03.31.19

Paid-in Capital
Common	812,473,246
Preferred	-
Total	812,473,246

Treasury Shares
Common	1,057,017
Preferred	-
Total	1,057,017

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2019 – BRF S.A.

Parent Company FS / Statement of financial position - Assets

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 03.31.19	Previous Year 12.31.18
1	Total Assets	42,125,829	40,280,985
1.01	Current Assets	15,969,550	15,988,059
1.01.01	Cash and Cash Equivalents	1,907,479	3,826,698
1.01.02	Marketable Securities	380,411	303,613
1.01.02.01	Financial Investments Evaluated at Fair Value through Profit and Loss	380,411	303,613
1.01.02.01.01	Held for Trading	380,411	295,699
1.01.02.01.03	Measured at Fair Value through Profit and Loss	-	7,914
1.01.03	Trade Accounts Receivable	7,136,229	5,391,145
1.01.03.01	Trade Accounts Receivable	7,028,111	5,280,864
1.01.03.02	Other Receivables	108,118	110,281
1.01.04	Inventories	3,043,131	2,916,873
1.01.05	Biological Assets	1,475,809	1,459,804
1.01.06	Recoverable Taxes	866,153	750,456
1.01.06.01	Current Recoverable Taxes	866,153	750,456
1.01.06.01.01	Income and social contribution tax (IR/CS)	374,807	410,340
1.01.06.01.03	Recoverable Taxes	514,647	363,273
1.01.06.01.04	Provision for losses	(23,301)	(23,157)
1.01.08	Other Current Assets	1,160,338	1,339,470
1.01.08.02	Assets of Discontinued Operations	151,529	371,187
1.01.08.02.01	Assets Held for Sale	131,414	131,406
1.01.08.02.02	Assets of Discontinued Operations	20,115	239,781
1.01.08.03	Other	1,008,809	968,283
1.01.08.03.01	Interest on Shareholders' Equity Receivable	1,178	1,178
1.01.08.03.02	Derivative Financial Instruments	131,703	177,344
1.01.08.03.06	Restricted Cash	354,268	256,284
1.01.08.03.10	Other	521,660	533,477
1.02	Non-current Assets	26,156,279	24,292,926
1.02.01	Non-current Assets	7,126,076	7,264,482
1.02.01.01	Financial Instruments Evaluted at Fair Value through Profit and Loss	122,335	90,567
1.02.01.01.01	Held for Trading	15,450	14,699
1.02.01.01.02	Available for Sale	106,885	75,868
1.02.01.02	Financial Instruments Evaluted at Fair Value through Other Comprehensive Income	-	87,697
1.02.01.02.01	Available for Sale	-	87,697
1.02.01.03	Trade Accounts Receivable	90,224	96,923
1.02.01.03.01	Trade Accounts Receivable	7,250	7,964
1.02.01.03.02	Other Receivables	82,974	88,959
1.02.01.05	Biological Assets	989,443	999,396
1.02.01.06	Deferred Taxes	1,787,857	1,517,576
1.02.01.06.01	Deferred Income Tax and Social Contribution	1,787,857	1,517,576
1.02.01.09	Other Non-current Assets	4,136,217	4,472,323
1.02.01.09.03	Judicial Deposits	677,140	669,098
1.02.01.09.04	Income and social contribution tax (IR/CS)	15,795	15,794
1.02.01.09.05	Provision for losses from Income and social contribution tax (IR/CS)	(8,985)	(8,985)
1.02.01.09.06	Recoverable Taxes	3,131,165	3,292,763
1.02.01.09.07	Provision for losses	(146,691)	(152,763)
1.02.01.09.09	Restricted Cash	390,046	584,300
1.02.01.09.10	Other	77,747	72,116
1.02.02	Investments	4,143,149	4,043,558
1.02.02.01	Investments	4,143,149	4,043,558
1.02.02.01.01	Equity in Associates	4,328	12,446
1.02.02.01.02	Interest on Wholly-owned Subsidiaries	4,138,238	4,030,005
1.02.02.01.04	Other	583	1,107
1.02.03	Property, Plant and Equipment, Net	11,672,104	9,831,173
1.02.03.01	Property, Plant and Equipment in Operation	9,125,140	9,205,965
1.02.03.02	Right of Use in Progress	2,182,844	206,578
1.02.03.03	Property, Plant and Equipment in Progress	364,120	418,630
1.02.04	Intangible	3,214,950	3,153,713
1.02.04.01	Intangible	3,214,950	3,153,713
1.02.04.01.02	Software	193,622	173,472
1.02.04.01.03	Trademarks	1,152,885	1,152,885
1.02.04.01.04	Goodwill	1,783,655	1,783,655
1.02.04.01.05	Software Leased	43,962	10,938
1.02.04.01.08	Other	40,826	32,763

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2019 – BRF S.A.

Parent Company FS / Statement of financial position - Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 03.31.19	Previous Year 12.31.18
2	Total Liabilities	42,125,829	40,280,985
2.01	Current Liabilities	15,870,859	14,857,202
2.01.01	Social and Labor Obligations	214,348	231,808
2.01.01.01	Social Obligations	83,135	95,036
2.01.01.02	Labor Obligations	131,213	136,772
2.01.02	Trade Accounts Payable	5,965,483	5,730,764
2.01.02.01	Domestic Suppliers	5,442,719	5,185,428
2.01.02.01.01	Domestic Suppliers	4,451,110	4,394,381
2.01.02.01.02	Supply Chain Finance	532,368	715,335
2.01.02.01.03	Leasing Liability	459,241	75,712
2.01.02.02	Foreign Suppliers	522,764	545,336
2.01.02.02.01	Foreign Suppliers	367,040	374,888
2.01.02.02.02	Supply Chain Finance	155,724	170,448
2.01.03	Tax Obligations	202,622	262,055
2.01.03.01	Federal Tax Obligations	47,213	70,159
2.01.03.01.02	Other Federal	47,213	70,159
2.01.03.02	State Tax Obligations	152,530	188,910
2.01.03.03	Municipal Tax Obligations	2,879	2,986
2.01.04	Short Term Debts	4,570,885	3,689,173
2.01.04.01	Short Term Debts	4,570,885	3,689,173
2.01.04.01.01	Local Currency	3,893,500	3,077,081
2.01.04.01.02	Foreign Currency	677,385	612,092
2.01.05	Other Obligations	3,981,688	4,065,244
2.01.05.01	Advances from related parties	3,432,795	3,416,713
2.01.05.01.04	Advances from related parties	3,432,795	3,416,713
2.01.05.02	Other	548,893	648,531
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	538	1,018
2.01.05.02.04	Derivative Financial Instruments	141,998	224,331
2.01.05.02.05	Management and Employees Profit Sharing	41,348	54,350
2.01.05.02.08	Other Obligations	365,009	368,832
2.01.06	Provisions	935,833	878,145
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	501,699	491,756
2.01.06.01.01	Tax Risk Provisions	98,035	88,885
2.01.06.01.02	Social Security and Labor Risk Provisions	327,199	307,045
2.01.06.01.04	Civil Risk Provisions	76,465	95,826
2.01.06.02	Other Provisons	434,134	386,389
2.01.06.02.04	Vacations & Christmas Bonuses Provisions	343,124	295,379
2.01.06.02.05	Employee Benefits Provisions	91,010	91,010
2.01.07	Liabilities of Discontinued Operations	-	13
2.01.07.01	Liabilities of Discontinued Operations	-	13
2.02	Non-current Liabilities	19,493,187	18,459,156
2.02.01	Long-term Debt	14,590,002	15,354,273
2.02.01.01	Long-term Debt	14,590,002	15,354,273
2.02.01.01.01	Local Currency	6,778,820	7,550,060
2.02.01.01.02	Foreign Currency	7,811,182	7,804,213
2.02.02	Other Obligations	3,746,308	1,937,199
2.02.02.01	Liabilities with Related Parties	1,260,092	1,169,507
2.02.02.01.04	Advances from Related Parties and Other Liabilities	1,260,092	1,169,507
2.02.02.02	Other	2,486,216	767,692
2.02.02.02.06	Suppliers	10,961	12,803
2.02.02.02.07	Leasing Liability	1,818,051	167,041
2.02.02.02.08	Other Obligations	657,204	587,848

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2019 – BRF S.A.

Parent Company FS / Statement of financial position - Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 03.31.19	Previous Year 12.31.18
2.02.04	Provisions	1,156,877	1,167,684
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	833,000	854,329
2.02.04.01.01	Provisions for Tax Contingencies	138,714	141,265
2.02.04.01.02	Social Security and Labor Risk Provisions	132,267	159,668
2.02.04.01.04	Provisions for Civil Contingencies	207,342	183,765
2.02.04.01.05	Contingent Liability	354,677	369,631
2.02.04.02	Other Provisons	323,877	313,355
2.02.04.02.04	Employee Benefits Plans	323,877	313,355
2.03	Shareholders' Equity	6,761,783	6,964,627
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.01.01	Paid-in Capital	12,553,418	12,553,418
2.03.01.02	Cost of Shares Issuance	(92,947)	(92,947)
2.03.02	Capital Reserves	71,743	58,678
2.03.02.01	Goodwill on the Shares Issuance	166,192	166,192
2.03.02.04	Granted Options	275,349	262,306
2.03.02.05	Treasury Shares	(56,654)	(56,676)
2.03.02.07	Gain on Disposal of Shares	(73,094)	(73,094)
2.03.02.08	Goodwill on Acquisition of Non-Controlling Entities	(40,534)	(40,534)
2.03.02.09	Acquisition of Non-Controlling Entities	(199,296)	(199,296)
2.03.02.10	Gain (Loss) by Change of Participation of Controlling Entities	(220)	(220)
2.03.05	Accumulated Earnings (Losses)	(5,279,938)	(4,279,003)
2.03.08	Other Comprehensive Loss	(490,493)	(1,275,519)
2.03.08.01	Derivative Financial Intruments	(381,926)	(396,165)
2.03.08.02	Financial Instruments (Fair Value through Other Comprehensive Income)	(37,042)	(98,451)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	(44,355)	(752,815)
2.03.08.04	Actuarial Gain (Losses)	(27,170)	(28,088)

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2019 – BRF S.A.

Parent Company FS / Statement of Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.19 to 03.31.19	Accumulated Previous Year 01.01.18 to 03.31.18
3.01	Net Sales	6,417,946	5,910,033
3.02	Cost of Goods Sold	(5,269,824)	(4,981,941)
3.03	Gross Profit	1,148,122	928,092
3.04	Operating (Expenses) Income	(873,833)	(648,881)
3.04.01	Selling	(900,491)	(746,924)
3.04.02	General and Administrative	(91,680)	(53,456)
3.04.03	Impairment Loss on Trade and Other Receivables	(6,538)	(9,442)
3.04.04	Other Operating Income	37,019	90,170
3.04.05	Other Operating Expenses	(124,511)	(66,602)
3.04.06	Income from Associates and Joint Ventures	212,368	137,373
3.05	Income Before Financial and Tax Results	274,289	279,211
3.06	Financial Results	(576,489)	(515,657)
3.06.01	Financial Income	87,091	190,845
3.06.02	Financial Expenses	(663,580)	(706,502)
3.07	Loss Before Taxes	(302,200)	(236,446)
3.08	Income and Social Contribution	190,137	84,590
3.08.02	Deferred	190,137	84,590
3.09	Loss from Continued Operations	(112,063)	(151,856)
3.10	Net Income/Loss from Discontinued Operations	(888,872)	78,195
3.10.01	Net Income/Loss of Discontinued Operations, Net	(888,872)	78,195
3.11	Loss	(1,000,935)	(73,661)
3.99	Earnings per Share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic
3.99.01.01	ON	(1.23357)	(0.09081)
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	(1.23357)	(0.09081)

See accompanying notes to the consolidated financial statements

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2019 – BRF S.A.

Parent Company FS / Statement of Comprehensive Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.19 to 03.31.19	Accumulated Previous Year 01.01.18 to 03.31.18
4.01	Loss	(1,000,935)	(73,661)
4.02	Other Comprehensive Income	785,026	16,673
4.02.01	Gains (Losses) in Foreign Currency Translation Adjustments	708,460	(4,386)
4.02.03	Losses on Marketable Securities at FVTOCI	85,470	(92,771)
4.02.04	Taxes on Unrealized Losses on Marketable Securities at FVTOCI	(24,061)	30,120
4.02.05	Unrealized Gains on Cash Flow Hedge	20,673	119,985
4.02.06	Taxes on Unrealized Gains on Cash Flow Hedge	(6,434)	(39,509)
4.02.07	Actuarial Gains on Pension and Post-employment Plans	2,374	5,520
4.02.08	Taxes on Realized Gains on Pension Post-employment Plans	(1,456)	(2,286)
4.03	Comprehensive Income (Loss)	(215,909)	(56,988)

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2019 – BRF S.A.

Parent Company FS / Statement of Cash Flows (Indirect method)

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.19 to 03.31.19	Accumulated Previous Year 01.01.18 to 03.31.18
6.01	Operating Activities from Continued Operations	(2,048,877)	(1,161,865)
6.01.01	Cash from Operations	687,082	606,224
6.01.01.01	Loss of continuing operations	(112,063)	(151,856)
6.01.01.03	Depreciation and Amortization	317,659	189,142
6.01.01.04	Depreciation and Depletion of Biological Assets	177,166	148,276
6.01.01.05	Loss on Disposals of Property, Plant and Equipments	(10,245)	(2,622)
6.01.01.08	Deferred Income Tax	(190,137)	(84,590)
6.01.01.09	Provision for Tax, Civil and Labor Risks	62,798	24,558
6.01.01.10	Financial Results, Net	576,489	515,657
6.01.01.11	Income from Associates and Joint Ventures	(212,368)	(137,373)
6.01.01.12	Provision for Losses in Inventories	38,640	45,985
6.01.01.17	Others	39,143	59,047
6.01.02	Changes in Operating Assets and Liabilities	(2,823,457)	(2,101,486)
6.01.02.01	Trade Accounts Receivable	(1,786,735)	1,502,166
6.01.02.02	Inventories	(118,813)	(70,447)
6.01.02.03	Trade Accounts Payable	(70,695)	(486,929)
6.01.02.05	Supply Chain Finance	(197,691)	(48,219)
6.01.02.06	Payment of Tax, Civil and Labor Risks Provisions	(79,219)	(83,078)
6.01.02.07	Others Operating Assets and Liabilities	(410,175)	(2,865,178)
6.01.02.08	Investment in Securities at FVTPL	(89,046)	-
6.01.02.09	Redemption of Securities at FVTPL	10,766	13,428
6.01.02.13	Payment of Interest	(105,364)	(98,932)
6.01.02.15	Interest on Shareholders' Equity Received	8,247	6,189
6.01.02.16	Biological assets - Current	(16,005)	(8,774)
6.01.02.17	Interest received	31,273	38,288
6.01.03	Other	87,498	333,397
6.01.03.01	Net Cash Provided by Operating Activities from Discontinued Operations	87,498	333,397
6.02	Net Cash provided by (used in) Investing Activities	324,399	(565,244)
6.02.02	Redemptions of Securities at Amortized Cost	89,046	-
6.02.04	Redemptions of Securities at FVTOCI	11,034	-
6.02.05	Redemptions (Investments) in Restricted Cash	110,846	(303,787)
6.02.06	Additions to Property, Plant and Equipment	(71,240)	(133,162)
6.02.07	Receivable from Disposals of Property, Plant and Equipment	372,145	19,775
6.02.09	Additions to Intangible	(23,043)	(5,597)
6.02.10	Additions to Biological Assets - Non-current	(164,260)	(142,178)
6.02.11	Sale (aquisition) of Participation in Joint Ventures and Associated Entities	(129)	(295)
6.03	Net Cash Used in Financing Activities	(201,962)	(29,155)
6.03.01	Proceeds from Debt Issuance	904,600	239,676
6.03.02	Payment of Debt	(987,136)	(248,303)
6.03.11	Lease	(119,426)	(20,528)
6.04	Exchange Rate Variation on Cash and Cash Equivalents	7,221	(2,766)
6.05	Increase (Decrease) in Cash and Cash Equivalents	(1,919,219)	(1,759,030)
6.05.01	At the Beginning of the Period	3,826,698	3,584,701
6.05.02	At the End of the Peiod	1,907,479	1,825,671

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2019 – BRF S.A.

Parent Company FS / Statement of Changes in Shareholders' Equity for the Period from 01/01/2019 to 03/31/2019

(in thousands of Brazilian Reais)

Account Code	Account Description	Paid-in Capital	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity
5.01	Balance at January 1, 2019	12,460,471	58,678	-	(4,279,003)	(1,275,519)	6,964,627
5.02	Previous Year Adjustment	-	-	-	-	-	-
5.03	Opening Balance Adjusted	12,460,471	58,678	-	(4,279,003)	(1,275,519)	6,964,627
5.04	Share-based Payments	-	13,065	-	-	-	13,065
5.04.03	Options Granted	-	13,043	-	-	-	13,043
5.04.05	Treasury Shares Sold	-	22	-	-	-	22
5.05	Total Comprehensive Loss	-	-	-	(1,000,935)	785,026	(215,909)
5.05.01	Loss for the Period	-	-	-	(1,000,935)	-	(1,000,935)
5.05.02	Other Comprehensive Loss	-	-	-	-	785,026	785,026
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	20,673	20,673
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(6,434)	(6,434)
5.05.02.06	Unrealized Losses on Marketable Securities at FVTOCI	-	-	-	-	85,470	85,470
5.05.02.07	Tax on Unrealized Losses on Marketable Securities at FVTOCI	-	-	-	-	(24,061)	(24,061)
5.05.02.08	Actuarial Gains on Pension and Post-employment Plans	-	-	-	-	918	918
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	708,460	708,460
5.07	Balance at March 31, 2019	12,460,471	71,743	-	(5,279,938)	(490,493)	6,761,783

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2019 – BRF S.A.

Parent Company FS / Statement of Changes in Shareholders’ Equity for the Period from 01/01/2018 to 03/31/2018

(in thousands of Brazilian Reais)

Account Code	Account Description	Paid-in Capital	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity
5.01	Balance at January 1, 2018	12,460,471	43,614	101,367	-	(1,405,241)	11,200,211
5.02	Ajustes de Exercícios Anteriores	-	-	-	(15,696)	-	(15,696)
5.02.01	Adoption of IFRS 9	-	-	-	(15,696)	-	(15,696)
5.03	Opening Balance Adjusted	12,460,471	43,614	101,367	(15,696)	(1,405,241)	11,184,515
5.04	Share-based Payments	-	(470)	-	-	-	(470)
5.04.03	Options Granted	-	(470)	-	-	-	(470)
5.05	Total Comprehensive Loss	-	-	-	(73,661)	16,673	(56,988)
5.05.01	Loss for the Period	-	-	-	(73,661)	-	(73,661)
5.05.02	Other Comprehensive Loss	-	-	-	-	16,673	16,673
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	119,985	119,985
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(39,509)	(39,509)
5.05.02.06	Unrealized Losses on Marketable Securities at FVTOCI	-	-	-	-	(92,771)	(92,771)
5.05.02.07	Tax on Unrealized Losses on Marketable Securities at FVTOCI					30,120	30,120
5.05.02.08	Actuarial gains on pension and post-employment plans	-	-	-	-	3,234	3,234
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(4,386)	(4,386)
5.07	Balance at March 31, 2018	12,460,471	43,144	101,367	(89,357)	(1,388,568)	11,127,057

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2019 – BRF S.A.

Parent Company FS / Statement of Added Value

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.19 to 03.31.19	Accumulated Previous Year 01.01.18 to 03.31.18
7.01	Revenues	7,185,354	6,723,544
7.01.01	Sales of Goods, Products and Services	7,155,673	6,628,935
7.01.02	Other Income	(37,436)	(25,665)
7.01.03	Revenue Related to Construction of Own Assets	71,134	126,369
7.01.04	Allowance for Doubtful Accounts	(4,017)	(6,095)
7.02	Raw Material Acquired from Third Parties	(4,632,990)	(4,548,127)
7.02.01	Costs of Products and Goods Sold	(3,992,809)	(3,993,258)
7.02.02	Materials, Energy, Third Parties Services and Other	(675,531)	(587,179)
7.02.03	Reversal (Provision) for Inventories Losses	35,350	32,310
7.03	Gross Added Value	2,552,364	2,175,417
7.04	Retentions	(494,825)	(337,418)
7.04.01	Depreciation, Amortization and Exhaustion	(494,825)	(337,418)
7.05	Net Added Value	2,057,539	1,837,999
7.06	Received from Third Parties	299,213	328,756
7.06.01	Income from Associates and Joint Ventures	212,368	137,373
7.06.02	Financial Income	87,091	190,845
7.06.03	Other	(246)	538
7.07	Added Value to be Distributed	2,356,752	2,166,755
7.08	Distribution of Added Value	2,356,752	2,166,755
7.08.01	Payroll	1,124,339	841,658
7.08.01.01	Salaries	834,417	602,321
7.08.01.02	Benefits	233,443	189,850
7.08.01.03	Government Severance Indemnity Fund for Employees Guarantee Fund for Length of Service - FGTS	56,479	49,487
7.08.02	Taxes, Fees and Contributions	645,227	717,692
7.08.02.01	Federal	173,364	260,483
7.08.02.02	State	461,379	448,819
7.08.02.03	Municipal	10,484	8,390
7.08.03	Capital Remuneration from Third Parties	699,249	759,261
7.08.03.01	Interests	668,882	711,051
7.08.03.02	Rents	30,367	48,210
7.08.04	Interest on Own Capital	(112,063)	(151,856)
7.08.04.03	Loss of the Period	(112,063)	(151,856)

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2019 – BRF S.A.

Consolidated FS / Statement of financial position - Assets

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 03.31.19	Previous Year 12.31.18
1	Total Assets	42,888,359	42,382,377
1.01	Current Assets	17,561,690	19,030,900
1.01.01	Cash and Cash Equivalents	4,494,913	4,869,562
1.01.02	Marketable Securities	588,961	507,035
1.01.02.01	Measured at Fair Value through Profit and Loss	398,209	320,011
1.01.02.01.01	Held for Trading	381,149	295,699
1.01.02.01.03	Measured at Fair Value through Profit and Loss	17,060	24,312
1.01.02.02	Financial Instruments Evaluted at Fair Value through Other Comprehensive Income	190,752	187,024
1.01.02.02.01	Evaluated at Amortized Cost	190,752	187,024
1.01.03	Trade Accounts Receivable	2,519,063	2,720,041
1.01.03.01	Trade Accounts Receivable	2,406,148	2,604,928
1.01.03.02	Other Receivables	112,915	115,113
1.01.04	Inventories	4,057,453	3,877,294
1.01.05	Biological Assets	1,538,434	1,513,133
1.01.06	Recoverable Taxes	1,169,823	1,066,872
1.01.06.01	Current Recoverable Taxes	1,169,823	1,066,872
1.01.06.01.01	Income and social contribution tax (IR/CS)	478,627	506,483
1.01.06.01.03	Recoverable Taxes	714,497	583,551
1.01.06.01.04	Provision for losses	(23,301)	(23,162)
1.01.08	Other Current Assets	3,193,043	4,476,963
1.01.08.02	Assets of Discontinued Operations	1,971,782	3,326,305
1.01.08.02.01	Assets Held for Sale	161,484	169,798
1.01.08.02.02	Assets of Discontinued Operations	1,810,298	3,156,507
1.01.08.03	Other	1,221,261	1,150,658
1.01.08.03.01	Interest on Shareholders' Equity Receivable	3,152	7,304
1.01.08.03.02	Derivative Financial Instruments	138,156	182,339
1.01.08.03.06	Restricted Cash	374,663	277,321
1.01.08.03.10	Other	705,290	683,694
1.02	Non-current Assets	25,326,669	23,351,477
1.02.01	Non-current Assets	7,494,278	7,549,076
1.02.01.01	Financial Instruments Evaluated at Fair Value through Profit and Loss	232,045	146,254
1.02.01.01.01	Held for Trading	15,450	14,699
1.02.01.01.02	Available for Sale	216,595	131,555
1.02.01.02	Financial Instruments Evaluted at Fair Value through Other Comprehensive Income	59,072	144,371
1.02.01.02.01	Available for Sale	59,072	144,371
1.02.01.03	Trade Accounts Receivable	90,224	96,922
1.02.01.03.01	Trade Accounts Receivable	7,250	7,963
1.02.01.03.02	Other Receivables	82,974	88,959
1.02.01.05	Biological Assets	1,056,024	1,061,314
1.02.01.06	Deferred Taxes	1,816,701	1,519,652
1.02.01.06.01	Deferred Income Tax and Social Contribution	1,816,701	1,519,652
1.02.01.09	Other Non-current Assets	4,240,212	4,580,563
1.02.01.09.03	Judicial Deposits	677,145	669,098
1.02.01.09.04	Income and social contribution tax (IR/CS)	16,940	16,275
1.02.01.09.05	Provision for losses from Income and social contribution tax (IR/CS)	(9,029)	(9,029)
1.02.01.09.06	Recoverable Taxes	3,133,716	3,295,310
1.02.01.09.07	Provision for losses	(146,721)	(152,763)
1.02.01.09.09	Restricted Cash	390,046	584,300
1.02.01.09.10	Other	178,115	177,372
1.02.02	Investments	77,613	86,005
1.02.02.01	Investments	70,619	78,719
1.02.02.01.01	Equity in Associates	70,028	77,605
1.02.02.01.04	Other	591	1,114
1.02.02.02	Investments Property	6,994	7,286
1.02.02.02.01	Investments Property	6,994	7,286
1.02.03	Property, Plant and Equipment, Net	12,727,224	10,696,998
1.02.03.01	Property, Plant and Equipment in Operation	9,959,997	10,080,724
1.02.03.02	Right of Use in Progress	2,402,029	206,578
1.02.03.03	Property, Plant and Equipment in Progress	365,198	409,696
1.02.04	Intangible	5,027,554	5,019,398
1.02.04.01	Intangible	5,027,554	5,019,398
1.02.04.01.02	Software	222,213	205,148
1.02.04.01.03	Trademarks	1,325,337	1,336,162
1.02.04.01.04	Goodwill	2,689,476	2,694,965
1.02.04.01.05	Software Leased	43,963	10,938
1.02.04.01.08	Other	746,565	772,185

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2019 – BRF S.A.

Consolidated FS / Statement of financial position - Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 03.31.19	Previous Year 12.31.18
2	Total Liabilities	42,888,359	42,382,377
2.01	Current Liabilities	14,522,738	14,488,640
2.01.01	Social and Labor Obligations	229,135	248,567
2.01.01.01	Social Obligations	90,496	100,586
2.01.01.02	Labor Obligations	138,639	147,981
2.01.02	Trade Accounts Payable	6,748,132	6,438,217
2.01.02.01	Domestic Suppliers	5,446,327	5,188,331
2.01.02.01.01	Domestic Suppliers	4,454,718	4,397,284
2.01.02.01.02	Supply Chain Finance	532,368	715,335
2.01.02.01.03	Leasing Liability	459,241	75,712
2.01.02.02	Foreign Suppliers	1,301,805	1,249,886
2.01.02.02.01	Foreign Suppliers	1,059,004	1,079,438
2.01.02.02.02	Supply Chain Finance	155,724	170,448
2.01.02.02.03	Leasing Liability	87,077	-
2.01.03	Tax Obligations	344,049	402,971
2.01.03.01	Federal Tax Obligations	138,098	146,893
2.01.03.01.01	Income and Social Contribution Payable	89,346	74,392
2.01.03.01.02	Other Federal	48,752	72,501
2.01.03.02	State Tax Obligations	203,064	253,093
2.01.03.03	Municipal Tax Obligations	2,887	2,985
2.01.04	Short Term Debts	5,071,402	4,547,389
2.01.04.01	Short Term Debts	5,071,402	4,547,389
2.01.04.01.01	Local Currency	3,893,500	3,077,080
2.01.04.01.02	Foreign Currency	1,177,902	1,470,309
2.01.05	Other Obligations	762,182	823,206
2.01.05.02	Other	762,182	823,206
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	537	6,247
2.01.05.02.04	Derivative Financial Instruments	155,074	235,035
2.01.05.02.05	Management and Employees Profit Sharing	42,522	63,653
2.01.05.02.08	Other Obligations	564,049	518,271
2.01.06	Provisions	958,593	896,761
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	505,494	495,584
2.01.06.01.01	Tax Risk Provisions	98,035	88,884
2.01.06.01.02	Social Security and Labor Risk Provisions	328,645	308,845
2.01.06.01.04	Civil Risk Provisions	78,814	97,855
2.01.06.02	Other Provisons	453,099	401,177
2.01.06.02.04	Vacations & Christmas Bonuses Provisions	358,350	306,449
2.01.06.02.05	Employee Benefits Provisions	94,749	94,728
2.01.07	Liabilities of Discontinued Operations	409,245	1,131,529
2.01.07.01	Liabilities of Discontinued Operations	409,245	1,131,529
2.02	Non-current Liabilities	21,066,462	20,361,960
2.02.01	Long-term Debt	16,549,042	17,618,055
2.02.01.01	Long-term Debt	16,549,042	17,618,055
2.02.01.01.01	Local Currency	6,778,820	7,550,060
2.02.01.01.02	Foreign Currency	9,770,222	10,067,995
2.02.02	Other Obligations	3,200,628	1,450,041
2.02.02.02	Other	3,200,628	1,450,041
2.02.02.02.06	Suppliers	10,961	12,803
2.02.02.02.07	Leasing Liability	1,955,352	167,041
2.02.02.02.08	Other Obligations	1,234,315	1,270,197
2.02.03	Deferred Taxes	92,515	65,774
2.02.03.01	Deferred Income Tax and Social Contribution	92,515	65,774

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2019 – BRF S.A.

Consolidated FS / Statement of financial position - Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 03.31.19	Previous Year 12.31.18
2.02.04	Provisions	1,224,277	1,228,090
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	833,733	854,667
2.02.04.01.01	Provisions for Tax Contingencies	138,912	141,265
2.02.04.01.02	Social Security and Labor Risk Provisions	132,346	159,668
2.02.04.01.04	Provisions for Civil Contingencies	207,674	184,103
2.02.04.01.05	Contingent Liabilities	354,801	369,631
2.02.04.02	Other Provisons	390,544	373,423
2.02.04.02.04	Employee Benefits Plans	390,544	373,423
2.03	Shareholders' Equity	7,299,159	7,531,777
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.01.01	Paid-in Capital	12,553,418	12,553,418
2.03.01.02	Cost of Shares Issuance	(92,947)	(92,947)
2.03.02	Capital Reserves	71,743	58,678
2.03.02.01	Goodwill on the Shares Issuance	166,192	166,192
2.03.02.04	Granted Options	275,349	262,306
2.03.02.05	Treasury Shares	(56,654)	(56,676)
2.03.02.07	Gain on Disposal of Shares	(73,094)	(73,094)
2.03.02.08	Goodwill on Acquisition of Non-Controlling Interests	(40,534)	(40,534)
2.03.02.09	Acquisition of Non-Controlling Interests	(199,296)	(199,296)
2.03.02.10	Gain/Loss on Change of Controlling Entities	(220)	(220)
2.03.05	Accumulated Earnings (Losses)	(5,279,938)	(4,279,003)
2.03.08	Other Comprehensive Loss	(490,493)	(1,275,519)
2.03.08.01	Derivative Financial Intruments	(381,926)	(396,165)
2.03.08.02	Financial Instruments (Fair Value through Other Comprehensive Income)	(37,042)	(98,451)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	(44,355)	(752,815)
2.03.08.04	Actuarial Gain (Losses)	(27,170)	(28,088)
2.03.09	Non-controlling Interest	537,376	567,150

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2019 – BRF S.A.

Consolidated FS / Statement of Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.19 to 03.31.19	Accumulated Previous Year 01.01.18 to 03.31.18
3.01	Net Sales	7,359,250	7,030,698
3.02	Cost of Goods Sold	(5,842,180)	(5,651,967)
3.03	Gross Profit	1,517,070	1,378,731
3.04	Operating (Expenses) Income	(1,358,872)	(1,119,461)
3.04.01	Selling	(1,135,295)	(1,013,637)
3.04.02	General and Administrative	(141,229)	(108,785)
3.04.03	Impairment Loss on Trade and Other Receivables	(5,507)	(14,337)
3.04.04	Other Operating Income	35,461	83,601
3.04.05	Other Operating Expenses	(112,137)	(71,819)
3.04.06	Income from Associates and Joint Ventures	(165)	5,516
3.05	Income Before Financial and Tax Results	158,198	259,270
3.06	Financial Results	(448,265)	(486,419)
3.06.01	Financial Income	299,601	464,178
3.06.02	Financial Expenses	(747,866)	(950,597)
3.07	Loss Before Taxes	(290,067)	(227,149)
3.08	Income and Social Contribution	176,789	94,293
3.08.01	Current	(24,100)	(21,636)
3.08.02	Deferred	200,889	115,929
3.09	Loss from Continued Operations	(113,278)	(132,856)
3.10	Net Income from Discontinued Operations	(899,053)	70,673
3.10.01	Net Income/Loss of Discontinued Operations, Net	(899,053)	70,673
3.11	Loss	(1,012,331)	(62,183)
3.11.01	Attributable to: Controlling Shareholders	(1,000,935)	(73,661)
3.11.02	Attributable to: Non-controlling Interest	(11,396)	11,478
3.99	Earnings per Share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic		-
3.99.01.01	ON	(1.23357)	(0.09081)
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	(1.23357)	(0.09081)

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2019 – BRF S.A.

Consolidated FS / Statement of Comprehensive Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.19 to 03.31.19	Accumulated Previous Year 01.01.18 to 03.31.18
4.01	Loss	(1,012,331)	(62,183)
4.02	Other Comprehensive Income	774,696	29,253
4.02.01	Gains (Losses) in Foreign Currency Translation Adjustments	698,465	8,194
4.02.03	Losses on Marketable Securities at FVTOCI	85,470	(92,771)
4.02.04	Taxes on Unrealized Losses on Marketable Securities at FVTOCI	(24,061)	30,120
4.02.05	Unrealized Gains on Cash Flow Hedge	20,673	119,985
4.02.06	Taxes on Unrealized Gains on Cash Flow Hedge	(6,434)	(39,509)
4.02.07	Actuarial Gains on Pension and Post-employment Plans	1,955	5,520
4.02.08	Taxes on Realized Gains on Pension Post-employment Plans	(1,372)	(2,286)
4.03	Comprehensive Income (Loss)	(237,635)	(32,930)
4.03.01	Attributable to: BRF Shareholders	(215,909)	(56,988)
4.03.02	Attributable to: Non-controlling Interests	(21,726)	24,058

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2019 – BRF S.A.

Consolidated FS / Statement of Cash Flow (Indirect method)

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.19 to 03.31.19	Accumulated Previous Year 01.01.18 to 03.31.18
6.01	Operating Activities from Continued Operations	12,302	184,377
6.01.01	Cash from Operations	833,465	794,887
6.01.01.01	Loss of continuing operations	(113,278)	(132,856)
6.01.01.03	Depreciation and Amortization	371,628	224,927
6.01.01.04	Depreciation and Depletion of Biological Assets	192,990	191,912
6.01.01.05	Loss on Disposals of Property, Plant and Equipments	(9,120)	(2,483)
6.01.01.08	Deferred Income Tax	(200,889)	(115,929)
6.01.01.09	Provision for Tax, Civil and Labor Risks	63,408	32,483
6.01.01.10	Financial Results, Net	448,265	486,419
6.01.01.11	Income from Associates and Joint Ventures	165	(5,516)
6.01.01.12	Provision for Losses in Inventories	36,183	57,377
6.01.01.17	Others	44,113	58,553
6.01.02	Changes in Operating Assets and Liabilities	(736,134)	(337,489)
6.01.02.01	Trade Accounts Receivable	340,048	159,444
6.01.02.02	Inventories	(169,695)	(117,735)
6.01.02.03	Trade Accounts Payable	(121,231)	(500,601)
6.01.02.05	Supply Chain Finance	(197,663)	(51,255)
6.01.02.06	Payment of Tax, Civil and Labor Risks Provisions	(79,218)	(89,597)
6.01.02.07	Others Operating Assets and Liabilities	(281,125)	347,227
6.01.02.11	Investment of Measured at FVPL	(90,161)	-
6.01.02.12	Redemption of Measured at FVPL	11,144	13,428
6.01.02.13	Payment of Interest	(168,351)	(160,314)
6.01.02.14	Payment of Income Tax and Social Contribution	(39)	(198)
6.01.02.15	Interest on Shareholders' Equity Received	12,399	3,330
6.01.02.16	Biological assets - Current	(28,645)	16,074
6.01.02.17	Interest received	36,403	42,708
6.01.03	Other	(85,029)	(273,021)
6.01.03.01	Net Cash used in Operating Activities from Discontinued Operations	(85,029)	(273,021)
6.02	Net Cash Provided by (used in) Investing Activities	351,181	(754,559)
6.02.01	Investments in Securities at Amortized Cost	(8,769)	(35,476)
6.02.02	Redemptions of Securities at Amortized Cost	89,046	-
6.02.04	Redemptions of Securities at FVTOCI	11,034	-
6.02.05	Redemptions (Investments) in Restricted Cash	111,291	(304,696)
6.02.06	Additions to Property, Plant and Equipment	(75,371)	(163,566)
6.02.07	Receivable from Disposals of Property, Plant and Equipment	390,267	19,775
6.02.09	Additions to Intangible	(23,072)	(5,628)
6.02.10	Additions to Biological Assets - Non-current	(188,351)	(247,406)
6.02.11	Sale (aquisition) of Participation in Joint Ventures and Associated Entities	(129)	(295)
6.02.16	Net Cash Provided (used in) Investing Activities from Discontinued Operations	45,235	(17,267)
6.03	Net Cash used in Financing Activities	(820,228)	55,746
6.03.01	Proceeds from Debt Issuance	1,020,014	279,076
6.03.02	Payment of Debt	(1,706,533)	(335,149)
6.03.10	Net cash provided (used in) by financing activities from discontinued operations	1,567	133,248
6.03.11	Lease	(135,276)	(21,429)
6.04	Exchange Rate Variation on Cash and Cash Equivalents	43,869	19,306
6.05	Increase (Decrease) in Cash and Cash Equivalents	(412,876)	(495,130)
6.05.01	At the Beginning of the Period	5,036,011	6,010,829
6.05.02	At the End of the Period	4,623,135	5,515,699

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2019 – BRF S.A.

Consolidated FS / Statement of Changes in Shareholders’ Equity for the period from 01/01/2019 to 03/31/2019

(in thousands of Brazilian Reais)

Account Code	Account Description	Paid-in Capital	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity	Non-Controlling Interests	Total Shareholders' Equity
5.01	Balance at January 1, 2019	12,460,471	58,678	-	(4,279,003)	(1,275,519)	6,964,627	567,150	7,531,777
5.02	Previous Year Adjustment	-	-	-	-	-	-	-	-
5.03	Opening Balance Adjusted	12,460,471	58,678	-	(4,279,003)	(1,275,519)	6,964,627	567,150	7,531,777
5.04	Share-based Payments	-	13,065	-	-	-	13,065	(8,048)	5,017
5.04.03	Options Granted	-	13,043	-	-	-	13,043	-	13,043
5.04.05	Treasury Shares Sold	-	22	-	-	-	22	-	22
5.04.06	Dividends						-	(1,552)	(1,552)
5.04.13	Non-Controlling Interests	-	-	-	-	-	-	(6,496)	(6,496)
5.05	Total Comprehensive Loss	-	-	-	(1,000,935)	785,026	(215,909)	(21,726)	(237,635)
5.05.01	Loss for the Period	-	-	-	(1,000,935)	-	(1,000,935)	(11,396)	(1,012,331)
5.05.02	Other Comprehensive Loss	-	-	-	-	785,026	785,026	(10,330)	774,696
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	20,673	20,673	-	20,673
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(6,434)	(6,434)	-	(6,434)
5.05.02.06	Unrealized Losses on Marketable Securities at FVTOCI	-	-	-	-	85,470	85,470	-	85,470
5.05.02.07	Tax on Unrealized Gains on Marketable Securities at FVTOCI	-	-	-	-	(24,061)	(24,061)	-	(24,061)
5.05.02.08	Actuarial Gains on Pension and Post-employment Plans	-	-	-	-	918	918	(335)	583
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	708,460	708,460	(9,995)	698,465
5.07	Balance at March 31, 2019	12,460,471	71,743	-	(5,279,938)	(490,493)	6,761,783	537,376	7,299,159

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2019 – BRF S.A.

Consolidated FS / Statement of Changes in Shareholders' Equity for the Period from 01/01/2018 to 03/31/2018

(in thousands of Brazilian Reais)

Account Code	Account Description	Paid-in Capital	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity	Non-Controlling Interests	Total Shareholders' Equity
5.01	Balance at January 1, 2018	12,460,471	43,614	101,367	-	(1,405,241)	11,200,211	512,571	11,712,782
5.02	Previous Year Adjustment	-	-	-	(15,696)	-	(15,696)	-	(15,696)
5.02.01	Adoption of IFRS 9	-	-	-	(15,696)	-	(15,696)	-	(15,696)
5.03	Opening Balance Adjusted	12,460,471	43,614	101,367	(15,696)	(1,405,241)	11,184,515	512,571	11,697,086
5.04	Share-based Payments	-	(470)	-	-	-	(470)	-	(470)
5.04.03	Options Granted	-	(470)	-	-	-	(470)	-	(470)
5.05	Total Comprehensive Loss	-	-	-	(73,661)	16,673	(56,988)	24,058	(32,930)
5.05.01	Loss for the Period	-	-	-	(73,661)	-	(73,661)	11,478	(62,183)
5.05.02	Other Comprehensive Loss	-	-	-	-	16,673	16,673	12,580	29,253
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	119,985	119,985	-	119,985
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(39,509)	(39,509)	-	(39,509)
5.05.02.06	Unrealized Losses on Marketable Securities at FVTOCI	-	-	-	-	(92,771)	(92,771)	-	(92,771)
5.05.02.07	Tax on Unrealized Gains on Marketable Securities at FVTOCI	-	-	-	-	30,120	30,120	-	30,120
5.05.02.08	Actuarial gains on pension and post-employment plans	-	-	-	-	3,234	3,234	-	3,234
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(4,386)	(4,386)	12,580	8,194
5.07	Balance at March 31, 2018	12,460,471	43,144	101,367	(89,357)	(1,388,568)	11,127,057	536,629	11,663,686

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2019 – BRF S.A.

Consolidated FS / Statement of Added Value

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.19 to 03.31.19	Accumulated Previous Year 01.01.18 to 03.31.18
7.01	Revenues	8,226,844	7,914,764
7.01.01	Sales of Goods, Products and Services	8,177,232	7,805,937
7.01.02	Other Income	(19,032)	(26,063)
7.01.03	Revenue Related to Construction of Own Assets	71,715	158,611
7.01.04	(Provision) Reversal for Doubtful Accounts Reversal	(3,071)	(23,721)
7.02	Raw Material Acquired from Third Parties	(5,295,432)	(5,153,847)
7.02.01	Costs of Products and Goods Sold	(4,517,989)	(4,410,001)
7.02.02	Materials, Energy, Third Parties Services and Other	(820,114)	(791,195)
7.02.03	Recovery (Loss) of Assets Values	42,671	47,349
7.03	Gross Added Value	2,931,412	2,760,917
7.04	Retentions	(564,618)	(416,839)
7.04.01	Depreciation, Amortization and Exhaustion	(564,618)	(416,839)
7.05	Net Added Value	2,366,794	2,344,078
7.06	Received from Third Parties	299,403	470,019
7.06.01	Equity Pick-Up	(165)	5,516
7.06.02	Financial Income	299,601	464,178
7.06.03	Other	(33)	325
7.07	Added Value to be Distributed	2,666,197	2,814,097
7.08	Distribution of Added Value	2,666,197	2,814,097
7.08.01	Payroll	1,230,384	1,135,304
7.08.01.01	Salaries	921,953	846,274
7.08.01.02	Benefits	248,635	229,928
7.08.01.03	Government Severance Indemnity Fund for Employees Guarantee Fund for Length of Service - FGTS	59,796	59,102
7.08.02	Taxes, Fees and Contributions	744,752	780,304
7.08.02.01	Federal	271,798	333,060
7.08.02.02	State	461,444	437,298
7.08.02.03	Municipal	11,510	9,946
7.08.03	Capital Remuneration from Third Parties	804,339	1,031,345
7.08.03.01	Interests	756,482	955,147
7.08.03.02	Rents	47,857	76,198
7.08.04	Interest on Own Capital	(113,278)	(132,856)
7.08.04.03	Retained Losses	(112,063)	(151,856)
7.08.04.04	Non-controlling interest	(1,215)	19,000

See accompanying notes to the consolidated financial statements.

Management Report on the Results of the 1Q19

The main projects in 1Q19 include:

- **Market Demand:**

  (i) Projects to manufacture industrialized products to meet the demand of the domestic market.
  (ii) Increase the production of *in natura* items to meet the demand of the foreign market.

- **Efficiency:**

  (i) Projects to implement the concepts of the 4.0 Industry in chicken slaughter units; and
  (ii) Energy efficiency projects for producing units.

- **Support/IT:**

  (i) Projects to reposition industrial assets;
  (ii) Improvement in working conditions of employees in the production processes; and
  (iii) Updates in the technological systems.

- **Support/Quality:**

  (i) Projects to improve control and quality processes in meat packing units, factories, and farms.

18

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.               COMPANY’S OPERATIONS

BRF S.A. (“BRF”) and its subsidiaries (collectively the “Company”) is a multinational Brazilian Company, which owns a comprehensive and diverse portfolio of products and it is one of the world’s largest producers of foods. With a focus on raising, producing and slaughtering of poultry and pork for processing, production and sale of fresh meat, processed products, pasta, frozen vegetables and soybean by-products, among which the following are highlighted:

•             Whole chicken and frozen cuts of chicken, turkey and pork;

•             Ham products, bologna, sausages, frankfurters and other smoked products;

•             Hamburgers, breaded meat products and meatballs;

•             Lasagnas, pizzas, cheese breads, pies and frozen vegetables;

•             Margarine; and

•             Soy meal and refined soy flour, as well as animal feed.

BRF is a public company, listed on the Novo Mercado of B3 (“Brasil, Bolsa, Balcão”), under the ticker BRFS3, and listed on the New York Stock Exchange (“NYSE”), under the ticker BRFS. Its headquarters are located at 475 Jorge Tzachel street, in the City of Itajaí, State of Santa Catarina.

The portfolio strategy is focused on creating new, convenient, practical and healthy products for the consumers based on their needs. A strong innovation process is in place generating high value-added products, what differentiates BRF from its competitors and strengthens its brands.

The Company operates a vertically integrated production process and a vast distribution network, which enables the products to reach supermarkets, retail stores, wholesalers, restaurants and other institutional customers in the five continents. In addition, our productive facilities are strategically located near the raw material suppliers or the main consumption centers.

In continuity with the operational and financial restructuring of the Company, in the period ended March 31, 2019, there was a change in the management structure. The Company's activities were reorganized into three reportable segments: Brazil, International and Other segments (note 5). Thus, the numbers of 2018 were restated.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.1. Equity interest

					Accounting method	% equity interest
Entity		Main activity	Country	Participation		03.31.19	12.31.18

BRF Energia S.A.		Commercialization of eletric energy	Brazil	Direct	Consolidated	100.00%	100.00%
BRF GmbH		Holding	Austria	Direct	Consolidated	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	Consolidated	99.90%	99.90%
BRF France SARL		Marketing and logistics services	France	Indirect	Consolidated	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	Consolidated	99.00%	99.00%
BRF Global Company South Africa Proprietary Ltd.		Import and commercialization of products	South Africa	Indirect	Consolidated	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	Consolidated	1.00%	1.00%
BRF Global GmbH	(b)	Holding and trading	Austria	Indirect	Consolidated	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	Consolidated	0.10%	0.10%
Qualy 5201 B.V.	(b)	Import, commercialization of products and holding	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Xamol Consultores Serviços Ltda.		Import and commercialization of products	Portugal	Indirect	Consolidated	100.00%	100.00%
BRF Japan KK		Marketing and logistics services	Japan	Indirect	Consolidated	100.00%	100.00%
BRF Korea LLC		Marketing and logistics services	Korea	Indirect	Consolidated	100.00%	100.00%
BRF Shanghai Management Consulting Co. Ltd.		Advisory and related services	China	Indirect	Consolidated	100.00%	100.00%
BRF Shanghai Trading Co. Ltd.		Commercialization and distribution of products	China	Indirect	Consolidated	100.00%	100.00%
BRF Singapore PTE Ltd.		Marketing and logistics services	Singapore	Indirect	Consolidated	100.00%	100.00%
BRF Germany GmbH		Import and commercialization of products	Germany	Indirect	Consolidated	100.00%	100.00%
BRF Holland B.V.		Import and commercialization of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Campo Austral S.A.	(f)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	-	2.66%
Eclipse Holding Cöoperatief U.A.	(e)	Holding	The Netherlands	Indirect	Consolidated	-	0.01%
BRF B.V.		Industrialization, import and commercialization of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
ProudFood Lda		Import and commercialization of products	Angola	Indirect	Consolidated	10.00%	10.00%
BRF Hungary LLC		Import and commercialization of products	Hungary	Indirect	Consolidated	100.00%	100.00%
BRF Iberia Alimentos SL		Import and commercialization of products	Spain	Indirect	Consolidated	100.00%	100.00%
BRF Invicta Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	69.16%	69.16%
Invicta Food Products Ltd.		Import and commercialization of products	England	Indirect	Consolidated	100.00%	100.00%
BRF Wrexham Ltd.		Industrialization, import and commercialization of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Food Group Ltd.	(b)	Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Foods Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Foodservice Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Universal Meats (UK) Ltd.	(b)	Import, Industrialization, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
BRF Italia SPA		Import and commercialization of products	Italy	Indirect	Consolidated	67.00%	67.00%
Compañía Paraguaya Comercial S.A.	(a)	Import and commercialization of products	Paraguay	Indirect	Consolidated	99.00%	99.00%
Campo Austral S.A.	(i)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	-	50.48%
Itega S.A.	(h)	Holding	Argentina	Indirect	Consolidated	-	96.00%
Eclipse Holding Cöoperatief U.A.		Holding	The Netherlands	Indirect	Consolidated	99.99%	99.99%
Buenos Aires Fortune S.A.		Holding	Argentina	Indirect	Consolidated	5.00%	5.00%
Campo Austral S.A.	(f) (i)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	-	8.44%
Eclipse Latam Holdings		Holding	Spain	Indirect	Consolidated	100.00%	100.00%
Buenos Aires Fortune S.A.		Holding	Argentina	Indirect	Consolidated	95.00%	95.00%
Campo Austral S.A.	(i)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	-	6.53%
Campo Austral S.A.	(i)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	-	31.89%
Itega S.A.	(h)	Holding	Argentina	Indirect	Consolidated	-	4.00%
Golden Foods Poultry Limited		Holding	Thailand	Indirect	Consolidated	48.52%	48.52%
Golden Poultry Siam Limited		Holding	Thailand	Indirect	Consolidated	51.84%	51.84%
Golden Poultry Siam Limited		Holding	Thailand	Indirect	Consolidated	48.16%	48.16%
BRF Thailand Limited		Import, Industrialization, commercialization and distribution of products	Thailand	Indirect	Consolidated	100.00%	100.00%
BRF Feed Thailand Limited		Import, Industrialization, commercialization and distribution of products	Thailand	Indirect	Consolidated	100.00%	100.00%
Golden Foods Sales (Europe) Limited		Holding and trading	England	Indirect	Consolidated	100.00%	100.00%
Golden Quality Foods Europe BV		Import, commercialization and distribution of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Golden Quality Foods Netherlands BV		Import, commercialization and distribution of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Golden Foods Siam Europe Limited	(b)	Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Golden Quality Poultry (UK) Ltd		Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Perdigão Europe Lda.		Import and export of products	Portugal	Indirect	Consolidated	100.00%	100.00%
Perdigão International Ltd.		Import and export of products	Cayman Island	Indirect	Consolidated	100.00%	100.00%
BFF International Ltd.		Financial fundraising	Cayman Island	Indirect	Consolidated	100.00%	100.00%
Highline International	(a)	Financial fundraising	Cayman Island	Indirect	Consolidated	100.00%	100.00%
Sadia Overseas Ltd.		Financial fundraising	Cayman Island	Indirect	Consolidated	98.00%	98.00%
ProudFood Lda		Import and commercialization of products	Angola	Indirect	Consolidated	90.00%	90.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	Consolidated	40.00%	40.00%
SATS BRF Food PTE Ltd.		Import, industrialization, commercialization and distribution of products	Singapore	Joint venture	Equity pick-up	49.00%	49.00%
BRF Global Namíbia	(a)	Import and commercialization of products	Namibia	Indirect	Consolidated	100.00%	100.00%
Wellax Food Logistics C.P.A.S.U. Lda.		Import and commercialization of products	Portugal	Indirect	Consolidated	100.00%	100.00%
BRF Luxembourg Sarl		Holding	Luxemburgo	Direct	Consolidated	100.00%	100.00%
BRF Austria GmbH		Holding	Austria	Indirect	Consolidated	100.00%	100.00%
One Foods Holdings Ltd		Holding	United Arab Emirates	Indirect	Consolidated	100.00%	100.00%
Al-Wafi Food Products Factory LLC		Industrialization and commercialization of products	United Arab Emirates	Indirect	Consolidated	49.00%	49.00%
Badi Ltd.		Holding	United Arab Emirates	Indirect	Consolidated	100.00%	100.00%
Al-Wafi Al-Takamol International for Foods Products		Import and commercialization of products	Saudi Arabia	Indirect	Consolidated	75.00%	75.00%
BRF Al Yasra Food K.S.C.C. ("BRF AFC")		Import, commercialization and distribution of products	Kuwait	Indirect	Consolidated	49.00%	49.00%
BRF Foods GmbH		Industrialization, import and commercialization of products	Austria	Indirect	Consolidated	100.00%	100.00%
Al Khan Foodstuff LLC ("AKF")		Import, commercialization and distribution of products	Oman	Indirect	Consolidated	70.00%	70.00%
FFM Further Processing Sdn. Bhd.		Industrialization, import and commercialization of products	Malaysia	Indirect	Consolidated	70.00%	70.00%
FFQ GmbH		Industrialization, import and commercialization of products	Austria	Indirect	Consolidated	100.00%	100.00%
TBQ Foods GmbH		Holding	Austria	Indirect	Consolidated	60.00%	60.00%
Banvit Bandirma Vitaminli		Industrialization and commercialization of products	Turkey	Indirect	Consolidated	91.71%	91.71%
Banvit Enerji ve Elektrik Üretim Ltd. Sti.		Commercialization of eletric energy	Turkey	Indirect	Consolidated	100.00%	100.00%
Banvit Foods SRL		Industrialization of grains and animal feed	Romania	Indirect	Consolidated	0.01%	0.01%
Nutrinvestments BV		Holding	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Banvit ME FZE		Marketing and logistics services	United Arab Emirates	Indirect	Consolidated	100.00%	100.00%
Banvit Foods SRL		Industrialization of grains and animal feed	Romania	Indirect	Consolidated	99.99%	99.99%
One Foods Malaysia SDN. BHD.		Marketing and logistics services	Malaysia	Indireta	Consolidated	100.00%	100.00%
Federal Foods LLC		Import, commercialization and distribution of products	United Arab Emirates	Indirect	Consolidated	49.00%	49.00%
Federal Foods Qatar		Import, commercialization and distribution of products	Qatar	Indirect	Consolidated	49.00%	49.00%
BRF Hong Kong LLC		Import, commercialization and distribution of products	Hong Kong	Indirect	Consolidated	100.00%	100.00%

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

					Accounting method	% equity interest
Entity		Main activity	Country	Participation		03.31.19	12.31.18

Eclipse Holding Cöoperatief U.A.	(e)	Holding	The Netherlands	Indirect	Consolidated	0.01%	-
Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Industrialization and commercialization of dairy products	Argentina	Direct	Consolidated	99.94%	99.94%
BRF Pet S.A.		Industrialization, commercialization and distribution of feed and nutrients for animals	Brazil	Direct	Consolidated	100.00%	100.00%
PP-BIO Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	Equity pick-up	66.66%	66.66%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Direct	Consolidated	99.99%	99.99%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	99.99%	99.99%
Quickfood S.A.	(c)	Industrialization and commercialization of products	Argentina	Direct	Consolidated	-	91.21%
Sadia Alimentos S.A.		Holding	Argentina	Direct	Consolidated	43.10%	43.10%
Avex S.A.	(d) (g)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	-	33.98%
Sadia International Ltd.		Import and commercialization of products	Cayman Island	Direct	Consolidated	100.00%	100.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	Consolidated	60.00%	60.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Indirect	Consolidated	5.10%	5.10%
Avex S.A.	(d) (g)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	-	66.02%
Compañía Paraguaya Comercial S.A.	(a)	Import and commercialization of products	Paraguay	Indirect	Consolidated	1.00%	1.00%
Sadia Alimentos S.A.		Holding	Argentina	Indirect	Consolidated	56.90%	56.90%
Sadia Overseas Ltd.		Financial fundraising	Cayman Island	Direct	Consolidated	2.00%	2.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Direct	Consolidated	94.90%	94.90%
UP Alimentos Ltda.		Industrialization and commercialization of products	Brazil	Affiliate	Equity pick-up	50.00%	50.00%
Vip S.A. Empreendimentos e Participações Imobiliárias		Commercialization of owned real state	Brazil	Direct	Consolidated	100.00%	100.00%
Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Industrialization and commercialization of dairy products	Argentina	Indirect	Consolidated	0.06%	0.06%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Indirect	Consolidated	0.01%	0.01%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	0.01%	0.01%

(a)	Dormant subsidiaries. The Company is evaluating the liquidation of these subsidiaries.

(b)

The wholly-owned subsidiary BRF Global GmbH, operates as a trading in the European market and owns 62 direct subsidiaries in Madeira Island, Portugal, with an investment as of March 31, 2019 of R$19,577 (R$4,913 as of December 31, 2018) and a direct subsidiary in Den Bosch, The Netherlands, denominated Qualy 20 with an investment as of March 31, 2019 of R$7,268 (R$7,360 as of December 31, 2018). The wholly-owned subsidiary Qualy 5201 B.V. owns 133 subsidiaries in The Netherlands being the amount of this investment as of March 31, 2019 of R$18,936 (R$20,725 as of December 31, 2018). The indirect subsidiary Invicta Food Group Ltd. owns 120 direct subsidiaries in Ashford, England, with an investment of R$43,026 as of March 31, 2019 (R$44,805 as of December 31, 2018). The indirect subsidiary Universal Meats (UK) Ltd owns 99 direct subsidiaries in Ashford, England with an investment of R$45,378 as of March 31, 2019 (R$45,052 as of December 31, 2018). The indirect subsidiary Golden Foods Siam Europe Ltd (GFE) owns 32 subsidiaries in Ashford, England with an investment of R$(97) as of March 31, 2019 (R$44 as of December 31, 2018). The purpose of these subsidiaries is to operate in the European market to increase the Company’s market share, which is regulated by a system of poultry and turkey meat import quotas.

On March 15, 2019, mergers were realized in the subsidiaries of BRF Global GmbH in Madeira Island, and the 101 existing subsidiaries were merged into 62 companies. On the same date, mergers were realized in the Qualy 5201 B.V. subsidiaries in Den Bosch, and the 212 existing subsidiaries were merged into 133 companies.

(c)	On January 02, 2019, the Company sold its equity stake in Quickfood S.A.

(d)	On January 03, 2019, Sadia Alimentos S.A. sold all held shares of Avex S.A. to BRF S.A. and Sadia Uruguay sold 61.02% of Avex S.A. to BRF S.A., holding a 5% interest.

(e)	On January 14, 2019, BRF Holland B.V. sold its participation in Eclipse Holding Cöoperatief U.A. to BRF S.A.

(f)	On January 14, 2018, BRF Holland B.V sold its participation in Campo Austral S.A. to Eclipse Holding Cöoperatief U.A.

(g)	On February 02, 2019, BRF S.A. and Sadia Uruguay S.A. sold their equity stake in Avex S.A.

(h)	On March 11, 2019, Eclipse Latam Holdings sold its equity stake in Itega S.A.

(i)	On March 11, 2019, BRF GmbH, Eclipse Latam Holdings, Eclipse Holding Cöoperatief U.A. and Buenos Aires Fortune S.A. sold all their equity stake in Campo Austral S.A.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)
1.2.         Investigations involving BRF

The Company has been subject to two external investigations, denominated “Carne Fraca Operation” in 2017 and “Trapaça Operation” in 2018, as detailed below. The Company’s Audit and Integrity Committee is conducting independent investigations, along with the Independent Investigation Committee, composed of external members and with external legal advisors in Brazil and abroad with respect to the allegations involving BRF employees and former employees in the scope of the aforementioned operations and other ongoing investigations.

For the period ended on March 31, 2019, the main impacts observed as result of the referred operations were recorded in other operating expenses in the amount of R$11,113 (R$12,819 on March 31, 2018) mostly related to expenditures with lawyers, legal advisors and consultants.

The independent investigations create, in addition to the impacts already recorded, uncertainties about the outcome of these operations which may result in penalties, fines and normative sanctions, right restrictions and other forms of liabilities, for which the Company is not able to make a reliable estimate of the potential losses.

The outcomes may result in payments of substantial amounts, which may cause a material adverse effect on the Company´s financial position, results and cash flows in the future.

1.2.1.   Carne Fraca Operation

On March 17, 2017, BRF became aware of a decision issued by a judge of the 14th Federal Court of Curitiba - Paraná, authorizing the search and seizure of information and documents, and the detention of certain individuals in the context of the Carne Fraca Operation. Two BRF employees were detained (subsequently released) and three were identified for questioning.

In April 2017, the Brazilian Federal Police and the Brazilian federal prosecutors filed charges against BRF employees, which were accepted by the judge responsible for the process, and its main allegations in this phase involve misconduct related to improper offers and/or promises to government inspectors.

On June 04, 2018, the Company was informed about the establishment of a responsibility administrative process (“PAR”) by the Office of the Comptroller General (“CGU”), under the Law Nº 12,846/2013 (“Anti-corruption Law”), which aims to verify eventual administrative responsibilities related to the facts object of the criminal lawsuit Nº 5016879-04.2017.4.04.7000, (“Criminal Lawsuit”) in progress under the 14th Federal Court of the subsection of Curitiba/PR, as a consequence of the Carne Fraca Operation.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

BRF has informed certain regulators and governmental entities, including the U.S. Securities and Exchange Commission and the U.S. Department of Justice about the Carne Fraca Operation and is cooperating with the authorities.

On September 28, 2018, the sentence of the Criminal Lawsuit in first instance was published, discharging one of the BRF employees and convicting the other one for six months of detention with the possibility of substitution for a right-restricting penalty. The Brazilian federal prosecutors presented appeal to the first instance decision. The appeal is being analyzed by the Federal Regional Court of the 4th region.

1.2.2.   Trapaça Operation

On March 5, 2018, the Company learned of a decision issued by a judge of the 1st Federal Court of Ponta Grossa/PR, authorizing the search and seizure of information and documents due to allegations involving misconduct relating to quality violations, improper use of feed components and falsification of tests at certain BRF manufacturing plants and accredited labs. Such operation was denominated as Trapaça Operation. Still on March 5, 2018, BRF received notice from the Ministry of Agriculture, Livestock and Food Supply (“MAPA”) immediately suspending exports from its Rio Verde/GO, Carambeí/PR and Mineiros/GO plants to 12 countries that require specific sanitary requirements for the control of the bacteria group Salmonella spp and Salmonella pullorum.

On May 14, 2018, the Company received the formal notice that 12 plants located in Brazil were removed from the list that permits imports of animal origin products by the European Union’s countries. The measure came into force as of May 16, 2018 and affects only the plants located in Brazil and which have export licenses to the European Union, not affecting the supply to other markets or other BRF plants located outside Brazil and that export to the European market.

On October 15, 2018, the Federal Police Department submitted to the 1st Federal Criminal Court of the Judicial Branch of Ponta Grossa – PR the final report of its investigation in connection to the Trapaça Operation. The police inquiry indicted 43 people, including former key executives of the Company.

1.2.3.   Governance enhancement

The Company, in the light of the facts related to the investigations of the authorities collaborates to the complete clarification of the facts. In this sense, the Company has decided to move away, independently of the results of the investigations, all employees mentioned in the Federal Police’s final report of the Trapaça Operation until all facts are fully clarified.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

BRF interacts in a wide and transparent way with the authorities, with the objective of collaborating with the full elucidation of the facts. Simultaneously, it will proceed with the internal investigations led by the Independent Investigation Committee and by the Audit and Integrity Committee to clarify all the facts identified or that may be identified in the future.

The Company believes that this cooperation process with the authorities strengthens and consolidates its governance through ongoing actions to ensure the highest levels of safety standards, integrity and quality, as well as greater autonomy to its Compliance Department.

Among the actions implemented, are: (i) strengthening in the risk management, specially compliance, (ii) strengthening of the  Compliance, Internal Audit and Internal Controls departments, (iii) issuance of new policies and procedures specifically related to the anticorruption law, (iv) reputational verification of business partners, (v) revision of the process of internal investigation, (vi) expansion of the independent reporting channel, (vii) review of transactional controls, and (viii) new consequence policy for misconduct.

1.3.          U.S. Class Action

On March 12, 2018, a shareholder class action lawsuit was filed against the Company and certain current and former administrators in the U.S. Federal District Court in the city of New York alleging that the Company and those administrators engaged in securities fraud or other unlawful business practices mentioned, among others, in the Carne Fraca and Trapaça Operations. On July 2, 2018, the referred Court appointed the City of Birmingham Retirement and Relief System as lead plaintiff in the action. On August 31, 2018, the lead plaintiff filed an amended class action complaint, and a second amendment complaint was presented on December 5, 2018.  An unfavorable outcome of the class action may have a material impact for the Company. However, since this lawsuit is in its early stages, it is not possible to make a reasonable estimate of eventual losses.

1.4.         Seasonality

In the Brazil operating segment, during the months of November and December of each year, the Company is impacted by seasonality due to Christmas and New Year’s Celebrations, being the best-selling products in this period: turkey, Chester®, ham and pork cuts.

In the International operating segment, seasonality is due to Ramadan, which is the holy month of the Muslim Calendar. The start of Ramadan depends on the beginning of the moon cycle and therefore can vary each year.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

2.               MANAGEMENT’S STATEMENT AND BASIS OF PREPARATION AND PRESENTATION OF FINANCIAL STATEMENTS

The Company’s consolidated financial statements are prepared in accordance with the CPC 21 (R1) and the IAS 34 – Interim Financial Reporting issued by the International Accounting Standards Board - IASB, as well as the presentation of such information in accordance with the standards issued by the Brazilian Securities Exchange Commission (“CVM”), applicable to the preparation of the quarterly financial information.

The parent company and consolidated financial statements are expressed in thousands of Brazilian Reais (“R$”) and the disclosures of amounts in other currencies, when applicable, were also expressed in thousands, unless otherwise stated.

The preparation of the Company’s financial statements requires Management to make judgments, use estimates and adopt assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, as well as the disclosures of contingent liabilities. However, the uncertainty inherent to these judgments, assumptions and estimates could result in material adjustments to the carrying amount of certain assets and liabilities in future periods.

The Company reviews its judgments, estimates and assumptions on a quarterly basis as disclosed in the financial statements for the year ended December 31, 2018 (note 3.26).

The parent company and consolidated financial statements were prepared based on the recoverable historical cost except for the following material items recognized in the statement of financial position:

                     i.        derivative financial instruments and non-derivative financial instruments measured at fair value;

                   ii.        share-based payments and employee benefits measured at fair value;

                  iii.        biological assets measured at fair value; and

                 iv.        assets held for sale in the cases the fair value is lower than historical cost.

The Company’s Management notes that the parent company and consolidated financial statements were prepared under the going concern assumption.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

In addition, all the relevant information was disclosed in the explanatory notes, in order to clarify and complement the accounting basis used in the preparation of the financial statements.

3.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The interim financial statements, in this case quarterly financial information, aim to provide updated information based on the last annual financial statements disclosed. Therefore, the quarterly financial information focus on new activities, events and circumstances and do not duplicate the information previously disclosed, except when Management judges that the maintenance of the information is relevant.

The current quarterly financial information was prepared based on the accounting policies and estimates calculation methodologies adopted in the preparation of the annual financial statements for the year ended December 31, 2018 (note 3).

There were no changes on such policies and estimates calculation methodologies, except for those related to the adoption of CPC 06 (R2) / IFRS 16, which regulates Leases and ICPC 22 / IFRIC 23, which regulates Uncertainty over Income Tax Treatments, forth below. As allowed by CPC 21 (R1), Management decided not to disclose again the details of the accounting policies adopted by the Company. Hence, the quarterly financial information should be read along with the annual financial statements for the year ended December 31, 2018, in order to allow the users to further understand the Company’s financial conditions and liquidity, as well as its capacity to generate profits and cash flows.

3.1  CPC 06 (R2) / IFRS 16 – Lease

On January 01, 2019, the Company adopted the CPC 06 (R2) IFRS 16 and chose for the retrospective modified approach and without restatement of the comparative year ended. Therefore, all balance related to the fiscal year ended on December 31, 2018 (note 23.1), are presented according to the assumptions in the accounting policies previously in force CPC 06 (R1) / IAS 17 which ruled that the leasing operations, in which the risks and rewards of ownership were substantially transferred to the Company were classified as finance leases. If the significant risks and rewards of ownership were not transferred, lease transactions were classified as operating leases. More details of the former standard may be obtained in the financial statements for the year ended December 31, 2018 (note 3.18).

In the transition process, the Company choose for not use the practical expedient that permits not reevaluate if an agreement is or contain a lease. Consequently, the new lease definitions contained in the IFRS 16 are applicated to all agreements in force at the transaction date. An agreement is, or contains, a lease if the agreement conveys the right to control the use of an identified asset for a period in exchange for consideration, for which is necessary evaluate if:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

•       the agreement involves the use of an identified asset, that can be explicitly or implicitly, and can be physically distinct or represent substantially all the capacity of a physically distinct asset. If the supplier has the right to substitute the asset, so the asset is not identified.

•       the Company has the right to obtain substantially all the economic benefits of the use of asset during the agreement period; and

•       the Company has the right to direct the use of asset. Means that the Company have the right to take decision to change how and for which the purpose the asset is used, if:

o   has the right to operate the asset, or

o   designed the asset, so that it predetermines how and for which purpose will be use.

In the beginning of the agreement, the Company recognizes a right of use asset and lease liabilities that represents the obligation to make payments related to underlying asset of agreement.

The right of use asset is measured initially for the cost and comprises the initial lease liabilities amount adjusted for any payment in the beginning date or before, added from any direct initial cost incurred and disassembly cost estimate, removal, asset restoration at the local, less any incentive received.

The right of use asset is subsequently depreciated using linear method since the beginning date until the end of the right of use asset useful life or the lease term expire. The options of extend or early termination of the agreements are individual analyzed considering the type of asset involved as well as its relevance in the Company’ productive process. The estimate useful life of right of use asset is determined in the same bases of the Company’s assets. Additionally, the right of use asset is periodically reduced to recoverable value in accordance if CPC 01/IAS 36, when applicable, and readjusted for the remeasurement of lease liabilities.

The lease liabilities are initially measured for the present value of the payments not incurred, discounted the incremental loan rate.

The lease liabilities are measured for the amortized cost using the effective interest method. Is remeasured when change exist (i) in the future payments arising from a change in the index or rate (ii) in the estimate of expected amount to be pay in the residual value guarantee or (iii) changes in the evaluation if the Company will exercise the purchase option, extension or termination.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

When the lease liabilities are remeasured, the adjust value corresponding is recognized in the right of use asset value or in the result, if the right of use asset book value will be reduced to zero.

As a result, to IFRS 16 adoption, on January 01, 2019 are recognized as right of use asset and lease liabilities the amount of R$2,116,755 in the parent company and R$2,357,151 in the consolidated. Such agreements were disclosed previously as operational lease, according financial statements for the year ended December 31, 2018 (note 23.1).

The Company used the following practical expedients to the transition to new requirements of lease accounting.

•      chose for not recognize right of use asset and lease liabilities with short-term lease without purchase option and low value. The payments associate to agreements are recognized as expense in a linear base during the agreement period.

•      Utilization of only discount rate to each lease portfolio with reasonably similar characteristics. In this sense, an incremental loan rate, measured on January 01, 2019, applicable to each leased asset portfolio. Through this methodology the Company obtained a weighted average rate of 7.92% to the parent company and the consolidated.

Additionally, agreements with indefinite term were considered ineligible due to the impossibility to determine the enforceable period.

3.2           ICPC 22 / IFRIC 23 Uncertainty over Income Tax Treatments

The interpretation ICPC 22 / IFRIC 23 clarifies how to apply the recognition and measurement requirements in CPC 32 / IAS 12 when there is uncertainty over income tax treatments. In such a circumstance, the Company shall recognize and measure its current or deferred tax asset or liability applying the requirements in CPC 32 / IAS 12 based on taxable profit (tax loss), tax bases, unused tax losses, unused tax credits and tax rates determined applying this interpretation. The interpretation is valid from January 1, 2019.

The Company has analyzed relevant tax decisions of superior courts and whether they conflict anyhow with the positions adopted by the Company. For already known uncertain tax positions, the Company has reviewed corresponding legal opinions and jurisprudence and has not identified any impact that should be disclosed or recorded. The Company has concluded that it is not probable that the tax authorities do not accept the positions adopted.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

3.3. Exchange rates

The exchange rates in Brazilian Reais that are effective at base date are as follows:

Exchange rate at the balance sheet date	03.31.19	12.31.18
Thailand Bath (THB)	0.1228	0.1198
Kwait Dinar (KWD)	12.8308	12.7755
United Arab Emirates Dirham (AED)	1.0610	1.0550
Singapore Dollar (SGD)	2.8775	2.8464
U.S. Dollar (US$ or USD)	3.8967	3.8748
Vietnamese Dong (VND)	0.0002	0.0002
Hong Kong dollar (HKD)	0.4964	0.4948
Euro (€ or EUR)	4.3760	4.4390
Forint Hungary (HUF)	0.0136	0.0138
Yen (JPY)	0.0352	0.0353
Romanian leu (RON)	0.9155	0.9527
Pound Sterling (£ or GBP)	5.0782	4.9617
Turkish Lira (TRY)	0.6898	0.7331
Argentinian Peso ($ or ARS)	0.0898	0.1029
Chilean Peso (CLP)	0.0057	0.0056
Uruguayan Peso (UYU)	0.1156	0.1199
South African Rand (ZAR)	0.2701	0.2699
Renminbi Yuan China (CNY)	0.5806	0.5636
Saudi Riyal (SAR)	1.0390	1.0330
Qatar Riyal (QAR)	1.0705	1.0643
Omani Riyal (OMR)	10.1266	10.0696
Ringgit Malaysia (MYR)	0.9551	0.9382
Russian Rouble (RUB)	0.0593	0.0556
Won South Korea (KRW)	0.0034	0.0035

Average rates	03.31.19	03.31.18
Thailand Bath (THB)	0.1193	0.1029
Kwait Dinar (KWD)	12.4356	10.8182
United Arab Emirates Dirham (AED)	1.0266	0.8833
Singapore Dollar (SGD)	2.7836	2.4604
U.S. Dollar (US$ or USD)	3.7706	3.2438
Vietnamese Dong (VND)	0.0002	0.0001
Hong Kong dollar (HKD)	0.4806	0.4144
Euro (€ or EUR)	4.2815	3.9885
Forint Hungary (HUF)	0.0135	0.0128
Yen (JPY)	0.0342	0.0300
Romanian leu (RON)	0.9042	0.8571
Pound Sterling (£ or GBP)	4.9126	4.5172
Turkish Lira (TRY)	0.7012	0.8507
Argentinian Peso ($ or ARS)	0.0967	0.1648
Chilean Peso (CLP)	0.0057	0.0054
Uruguayan Peso (UYU)	0.1149	0.1140
South African Rand (ZAR)	0.2689	0.2715
Renminbi Yuan China (CNY)	0.5590	0.5106
Saudi Riyal (SAR)	1.0054	0.8650
Qatar Riyal (QAR)	1.0358	0.8911
Omani Riyal (OMR)	9.7987	8.4276
Ringgit Malaysia (MYR)	0.9221	0.8275
Russian Rouble (RUB)	0.0572	0.0571
Won South Korea (KRW)	0.0034	0.0030

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.              FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

4.1.         Overview

In the ordinary course of business, the Company is exposed to credit, liquidity and market risks, which are actively managed in compliance with the Financial Risk Management Policy and Strategic Documents (“Risk Policy”) and internal guidelines subject to such policy.

The Risk Policy is under the management of the Board of Executive Officers through of Risk Management Committee and Financial Risk Management department, with clear and defined roles and responsibilities, as follows:

•       The Board of Directors is responsible for supervision and approving the Risk Policy and for defining the acceptable tolerance limits to the Company for the different risks identified on behalf of its shareholders. The current risk policy was reviewed and approved and is valid until November 26, 2019;

•       The Financial Risk Management Committee, formally set and subordinated to the Executive Board, is in charge of the execution of the Risk Policy, which comprises the supervision of the risk management process, planning and verification of the impacts of the decisions implemented, as well as the evaluation and approval of hedging strategies and monitoring the risk exposure levels to ensure compliance with Risk Policy; and

•       The Risk Management Department has the key role in monitoring, evaluating and reporting the financial risks taken by the Company.

The Risk Policy prohibits entering into any leveraged derivative transaction and determines that any individual hedge operation (notional amount) must not exceed 2.5% of the Company’s shareholders’ equity.

4.2.         Credit risk management

The Company is exposed to credit risk related to the financial assets held by: trade and non-trade accounts receivable, marketable securities, derivative instruments and cash and equivalents.

  i.               Accounts receivable credit risk

Credit risk associated with trade accounts receivable is actively managed through specific systems and is supported by internal policies for credit analysis. The significant level of diversification and geographical dispersion of the customer portfolio significantly reduces the risk, however, the Company choses to complement the risk management by contracting insurance policies for specific markets. The impairment of these financial assets is carried out based on expected credit losses.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

ii.               Counterparty credit risk

Credit risk associated with marketable securities, cash and cash equivalents and derivative instruments is limited to counterparties with Investment Grade ratings. The risk concentration is constantly assessed according to credit ratings and the Company’s portfolio, aligned with the impairment requisites.

On March 31, 2019, the Company had financial investments over R$100,000 at the following financial institutions: Banco Bradesco, Banco BIC, Banco BNP, Banco do Brasil, Banco Itaú, Banco Santander, Citibank, HSBC and J.P. Morgan Chase Bank.

The Company also held derivative contracts with the following financial institutions: Banco Bradesco, Banco do Brasil, Banco Itaú, Banco Santander, Banco Votorantim, Bank of America Merrill Lynch, Citibank, ING Bank, Morgan Stanley e Rabobank.

4.3.         Capital management and liquidity risk

The Company is exposed to liquidity risk as far as it needs cash or other financial assets to settle its obligations in the respective terms. The Company’s cash and liquidity strategy takes into consideration historical results volatility scenarios as well as simulations of sectorial and systemic crisis, grounded by allowing resilience in scenarios of capital restriction.

BRF’s ideal capital structure definition is essentially associated with (i) cash strength as tolerance factor to liquidity shocks, contemplating an analysis of minimum cash, (ii) financial leverage and (iii) maximization of the opportunity cost of capital.

The Company is constantly seeking to diversify sources of financing in order to reduce the concentration of its credit exposure, as well as monitoring the financial and capital markets in search of opportunities to improve its net debt with the objective of optimizing the relation of cost of capital and average term of the amortization of its liabilities.

As guideline, the gross debt must be concentrated in the long term. On March 31, 2019, the long term consolidated gross debt represented 76.0% (78.7% as of December 31, 2018) of the total indebtedness with an average term higher than three years.

The Company monitors the net debt and indebtedness as set forth below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	03.31.19			12.31.18
	Current	Non-current	Total	Total
Foreign currency debt	(1,177,902)	(9,770,222)	(10,948,124)	(11,538,304)
Local currency debt	(3,893,500)	(6,778,820)	(10,672,320)	(10,627,140)
Derivative financial liabilities	(155,074)	-	(155,074)	(235,035)
Gross debt	(5,226,476)	(16,549,042)	(21,775,518)	(22,400,479)

Marketable securities and cash and cash equivalents	5,083,874	291,117	5,374,991	5,667,222
Derivative financial assets	138,156	-	138,156	182,339
Restricted cash	374,663	390,046	764,709	861,621
Net debt	370,217	(15,867,879)	(15,497,662)	(15,689,297)

The table below summarizes the significant commitments and contractual obligations that may impact the Company’s liquidity:

	Parent company
	03.31.19
	Book value	Contractual cash flow	2019	2020	2021	2022	2023	2024 onwards
Non derivative financial liabilities
Loans and financing	11,583,294	13,381,044	3,014,645	4,360,968	3,672,185	675,918	1,657,328	-
BRF bonds	7,577,593	8,966,853	303,115	303,115	303,115	2,939,923	2,125,650	2,991,935
Trade accounts payable	4,829,111	4,876,713	4,876,713	-	-	-	-	-
Supply chain finance	688,092	688,092	688,092	-	-	-	-	-
Lease payables	2,276,453	2,276,453	381,515	386,561	345,259	275,929	245,448	641,741

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Currency derivatives (NDF)	38,542	26,097	26,150	(53)	-	-	-	-
Commodities derivatives - Soybean (NDF)	2,631	2,631	2,631	-	-	-	-	-
Commodities derivatives - Corn (NDF)	10,628	10,629	9,464	1,165	-	-	-	-
Commodities derivatives - Soybean meal (NDF)	2,367	2,367	2,367	-	-	-	-	-
Currency derivatives (options)	59,699	7,177	7,177	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (NDF)	28,131	57,320	57,320	-	-	-	-	-

	Consolidated
	03.31.19
	Book value	Contractual cash flow	2019	2020	2021	2022	2023	2024 onwards
Non derivative financial liabilities
Loans and financing	11,796,290	13,636,068	3,116,551	4,495,826	3,690,445	675,918	1,657,328	-
BRF bonds	7,577,593	8,966,853	303,115	303,115	303,115	2,939,923	2,125,650	2,991,935
BFF bonds	339,019	359,830	12,162	347,668	-	-	-	-
BRF GmbH bonds	1,907,542	2,583,999	42,377	84,753	84,753	84,753	84,753	2,202,610
Trade accounts payable	5,524,683	5,572,301	5,572,301	-	-	-	-	-
Supply chain finance	688,092	688,092	688,092	-	-	-	-	-
Lease payables	2,500,832	2,500,832	446,079	438,350	370,522	297,788	265,391	682,702

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Currency derivatives (NDF)	38,542	26,097	26,150	(53)	-	-	-	-
Commodities derivatives - Corn (NDF)	10,628	10,629	9,464	1,165	-	-	-	-
Commodities derivatives - Soybean meal (NDF)	2,367	2,367	2,367	-	-	-	-	-
Commodities derivatives - Soybean (NDF)	2,631	2,631	2,631	-	-	-	-	-
Currency derivatives (options)	59,699	7,177	7,177	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (NDF)	34,062	68,752	68,752	-	-	-	-	-
Commodities derivatives (Future)	7,145	-	-	-	-	-	-	-

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.4.         Market risk management

a.              Interest rate risk

The interest rate risk may cause economic losses to the Company resulting from volatility of the interest rates that affects its assets and liabilities.

The Company’s Risk Policy does not restrict exposure to different interest rates, neither establishes limits for fixed or floating rates. However, the Company continually monitors the market interest rates, in order to evaluate any need to enter into hedging transactions to protect from the fluctuation of such rates and manage the mismatch between its financial investments and debts.

The Company’s indebtedness is essentially linked to the London Interbank Offered Rate ("LIBOR"), fixed coupon (“R$ and USD”), Interbank Deposit Certificate (“CDI”) and Broad Consumer Price Index (“IPCA”). In situations of adverse market changes that result in an increase in LIBOR, CDI and IPCA, the cost of floating-rate debt rises and on the other hand, the cost of fixed-rate debt decreases in relative terms.

Regarding the marketable securities, the Company holds mainly instruments indexed by the Interbank Deposit Certificate ("CDI") for investments in Brazil and fixed coupon (“USD”) for investments in the foreign market.

The derivative instruments held to reduce the interest rate risk exposure as of March 31, 2019 are set forth below:

03.31.19
Derivative instruments not designated	Maturity	Hedged Object	Asset	Liability	Notional		Fair value (R$)
Parent company and Consolidated
Interest rate swap	04.02.19	Debt	R$ (Fixed 9.61% p.a.)	95.00% CDI	250,000	BRL	13,086
Interest rate swap	04.02.19	Debt	R$ (Fixed 9.61% p.a.)	93.54% CDI	248,960	BRL	13,556

							26,642

b.              Foreign exchange risk

Foreign exchange risk is the one that may cause unexpected losses to the Company resulting from volatility of the FX rates, reducing its assets and revenues or increasing its liabilities and costs. The Company’s exposure is managed in two dimensions: statement of financial position exposure and operating income exposure.

i.                 Statement of financial position exposure

The Risk Policy regarding statement of financial position exposure has the objective to balance assets and liabilities denominated in foreign currencies, hedging the Company’s statement of financial position by using natural hedges, over-the-counter derivatives and exchange traded futures.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company’s consolidated financial statements are mainly impacted by variations in the following currencies:  Kuwait Dinar, United Arab Emirates Dirhan, U.S. Dollar, Euro, Yen, Turkish Lira, Saudi Arabian Riyal, Qatari Riyal and Russian Ruble, Thai Baht, Pound Sterling, Argentinean Peso. The last three shall loose relevance during 2019, aligned with the discontinuation of the Argentina, Europe and Thailand Operations.

Assets and liabilities denominated in foreign currency which exchange variations are recognized in the income statement are as follows, summarized in Brazilian Reais:

	Consolidated
	03.31.19	12.31.18

Cash and cash equivalents	258,707	127,266
Trade accounts receivable	1,565,217	65,820
Trade accounts payable	(525,019)	(861,341)
Loans and financing	(7,527,204)	(7,347,953)
Hedge	3,361,639	5,209,168
Investments, net	2,866,372	2,571,870
Other assets and liabilities, net	(367)	376

Exposure in result	(655)	(234,794)

The investments, net line item is comprised of natural hedges derived from assets and liabilities of foreign subsidiaries with Brazilian Reais as functional currency.

The net P&L exposure is mainly composed of the following currencies:

		03.31.19		12.31.18
Net P&L Exposure	in thousands	Equivalent in thousands of R$	in thousands	Equivalent in thousands of R$

Argentinian Peso	(154,512)	(13,880)	1,812,808	186,538
Euros	(4,015)	(17,569)	(87,725)	(389,412)
Pound Sterling	5,911	30,015	(14,373)	(71,314)
Yen	3,293,874	115,977	114,574	4,041
Rubles	61,093	3,625	1,649,338	91,720
Turkish Liras	(496,909)	(342,768)	(475,568)	(348,639)
U.S. Dollars	57,471	223,945	75,429	292,272
Total		(655)		(234,794)

In addition, the Company has a foreign exchange exposure related to investments abroad that impacts shareholders’ equity equivalent to R$4,293,070 on March 31, 2019 (R$5,872,018 on December 31, 2018). This exposure does not contemplate the effects of the financial instruments designated as hedging instruments, whose changes in fair value present a temporary effect on shareholders’ equity.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The derivative financial instruments hired to hedge foreign currency statement of financial position exposure on March 31, 2019 are not designated as hedge accounting and are set forth below:

03.31.19
Derivative instruments not designated	Asset	Liability	Maturity	Notional		Average Rate	Fair value (R$)
Parent company
Non-deliverable forward	USD	BRL	2nd Qtr. 2019	365,000	USD	3.9604	(11,073)
Non-deliverable forward	EUR	BRL	2nd Qtr. 2019	212,000	EUR	4.4952	(10,758)
Non-deliverable forward	GBP	BRL	2nd Qtr. 2019	55,000	GBP	5.2380	(6,300)
Futures - B3	USD	BRL	2nd Qtr. 2019	80,750	USD	3.9165	25
Currency swap	USD + 2.61% p.a.	89.00% CDI	2nd Qtr. 2019	50,353	USD	-	3,651
Currency swap	USD + 4.67% p.a.	109.00% CDI	4th Qtr. 2019	55,000	USD	-	5,299
							(19,156)

Subsidiaries
Non-deliverable forward	EUR	USD	2nd Qtr. 2019	200,000	EUR	1.1377	(5,931)
Non-deliverable forward	EUR	RUB	2nd Qtr. 2019	20,350	EUR	73.7100	564
Collar	TRY	USD	2nd Qtr. 2019	50,000	USD	6.0700	(1,256)

Total Consolidated							(25,779)

ii.          Operating income exposure

The Risk Policy regarding operating income exposure has the objective to hedge revenues and costs denominated in foreign currencies. The Company is supported by internal models to measure and monitor these risks, and uses financial instruments for hedging, designating the relations as cash flow hedges.

The derivative and non-derivative financial instruments designated as cash flow hedges for FX operating exposure on March 31, 2019 are set forth below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

03.31.19
Cash flow hedge - Derivative instruments	Hedged object	Asset	Liability	Maturity	Notional		Average Rate	Fair value (R$)
Parent company
Non-deliverable forward	USD Exports	BRL	USD	2nd Qtr. 2019	200,000	USD	3.8204	(18,561)
Non-deliverable forward	USD Exports	BRL	USD	3rd Qtr. 2019	45,000	USD	3.9560	203
Non-deliverable forward	USD Cost	BRL	USD	2nd Qtr. 2019	62,850	USD	3.8872	(2,696)
Non-deliverable forward	USD Cost	BRL	USD	3rd Qtr. 2019	37,600	USD	3.9128	(1,506)
Non-deliverable forward	USD Cost	BRL	USD	4th Qtr. 2019	43,388	USD	3.8699	(4,705)
Non-deliverable forward	USD Cost	BRL	USD	1st Qtr. 2020	4,875	USD	3.8573	(708)
Non-deliverable forward	USD Cost	BRL	USD	2nd Qtr. 2020	2,013	USD	4.0183	(68)
Non-deliverable forward	EUR Exports	BRL	EUR	2nd Qtr. 2019	25,000	EUR	4.4182	85
Non-deliverable forward	JPY Exports	BRL	JPY	2nd Qtr. 2019	7,471,272	JPY	0.0354	(479)
Collar	USD Exports	BRL	USD	2nd Qtr. 2019	220,000	USD	3.9284	(941)
Collar	USD Exports	BRL	USD	3rd Qtr. 2019	150,000	USD	4.0086	4,303
Collar	USD Exports	BRL	USD	4th Qtr. 2019	120,000	USD	3.9609	(3,564)
Collar	USD Exports	BRL	USD	1st Qtr. 2020	50,000	USD	3.9487	(3,247)

								(31,884)

03.31.19
Cash flow hedge - Non-derivative instruments	Hedged object	Asset	Liability	Maturity	Notional		Average Rate	Fair value (R$) (1)
Parent company and consolidated
Bond BRF SA BRFSBZ5	USD Exports	-	USD	06.2022	118,662	USD	2.0213	(563,950)
Bond BRF SA BRFSBZ3	USD Exports	-	USD	05.2023	150,000	USD	2.0387	(584,505)

								(1,148,455)

(1)  Notional amount converted by the Ptax rate at the end of the period or partial revocation dates. This amount represents the total that may impact the Company's shareholders' equity.

c.          Commodities price risk

In the ordinary course of business, the Company purchases commodities, mainly corn, soybean, soybean meal and soybean oil, individual components of the production costs.

Corn and soy prices are subject to volatility resulting from weather conditions, harvest productivity, transport and warehouse costs, government agricultural policies, FX rates and international market prices, among other factors.

The Risk Policy establishes coverage limits to the flow of purchases of corn and soy with the purpose of reducing the impact due to a price increase of these raw materials. The hedge may be reached using derivatives or by inventory management.

The financial instruments designated as cash flow hedges and fair value hedges for the commodities price exposure on March 31, 2019 are set forth below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

03.31.19
Cash flow hedge - Derivative instruments	Hedged object	Index	Maturity	Quantity		Average rate (US$/Ton)	Fair value (R$)
Parent company and consolidated
Non-deliverable forward - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	2nd Qtr. 2019	14,007	ton	128.80	(1,078)
Non-deliverable forward - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	3rd Qtr. 2019	21,001	ton	127.54	(1,017)
Non-deliverable forward - buy	Soybean meal purchase - floating price	Soybean meal - CBOT	4th Qtr. 2019	9,997	ton	127.21	(272)
Non-deliverable forward - buy	Soybean purchase - fixed price	Soybean - CBOT	2nd Qtr. 2019	28,995	ton	345.39	(2,122)
Non-deliverable forward - buy	Soybean purchase - fixed price	Soybean - CBOT	3rd Qtr. 2019	9,999	ton	343.46	(440)
Non-deliverable forward - buy	Corn purchase - floating price	Corn - CBOT	2nd Qtr. 2019	142,992	ton	154.98	(6,510)
Non-deliverable forward - buy	Corn purchase - floating price	Corn - CBOT	3rd Qtr. 2019	20,003	ton	153.91	(490)
Non-deliverable forward - buy	Corn purchase - floating price	Corn - CBOT	4th Qtr. 2019	100,005	ton	157.79	(2,465)
Non-deliverable forward - buy	Corn purchase - floating price	Corn - CBOT	1st Qtr. 2020	59,998	ton	161.27	(1,164)

							(15,558)

03.31.19
Fair value hedge - Derivative instruments	Hedged object	Index	Maturity	Quantity		Average rate (US$/Ton)	Fair value (R$)
Parent company and consolidated
Non-deliverable forward - sell	Soybean purchase - fixed price	Soybean - CBOT	2nd Qtr. 2019	3,443	ton	342.54	170
Non-deliverable forward - sell	Soybean purchase - fixed price	Soybean - CBOT	3rd Qtr. 2019	10,111	ton	345.19	473
Non-deliverable forward - sell	Soybean purchase - fixed price	Soybean - CBOT	4th Qtr. 2019	23,895	ton	346.14	789
Non-deliverable forward - sell	Corn purchase - floating price	Corn - CBOT	2nd Qtr. 2019	399,344	ton	154.93	17,312
Non-deliverable forward - sell	Corn purchase - floating price	Corn - CBOT	3rd Qtr. 2019	231,806	ton	154.03	5,780
Non-deliverable forward - sell	Corn purchase - floating price	Corn - CBOT	4th Qtr. 2019	238,466	ton	156.50	4,675
Non-deliverable forward - sell	Corn purchase - floating price	Corn - CBOT	1st Qtr. 2020	30,659	ton	159.01	325
Non-deliverable forward - sell	Corn purchase - floating price	Corn - CBOT	2nd Qtr. 2020	12,307	ton	163.58	137

							29,661

d.             Stock price risk

On August 16, 2017, the Company sold shares held in treasury and entered into a Total Return Swap instrument registered in B3, in equivalent amount, with maturity on February 05, 2019 and no possibility of renewal. By this instrument, the Company had the right to receive or pay the variation on the stock price (BRFS3) in exchange for the payment of interest indexed to CDI. On March 31, 2019, the only stock price risks existing in the Company are related to the investments in shares of Cofco and Minerva, as demonstrated in note 7.

4.5.           Hedge accounting

4.5.1.   Designated relations

The Company applies hedge accounting rules for derivative and non-derivative financial instruments that qualify as cash flow hedges and fair value hedges, in accordance with the Risk Policy determinations. For all the hedge relations, the hedge index, which represents the proportion of the object hedged by the instrument, is 100%.

The Company formally designates its hedge accounting relations in compliance with CPC 48 / IFRS 09 and the Risk Policy. The hedge accounting relations used by the company as of March 31, 2019 and their effects are described below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

i.                 Cash flow hedge accounting – exports in foreign currencies

The future exports in foreign currencies are highly probable and qualify as hedged object since the Company expects to keep its sales in foreign currencies for future periods, based on sales already committed and historical exports.

The derivative and non-derivative financial instruments used for hedging (detailed in note 4.4.b.ii) have a direct economic relation with the objects risk, since both are transactions in the same currency. The main source of ineffectiveness in this relation is the possible mismatch between the instruments maturity dates and the sales dates. However, this mismatch is limited within the month of designation and it is not expected to compromise the hedge relation.

ii.               Cash flow hedge – commodities

The future commodities purchases are highly probable and qualify as hedge object as far as these inputs are essential for the productive process of the Company. The exposure consists of purchases already committed and of historical purchase volumes.

The derivative instruments used as hedge (detailed in note 4.4.c) have a strong economic relation with the objects risk, since the purchase prices negotiated with the suppliers are indexed to the same prices used as coverage. The main source of ineffectiveness is the seasonality, which in atypical situations may delay or anticipate the orders. It is not expected that this ineffectiveness may compromise the hedge relation.

iii.             Fair value hedge – commodities

The Company has agreements with suppliers for future purchases at fixed prices. These agreements are firm commitments, which the company designates as fair value hedge objects.

The derivative instruments used as hedge (detailed in note 4.4.c) have a strong economic relation with the objects risk, since the purchase prices negotiated with the suppliers are indexed to the same prices used as coverage. There are no identified sources of ineffectiveness that may compromise the hedge relation.

4.5.2.   Gains and losses with hedge accounting instruments

The gains and losses with the instruments designated as cash flow hedge, while unrealized, are registered as a component of other comprehensive income. For hedging instruments designated in fair value hedge relations, the unrealized gains and losses are recorded in inventories, item in which the object will be registered at initial recognition.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Parent company
03.31.19
	Cash flow hedge			Fair value hedge
	Foreign exchange		Commodities	Commodities
	Derivatives	Non-derivatives	Derivatives	Derivatives	Total

Fair value at the beginning of the period	28,723	(1,271,732)	(9,144)	17,920	(1,234,233)

Settlement	(74,847)	123,962	4,633	(9,643)	44,105
Inventories	-	-	1,810	11,877	13,687
Other comprehensive income	(52,927)	60,750	5,943	-	13,766
Operating result - income	57,966	-	-	-	57,966
Operating result - cost	-	-	(18,799)	9,506	(9,293)
Financial result	9,201	(61,435)	-	-	(52,234)

Fair value at the end of the period	(31,884)	(1,148,455)	(15,557)	29,660	(1,166,236)

Consolidated
03.31.19
	Cash flow hedge				Fair value hedge
	Interest	Foreign exchange		Commodities	Commodities
	Derivatives	Derivatives	Non-derivatives	Derivatives	Derivatives	Total

Fair value at the beginning of the period	(82)	21,483	(1,271,732)	(9,144)	17,920	(1,241,555)

Settlement	34	(70,158)	123,962	4,633	(9,643)	48,828
Inventories	-	-	-	1,810	11,877	13,687
Other comprehensive income	3	(45,687)	60,750	5,943	-	21,009
Operating result - income	-	57,966	-	-	-	57,966
Operating result - cost	-	-	-	(18,799)	9,506	(9,293)
Financial result	45	4,512	(61,435)	-	-	(56,878)

Fair value at the end of the period	-	(31,884)	(1,148,455)	(15,557)	29,660	(1,166,236)

4.6.         Sensitivity analysis

The Management understands that the most relevant risks that may affect the Company’s results are: volatility of commodities prices and foreign exchange rates. Currently the fluctuation of the interest rates do not affect significantly the Company’s results since Management has chosen to keep at fixed rates a considerable portion of its debts.

The scenarios below are compliant with CVM Instruction 475/08 and present the possible impacts of the financial instruments considering situations of increase and decrease in the selected risk factors. The amounts of exports used correspond to the notional amount of the financial instruments designated for hedge accounting.

The information used in the preparation of the analysis are based on the position as of March 31, 2019, which has been described in the items above. The future results may diverge significantly of the estimated values if the reality presents different than the considered premises. Positive values indicate gains and negative values indicate losses.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

		3.8967	3.5070	2.9225	4.8709	5.8451
Parity - R$ x USD		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	(13,687)	140,516	371,819	(399,193)	(784,700)
Options - currencies	Devaluation of R$	13,845	193,134	508,767	(440,661)	(966,715)
Bonds	Devaluation of R$	(501,239)	(396,549)	(239,515)	(762,963)	(1,024,686)
Exports (object)	Appreciation of R$	499,981	120,532	(495,337)	1,454,884	2,481,334
Cost (object)	Appreciation of R$	1,100	(57,633)	(145,734)	147,933	294,767
Not designated as hedge accouting
NDF - Purchase	Appreciation of R$	(23,252)	(165,482)	(378,826)	332,322	687,896
Future purchase - B3	Appreciation of R$	(1,598)	(33,064)	(80,263)	77,067	155,731
Net effect		(24,850)	(198,546)	(459,089)	409,389	843,627

		4.3760	3.9384	3.2820	5.4700	6.5640
Parity - R$ x EUR		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	1,055	11,995	28,405	(26,295)	(53,645)
Exports (object)	Appreciation of R$	(1,055)	(11,995)	(28,405)	26,295	53,645
Not designated as hedge accouting
NDF - Purchase EUR x US$	Appreciation of EUR	(11,433)	(98,953)	(230,233)	207,367	426,166
NDF - Purchase EUR x RUB	Appreciation of EUR	114	(8,797)	(22,163)	22,391	44,668
NDF - Purchase	Appreciation of R$	(25,279)	(118,050)	(257,207)	206,649	438,577
Net effect		(36,598)	(225,800)	(509,603)	436,407	909,411

		5.0782	4.5704	3.8087	6.3478	7.6173
Parity - R$ x GBP		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Appreciation of R$	(8,789)	(36,719)	(78,614)	61,036	130,862
Net effect		(8,789)	(36,719)	(78,614)	61,036	130,862

		0.0352	0.0317	0.0264	0.0440	0.0528
Parity - R$ x JPY		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accounting
Non-deliverable forward	Devaluation of R$	1,749	28,055	67,515	(64,017)	(129,783)
Exports (object)	Appreciation of R$	(1,749)	(28,055)	(67,515)	64,017	129,783
Net effect		-	-	-	-	-

		147.71	132.94	110.78	184.64	221.57
Price parity CBOT - Corn - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
Non-deliverable forward - Corn sale	Increase in the price of corn	27,221	79,747	158,537	(104,096)	(235,413)
Non-deliverable forward - Corn purchase	Decrease in the price of corn	(11,636)	(30,228)	(58,114)	34,842	81,320
Cost (object)	Increase in the price of corn	(15,585)	(49,519)	(100,423)	69,254	154,093
Net effect		-	-	-	-	-

		123.04	110.73	92.28	153.80	184.56
Price parity CBOT - Soybean meal - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
Non-deliverable forward - Soybeal meal purchase	Decrease in the price of soybean meal	(845)	(3,003)	(6,240)	4,549	9,943
Cost (object)	Increase in the price of soybean meal	845	3,003	6,240	(4,549)	(9,943)
Net effect		-	-	-	-	-

		331.81	298.63	248.86	414.77	497.72
Price parity CBOT - Soybean - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
NDF - Soybean sale	Increase in the price of soybean	2,005	6,847	14,110	(10,100)	(22,205)
NDF - Soybean purchase	Decrease in the price of soybean	(1,988)	(7,030)	(14,593)	10,617	23,221
Cost (object)	Increase in the price of soybean	(17)	183	483	(517)	(1,016)
Net effect		-	-	-	-	-

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.7.         Financial instruments by category

	Parent company
	03.31.19
	Amortized cost	Fair value through other comprehensive income	Fair value through profit and loss	Total
Assets
Cash and bank	80,821	-	-	80,821
Cash equivalents	-	-	1,826,658	1,826,658
Marketable securities	-	106,885	395,861	502,746
Restricted cash	744,314	-	-	744,314
Trade accounts receivable	6,707,223	-	328,138	7,035,361
Other credits	191,092	-	-	191,092
Derivatives not designated	-	-	35,617	35,617
Derivatives designated as hedge accounting (1)	-	-	96,086	96,086

Liabilities
Trade accounts payable	(4,829,111)	-	-	(4,829,111)
Supply chain finance	(688,092)	-	-	(688,092)
Loans and financing	(19,160,887)	-	-	(19,160,887)
Derivatives not designated	-	-	(28,131)	(28,131)
Derivatives designated as hedge accounting (1)	-	-	(113,867)	(113,867)
	(16,954,640)	106,885	2,540,362	(14,307,393)

(1)          All derivatives are measured at fair value. Those designated as hedge accounting have their gains and losses also affecting other comprehensive income and inventories.

	Parent company
	12.31.18
	Amortized cost	Fair value through other comprehensive income	Fair value through profit and loss	Total
Assets
Cash and bank	106,230	-	-	106,230
Cash equivalents	-	-	3,720,468	3,720,468
Marketable securities	87,697	83,782	310,398	481,877
Restricted cash	840,584	-	-	840,584
Trade accounts receivable	5,085,604	-	203,224	5,288,828
Other credits	199,240	-	-	199,240
Derivatives not designated	-	-	36,401	36,401
Derivatives designated as hedge accounting (1)	-	-	140,943	140,943

Liabilities
Trade accounts payable	(5,024,825)	-	-	(5,024,825)
Supply chain finance	(885,783)	-	-	(885,783)
Loans and financing	(19,043,446)	-	-	(19,043,446)
Derivatives not designated	-	-	(120,887)	(120,887)
Derivatives designated as hedge accounting (1)	-	-	(103,444)	(103,444)
	(18,634,699)	83,782	4,187,103	(14,363,814)

(1)          All derivatives are measured at fair value. Those designated as hedge accounting have their gains and losses also affecting other comprehensive income and inventories.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	03.31.19
	Amortized cost	Fair value through other comprehensive income		Fair value through profit and loss	Total
		Equity instruments	Debt instruments
Assets
Cash and bank	1,647,244	-	-	-	1,647,244
Cash equivalents	-	-	-	2,847,669	2,847,669
Marketable securities	249,824	216,595	17,060	396,599	880,078
Restricted cash	764,709	-	-	-	764,709
Trade accounts receivable	2,085,260	-	-	328,138	2,413,398
Other credits	195,889	-	-	-	195,889
Derivatives not designated	-	-	-	42,070	42,070
Derivatives designated as hedge accounting (1)	-	-	-	96,086	96,086

Liabilities
Trade accounts payable	(5,524,683)	-	-	-	(5,524,683)
Supply chain finance	(688,092)	-	-	-	(688,092)
Loans and financing	(21,620,444)	-	-	-	(21,620,444)
Derivatives not designated	-	-	-	(41,207)	(41,207)
Derivatives designated as hedge accounting (1)	-	-	-	(113,867)	(113,867)
	(22,890,293)	216,595	17,060	3,555,488	(19,101,150)

(1)          All derivatives are measured at fair value. Those designated as hedge accounting have their gains and losses also affecting other comprehensive income and inventories.

	Consolidated
	12.31.18
	Amortized cost	Fair value through other comprehensive income		Fair value through profit and loss	Total
		Equity instruments	Debt instruments
Assets
Cash and bank	722,838	-	-	-	722,838
Cash equivalents	-	-	-	4,146,724	4,146,724
Marketable securities	331,395	139,469	16,398	310,398	797,660
Restricted cash	861,621	-	-	-	861,621
Trade accounts receivable	2,409,667	-	-	203,224	2,612,891
Other credits	204,072	-	-	-	204,072
Derivatives not designated	-	-	-	41,387	41,387
Derivatives designated as hedge accounting (1)	-	-	-	140,952	140,952

Liabilities
Trade accounts payable	(5,732,278)	-	-	-	(5,732,278)
Supply chain finance	(885,783)	-	-	-	(885,783)
Loans and financing	(22,165,444)	-	-	-	(22,165,444)
Derivatives not designated	-	-	-	(124,261)	(124,261)
Derivatives designated as hedge accounting (1)	-	-	-	(110,774)	(110,774)
	(24,253,912)	139,469	16,398	4,607,650	(19,490,395)

(1)         All derivatives are measured at fair value. Those designated as hedge accounting have their gains and losses also affecting other comprehensive income and inventories.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.8.         Fair value of the financial instruments

According to CPC 46 / IFRS 13 the fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Depending on the inputs used for measurement, the financial instruments at fair value may be classified into 3 hierarchy levels:

•       Level 1 – Uses prices quoted (unadjusted) for identical instruments in active markets. In this category are classified investments in stocks, credit linked notes, savings accounts, overnights, term deposits, Financial Treasury Bills (“LFT”) and investment funds;

•       Level 2 – Uses prices quoted in active markets for similar instruments, prices quoted for identical or similar instruments in non-active markets and evaluation models for which inputs are observable. In this level are classified the investments in Bank Deposit Certificates (“CDB”) and derivatives, which are measured by well-known pricing models: discounted cash flows and Black-Scholes. The observable inputs are interest rates and curves, volatility factors and foreign exchange rates; and

•       Level 3 – Instruments whose significant inputs are non-observable. The Company does not have financial instruments in this classification.

The table below presents the overall classification of financial instruments measured at fair value by measurement hierarchy. For the period ended on March 31, 2019, there were no changes between the 3 levels of hierarchy.

	Parent company
	03.31.19			12.31.18
	Level 1	Level 2	Total	Level 1	Level 2	Total
Financial Assets
Fair value through other comprehensive income
Stocks	106,885	-	106,885	83,782	-	83,782
Fair value through profit and loss
Savings account and overnight	118,266	-	118,266	21,126	-	21,126
Bank deposit certificates	-	1,704,651	1,704,651	-	3,695,621	3,695,621
Financial treasury bills	380,411	-	380,411	295,699	-	295,699
Investment funds	3,741	-	3,741	3,721	-	3,721
Derivatives	-	131,703	131,703	-	177,344	177,344
Financial Liabilities
Fair value through profit and loss
Derivatives	-	(141,998)	(141,998)	-	(224,331)	(224,331)
	609,303	1,694,356	2,303,659	404,328	3,648,634	4,052,962

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	03.31.19			12.31.18
	Level 1	Level 2	Total	Level 1	Level 2	Total
Financial Assets
Fair value through other comprehensive income
Credit linked notes	17,060	-	17,060	16,398	-	16,398
Stocks	216,595	-	216,595	139,469	-	139,469
Fair value through profit and loss
Savings account and overnight	994,675	-	994,675	401,145	-	401,145
Term deposits	122,268	-	122,268	21,150	-	21,150
Bank deposit certificates	-	1,726,985	1,726,985	-	3,720,708	3,720,708
Financial treasury bills	380,411	-	380,411	295,699	-	295,699
Investment funds	4,479	-	4,479	3,721	-	3,721
Derivatives	-	138,156	138,156	-	182,339	182,339
Financial Liabilities
Fair value through profit and loss
Derivatives	-	(155,074)	(155,074)	-	(235,035)	(235,035)
	1,735,488	1,710,067	3,445,555	877,582	3,668,012	4,545,594

Except for the items set forth below, the book value of all other financial instruments approximates their fair value. The fair value of financial instruments set forth below is based in prices observed in active markets, level 1 of the fair value hierarchy.

	Parent company and Consolidated
		03.31.19		12.31.18
	Maturity	Book value	Fair value	Book value	Fair value
BRF bonds
BRF SA BRFSBZ5	2022	(462,650)	(472,166)	(451,542)	(456,190)
BRF SA BRFSBZ4	2024	(2,956,221)	(2,801,085)	(2,898,940)	(2,695,884)
BRF SA BRFSBZ3	2023	(1,925,075)	(1,843,713)	(1,888,811)	(1,754,586)
BRF SA BRFSBZ2	2022	(2,233,647)	(2,234,205)	(2,248,510)	(2,189,975)
Parent company		(7,577,593)	(7,351,169)	(7,487,803)	(7,096,635)

BFF bonds
Sadia Overseas BRFSBZ7	2020	(339,019)	(346,908)	(342,958)	(349,241)
Bonds BRF Gmbh
BRF SA BRFSBZ4	2026	(1,907,542)	(1,701,553)	(1,915,685)	(1,702,211)
Consolidated		(9,824,154)	(9,399,630)	(9,746,446)	(9,148,087)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

5.              SEGMENT INFORMATION

The operating segments are reported consistently with the management reports provided to the main decision makers for assessing the performance of each segment and allocation of resources.

With the sale of the Argentine Operations, discontinuation of the Europe and Thailand Operations and changes in the management, the Company has modified its operating segments which primarily observe the Company's business regions, being: (i) Brazil; (ii) International, which concentrates all the Company's operations abroad and has absorbed the Halal and International segments disclosed in the financial statements of December 31,2018; and (iii) Other Segments.

These segments include sales of all distribution channels and operations subdivided according to the nature of the products, whose characteristics are described below:

•       Poultry: production and sale of whole poultry and in-natura cuts.

•       Pork and other: production and sale of in-natura cuts.

•       Processed: production and sale of processed food, frozen and processed products derived from poultry, pork and beef, margarine, vegetables and soybean-based products.

•       Other sales: sale of flour for food service and others.

Other segments is divided into:

•       Ingredients: commercialization and development of animal nutrition ingredients, human nutrition, plant nutrition (fertilizers) and health care (health and wellness).

•       Other segments: commercialization of agricultural products.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The net sales for each reportable operating segment are set forth below:

	Consolidated
Net sales	January to March 2019	Restated January to March 2018
Brazil
In-natura	1,099,148	969,541
Poultry	885,405	770,689
Pork and other	213,743	198,852
Processed	2,837,246	2,773,569
Other sales	4,073	4,858
	3,940,467	3,747,968

International
In-natura	2,636,198	2,592,524
Poultry	2,409,017	2,342,549
Pork and other	227,181	249,975
Processed	501,913	421,674
Other sales	55,760	69,821
	3,193,871	3,084,019

Other segments
Ingredients	120,769	107,965
Other sales	104,143	90,746
	224,912	198,711
	7,359,250	7,030,698

The operating income for each reportable operating segment is set forth below:

	Consolidated
	January to March 2019	Restated January to March 2018
Brazil	66,608	155,813
International	125,466	99,853
Other segments	(26)	34,891
Ingredients	24,620	28,594
Other sales	(24,646)	6,297
Sub total	192,048	290,557
Corporate	(33,850)	(31,287)
	158,198	259,270

The items presented above as Corporate refers to relevant events not attributable to the normal course of business neither to the operating segments. For the three-month period ended March 31, 2019, the main events were R$11,340 related to Trapaça Operation (R$12,819 in the same period of the previous year) (note 1.2.2), and R$16,590 related to the operational restructuring plan.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

No customer individually or in aggregate (economic group) accounted for more than 5% of net sales for the three-month period ended March 31, 2019 and 2018.

The goodwill arising from business combinations and the intangible assets with indefinite useful life (trademarks) were allocated to the reportable operating segments, which correspond to the cash-generating units of the Company, considering economic benefits generated by such assets. The allocation of these intangible assets is presented below:

	Consolidated
	Goodwill		Trademarks		Total
	03.31.19	12.31.18	03.31.19	12.31.18	03.31.19	12.31.18
Brazil	1,151,498	1,151,498	982,478	982,478	2,133,976	2,133,976
International	1,537,978	1,543,467	342,859	353,684	1,880,837	1,897,151
	2,689,476	2,694,965	1,325,337	1,336,162	4,014,813	4,031,127

Information related to the total assets by reportable segment is not disclosed, as it is not included in the set of information made available to the Company’s administration, which makes investment decisions and determine allocation of assets on a consolidated basis.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

6.               CASH AND CASH EQUIVALENTS

	Average rate (p.a.)	Parent company		Consolidated
		03.31.19	12.31.18	03.31.19	12.31.18
Cash and bank accounts
U.S. Dollar	-	390	8,075	1,050,760	118,895
Brazilian Reais	-	78,598	94,967	80,787	97,376
Euro	-	1,755	2,927	107,346	52,779
Other currencies	-	78	261	408,351	453,788
		80,821	106,230	1,647,244	722,838
Cash equivalents
In Brazilian Reais
Investment funds	3.94%	3,741	3,721	3,741	3,721
Savings account	2.56%	21	49	21	49
Bank deposit certificates	5.81%	1,704,651	3,695,621	1,726,985	3,720,708
		1,708,413	3,699,391	1,730,747	3,724,478
In U.S. Dollar
Term deposit	2.15%	-	-	19,511	-
Overnight	0.42%	118,245	21,077	994,654	401,096
Other currencies
Term deposit	2.69%	-	-	102,757	21,150
		118,245	21,077	1,116,922	422,246
		1,907,479	3,826,698	4,494,913	4,869,562

7.               MARKETABLE SECURITIES

			Average interest rate (p.a.)	Parent company		Consolidated
	WATM (1)	Currency		03.31.19	12.31.18	03.31.19	12.31.18
Fair value through other comprehensive income
Credit linked note (a)	0.85	US$	3.85%	-	-	17,060	16,398
Stocks (b)	-	R$ and HKD	-	106,885	83,782	216,595	139,469
				106,885	83,782	233,655	155,867
Fair value through profit and loss
Financial treasury bills (c)	5.22	R$	6.40%	380,411	295,699	380,411	295,699
Fundo de Investimentos - FIDC (d)	4.71	R$	-	15,450	14,699	15,450	14,699
Investment funds	-	ARS	-	-	-	738	-
				395,861	310,398	396,599	310,398
Amortized cost
Sovereign bonds and others (c)	4.07	AOA	3.82%	-	87,697	249,824	331,395
				502,746	481,877	880,078	797,660

Current				380,411	303,613	588,961	507,035
Non-current (2)				122,335	178,264	291,117	290,625

(1)      Weighted average maturity in years.

(2)      Maximum maturity is September 01, 2024.

(a)  The credit linked note is a structured operation with a first-class financial institution that bears periodic interest (LIBOR + spread) and corresponds to a credit note that contemplates the Company’s risk.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

(b)  Is composed as set forth below:

		Quantity of shares		Share value		Total
Entities	Ticker	03.31.19	12.31.18	03.31.19	12.31.18	03.31.19	12.31.18
Minerva	BEEF3	15,204,100	15,204,100	7.03	4.99	106,885	75,868
Cofco Meat	1610	77,583,000	77,583,000	HKD2,85 / R$1,41	HKD1,45 / R$0,72	HKD221.112 / R$109.710	HKD112.495 / R$55.686
Eletrobras	ELET6	-	275,039	-	28.17	-	7,748
Engie Brasil	EGIE3	-	5,055	-	33.02	-	167

(c)  Comprised of Financial Treasury Bills (“LFT”) remunerated at the rate of the Special System for Settlement and Custody (“SELIC”) and Angola sovereign bonds and Banco BIC securities denominated in Kwanzas.

(d)  Application in junior quotas of the credit rights investment fund (“FIDC BRF”), as described in note 8.

The unrealized loss on marketable securities measured at fair value through other comprehensive income, recorded in Shareholders' Equity, corresponds to the accumulated amount of R$37,042 net of income tax of R$19,706 (loss of R$98,451 net of income tax of R$43,757 as of December 31, 2018). The balance of expected credit losses in marketable securities measured at amortized cost at on March 31, 2019 is R$4,449 (R$9,014 as of December 31, 2018) and a reversal of R$4,565 was recognized in the financial expenses for the period.

Additionally, on March 31, 2019, from the total marketable securities, R$39,383 (R$288,010 as of December 31, 2018) were pledged as collateral (without restrictions for use) for operations with future contracts denominated in U.S. Dollars, traded on the B3 S.A.  – Brasil, Bolsa, Balcão (“B3”).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

8.               TRADE ACCOUNTS RECEIVABLE AND OTHER RECEIVABLES, NET

	Parent company		Consolidated
	03.31.19	12.31.18	03.31.19	12.31.18
Trade accounts receivable
Domestic customers	834,973	1,098,173	836,303	1,098,750
Domestic related parties	318	233	-	-
Foreign customers	470,929	368,949	2,051,058	1,973,981
Foreign related parties	6,181,557	4,270,689	47,602	59,284
	7,487,777	5,738,044	2,934,963	3,132,015
( - ) Adjustment to present value	(6,951)	(7,768)	(9,646)	(10,276)
( - ) Expected credit losses	(445,465)	(441,448)	(511,919)	(508,848)

	7,035,361	5,288,828	2,413,398	2,612,891

Current	7,028,111	5,280,864	2,406,148	2,604,928
Non-current	7,250	7,964	7,250	7,963

Notes receivable	220,826	230,544	225,623	235,376
( - ) Adjustment to present value	(268)	(344)	(268)	(344)
( - ) Expected credit losses	(29,466)	(30,960)	(29,466)	(30,960)

	191,092	199,240	195,889	204,072

Current	108,118	110,281	112,915	115,113
Non-current (1)	82,974	88,959	82,974	88,959

(1)      Weighted average maturity of 2.83 years.

The Company assigns credits to the FIDC BRF, which has the exclusive objective of acquiring credit rights arising from commercial transactions between the Company and its customers in Brazil. On March 03, 2019 the amount outstanding and transferred to FIDC BRF was R$592,261 (R$643,675 at December 31, 2018).

Part of the balance with foreign related parties is tied to the Agribusiness Receivable Certificate (“CRA) operation, as disclosed in the financial statements for the year ended December 31, 2018 (note 19.2).

03.31.19
Parent company and Consolidated
Operation	Issue date	Maturity	Rate	Notional	Updated Value

CRA 2019 - 2nd Issue	04.19.2016	04.19.2019	96,5% CDI	1,000,000	1,041,934
CRA 2020 - 3th Issue	12.16.2016	12.16.2020	96,0% CDI	780,000	793,011
CRA 2023 - 3th Issue	12.16.2016	12.18.2023	IPCA + 5,90%	720,000	806,098
				2,500,000	2,641,043

On March 31, 2019 notes receivable are comprised mainly of receivables from the sales of several other assets and farms in an amount of R$181,267 (R$189,132 as of December 31, 2018).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The trade accounts receivable from related parties of the parent Company are disclosed in note 29. The consolidated balances, refers to transaction with the joint venture SATS BRF, in the foreign market.

The rollforward of the allowance for expected credit losses is set forth below:

	Parent company		Consolidated
	03.31.19	12.31.18	03.31.19	12.31.18
Beginning balance	(441,448)	(407,478)	(508,848)	(467,555)
Initial adoption IFRS 9	-	(2,644)	-	(12,612)
Incorporation of companies	-	(114)	-	-
Transfer - held for sale (1)	-	-	(549)	8,991
Provision	(6,538)	(25,327)	(5,256)	(46,357)
Write-offs	4,256	38,493	4,846	49,445
Exchange rate variation	(1,735)	(44,378)	(2,112)	(40,760)
Ending balance	(445,465)	(441,448)	(511,919)	(508,848)

(1)      Amount transferred to discontinued operations (note 12).

The aging of trade accounts receivable is as follows:

	Parent company		Consolidated
	03.31.19	12.31.18	03.31.19	12.31.18
Not overdue	6,838,401	5,252,593	2,078,839	2,451,597
Overdue			-
01 to 60 days	32,599	27,115	156,100	133,002
61 to 90 days	8,579	4,506	31,339	25,435
91 to 120 days	8,431	4,626	14,743	10,575
121 to 180 days	26,788	12,791	37,585	27,029
181 to 360 days	88,303	17,143	105,844	36,783
More than 360 days	484,676	419,270	510,513	447,594
( - ) Adjustment to present value	(6,951)	(7,768)	(9,646)	(10,276)
( - ) Expected credit losses	(445,465)	(441,448)	(511,919)	(508,848)
	7,035,361	5,288,828	2,413,398	2,612,891

9.               INVENTORIES

	Parent company		Consolidated
	03.31.19	12.31.18	03.31.19	12.31.18
Finished goods	1,684,077	1,340,593	2,575,429	2,200,763
Work in process	145,395	139,818	147,500	140,466
Raw materials	589,944	767,061	663,719	847,494
Packaging materials	73,807	71,889	76,813	73,755
Secondary materials	316,295	333,182	321,574	337,969
Warehouse	166,998	176,444	185,840	196,228
Imports in transit	96,791	97,586	116,771	103,954
Other	6,010	23,602	6,010	9,979
(-) Adjustment to present value	(36,186)	(33,302)	(36,203)	(33,314)
	3,043,131	2,916,873	4,057,453	3,877,294

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The cost of sales attributed to products sold during the period ended March 31, 2019 totaled R$5,269,824 in the parent company and R$5,842,180 in the consolidated (R$4,981,941 in the parent company and R$5,651,967 in the consolidated in the same period of the previous year). Such amounts include the additions and reversals of inventory provisions, set forth in the table below:

	Parent company
	Provision for adjustment to realizable value	Provision for deterioration	Provision for obsolescence	Total
				03.31.19
Beginning balance	(60,986)	(51,374)	(5,008)	(117,368)
Additions	(30,066)	(41,200)	(2,207)	(73,473)
Reversals	34,833	-	-	34,833
Write-offs	32,336	40,864	790	73,990
Ending balance	(23,883)	(51,710)	(6,425)	(82,018)

	Consolidated
	Provision for adjustment to realizable value	Provision for deterioration	Provision for obsolescence	Total
				03.31.19
Beginning balance	(65,490)	(60,586)	(12,029)	(138,105)
Additions	(31,107)	(44,366)	(2,630)	(78,103)
Reversals	41,920	-	-	41,920
Write-offs	32,336	45,182	1,526	79,044
Exchange rate variation	85	(185)	(90)	(190)
Ending balance	(22,256)	(59,955)	(13,223)	(95,434)

On March 31, 2019 and December 31, 2018, there were no inventory items pledged as collateral.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

10.           BIOLOGICAL ASSETS

The balance of biological assets segregated into current and non-current are set forth below:

	Parent company		Consolidated
	03.31.19	12.31.18	03.31.19	12.31.18

Live animals	1,475,809	1,459,804	1,538,434	1,513,133
Total current	1,475,809	1,459,804	1,538,434	1,513,133

Live animals	629,785	636,503	696,366	698,421
Forests	359,658	362,893	359,658	362,893
Total non-current	989,443	999,396	1,056,024	1,061,314
	2,465,252	2,459,200	2,594,458	2,574,447

Live animals are composed of poultry and pork and are separated into consumable and for production. There were no changes in the nature of the classification of biological assets as compared to the information disclosed in the financial statements for the year ended December 31, 2018 (note 10).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The rollforward of biological assets for the period is set forth below:

	Parent company
	Current			Non-current
	Live animals		Total	Live animals		Forests	Total
	Poultry	Pork		Poultry	Pork
			03.31.19				03.31.19
Beginning balance	529,524	930,280	1,459,804	319,318	317,185	362,893	999,396
Additions/Transfer	20,306	471,493	491,799	6,862	64,506	6,774	78,142
Changes in fair value (1)	387,448	16,037	403,485	(5,211)	(40,732)	-	(45,943)
Harvest	-	-	-	-	-	(10,100)	(10,100)
Write-off	-	-	-	-	-	91	91
Transfer between current and non-current	12,773	19,370	32,143	(12,773)	(19,370)	-	(32,143)
Transfer to inventories	(390,982)	(520,440)	(911,422)	-	-	-	-
Ending balance	559,069	916,740	1,475,809	308,196	321,589	359,658	989,443

	Consolidated
	Current			Non-current
	Live animals		Total	Live animals		Forests	Total
	Poultry	Pork		Poultry	Pork
			03.31.19				03.31.19
Beginning balance	582,853	930,280	1,513,133	381,236	317,185	362,893	1,061,314
Additions/Transfer	23,883	471,493	495,376	29,076	64,506	6,774	100,356
Changes in fair value (1)	396,511	16,037	412,548	(19,156)	(40,732)	-	(59,888)
Harvest	-	-	-	-	-	(10,100)	(10,100)
Write-off	-	-	-	-	-	91	91
Transfer between current and non-current	12,773	19,370	32,143	(12,773)	(19,370)	-	(32,143)
Transfer to inventories	(390,982)	(520,440)	(911,422)	-	-	-	-
Exchange variation	(3,344)	-	(3,344)	(3,606)	-	-	(3,606)
Ending balance	621,694	916,740	1,538,434	374,777	321,589	359,658	1,056,024

(1)         The fair value variation of biological assets includes depreciation of breeding stock and depletion of forests in the amount of R$177,166 (R$584,414 for the year ended December 31, 2018) in the parent company and R$192,990 (R$811,772 or the year ended December 31, 2018) in the consolidated.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The quantities and balances per live animal assets are set forth below:

	Parent company
	03.31.19		12.31.18
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	167,402	559,069	168,716	529,524
Immature pork	4,044	916,740	4,011	930,280
Total current	171,446	1,475,809	172,727	1,459,804

Production biological assets
Immature poultry	5,822	100,721	5,509	103,678
Mature poultry	10,028	207,475	10,688	215,640
Immature pork	202	75,436	203	74,071
Mature pork	443	246,153	439	243,114
Total non-current	16,495	629,785	16,839	636,503
	187,941	2,105,594	189,566	2,096,307

	Consolidated
	03.31.19		12.31.18
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	186,934	621,694	188,248	582,853
Immature pork	4,044	916,740	4,011	930,280
Total current	190,978	1,538,434	192,259	1,513,133

Production biological assets
Immature poultry	6,819	126,526	6,538	134,425
Mature poultry	11,489	248,251	11,958	246,811
Immature pork	202	75,436	203	74,071
Mature pork	443	246,153	439	243,114
Total non-current	18,953	696,366	19,138	698,421
	209,931	2,234,800	211,397	2,211,554

The Company has forests pledged as collateral for loans and tax/civil contingencies in the amount of R$66,549 in the parent company and consolidated (R$66,345 in the parent company and consolidated as of December 31, 2018).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

11.           RECOVERABLE TAXES AND INCOME TAX AND SOCIAL CONTRIBUTION

	Parent company		Consolidated
Recoverable taxes	03.31.19	12.31.18	03.31.19	12.31.18
ICMS ("State VAT")	1,523,879	1,517,304	1,622,603	1,632,110
PIS and COFINS ("Federal Taxes to Social Fund Programs")	923,660	941,864	928,112	946,399
IPI ("Federal VAT")	835,999	836,674	836,002	836,676
INSS ("Brazilian Social Security")	313,093	307,865	313,129	307,897
Other	49,181	52,329	148,367	155,779
(-) Provision for losses	(169,992)	(175,920)	(170,022)	(175,925)
	3,475,820	3,480,116	3,678,191	3,702,936

Current	491,346	340,116	691,196	560,389
Non-current	2,984,474	3,140,000	2,986,995	3,142,547

Recoverable income tax and social contribution
Income and social contribution tax (IR/CS)	390,602	426,134	495,567	522,758
(-) Provision for losses	(8,985)	(8,985)	(9,029)	(9,029)
	381,617	417,149	486,538	513,729
Current	374,807	410,340	478,627	506,483
Non-current	6,810	6,809	7,911	7,246

The rollforward of the provision for losses is set forth below:

	Parent company
	ICMS ("State VAT")	PIS and COFINS ("Federal Taxes to Social Fund Programs")	Income and social contribution tax	IPI ("Federal VAT")	Other	Total
						03.31.19
Beginning balance	(140,964)	(17,418)	(8,985)	(13,562)	(3,976)	(184,905)
Additions	(16,678)	-	-	-	(254)	(16,932)
Write-offs	13,116	-	-	9,744	-	22,860
Ending balance	(144,526)	(17,418)	(8,985)	(3,818)	(4,230)	(178,977)

	Consolidated
	ICMS ("State VAT")	PIS and COFINS ("Federal Taxes to Social Fund Programs")	Income and social contribution tax	IPI ("Federal VAT")	Other	Total
						03.31.19
Beginning balance	(140,970)	(17,418)	(9,029)	(13,562)	(3,975)	(184,954)
Additions	(16,678)	-	-	-	(289)	(16,967)
Write-offs	13,122	-	-	9,744	-	22,866
Exchange rate variation	-	-	-	-	4	4
Ending balance	(144,526)	(17,418)	(9,029)	(3,818)	(4,260)	(179,051)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

12.           ASSETS AND LIABILITIES HELD FOR SALE AND DISCONTINUED OPERATIONS

Following the finance and operating restructuring plan disclosed in the financial statements of 2018, during the three-month period ended March 31, 2019 the sale of the operations in Argentina and of the plant in Várzea Grande-MT were concluded, and the agreement to sell the operations in Europe and Thailand has been signed. The details of the operations are demonstrated below:

On January 02, 2019, the sale of the shares representing 91.89% of the former subsidiary Quickfood S.A. was completed. On this date, Marfrig Global Foods S.A. (“Marfrig”) paid the amount of US$54,891 (equivalent to R$211,835) to BRF S.A.

On January 23, 2019, the sale of the properties and equipment in Várzea Grande-MT to Marfrig was concluded for R$100,000, from which R$81,500 were collected, net of associated costs. On April 01, 2019, all the precedent conditions were overcome and Marfrig started to fully operate the plant.

On February 4, 2019, the sale of Avex S.A. was completed and US$22,500 (equivalent to R$82,736) were received in cash and US$22,324 (equivalent to R$86,990) will be settled by the payment of liabilities of Avex S.A. with BRF during 2019.

On February 28, 2019, the former subsidiary Campo Austral S.A. concluded the sale of its plant located in the city of Florencio Varela, in Argentina, and all the related assets and liabilities, including the “Bocatti” and “Calchaquí” trademarks to BOGS S.A. for US$26,753 (equivalent to R$95,036), collected on March, 2019.

On March 11, 2019, the Company has concluded the sale of 100% of the shares issued by Campo Austral S.A., including the plants in San Andrés de Giles and Pilar, and the trademark “Campo Austral” to the Argentinian company La Piamontesa de Averaldo Giacosa y Compañía S.A. for US$7,619 (equivalent to R$29,359), from which US$3,619 were paid in cash and US$4,000 will be paid during the three subsequent months.

Additionally, on February 7, 2019, the Company executed a sale and purchase agreement with Tyson International Holding Co., providing for the terms and conditions for the sale of 100% of the shares held by the Company in subsidiaries located in Europe and Thailand. The amount agreed in this transaction is US$340,000 (equivalent to R$1,324,878).

The closing of the sale of Europe and Thailand businesses is subject to the confirmation of the conditions precedent applicable to transactions of similar nature.

The balances of the assets reclassified to assets held for sale and liabilities directly associated with assets held for sale are reflected below.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

In the parent company, the balances refer substantially to the intangible assets related to the Europe operations, in addition to the property, plant and equipment of the Várzea Grande plant. In the consolidated, the balances refer to the assets and liabilities of the Europe and Thailand operations, the assets of the Várzea Grande plant and other property, plant and equipment held for sale.

	Parent company						Consolidated
	03.31.19			12.31.18			03.31.19			12.31.18
	Investment in Discontinued Operations	Others	Total	Investment in Discontinued Operations	Others	Total	Operation from Europe and Thailand	Others	Total	Operations from Argentine	Operation from Europe and Thailand	Others	Total
ASSETS
CURRENT ASSETS
Cash and cash equivalents	-	-	-	-	-	-	128,222	-	128,222	31,683	134,766	-	166,449
Marketable securities	-	-	-	-	-	-	-	-	-	68,686	-	-	68,686
Trade accounts receivable, net	-	-	-	-	-	-	355,234	-	355,234	244,654	333,187	-	577,841
Inventories	-	-	-	-	-	-	680,000	-	680,000	254,142	645,241	-	899,383
Biological assets	-	-	-	-	-	-	-	-	-	19,246	-	-	19,246
Recoverable taxes	-	-	-	-	-	-	58,053	-	58,053	59,721	48,738	-	108,459
Assets held for sale	-	-	-	-	-	-	-	-	-	4	401	-	405
Other current assets	-	-	-	-	-	-	3,316	-	3,316	18,087	6,264	-	24,351
Total current assets	-	-	-	-	-	-	1,224,825	-	1,224,825	696,223	1,168,597	-	1,864,820

NON-CURRENT ASSETS
Trade accounts receivable, net	-	-	-	-	-	-	-	-	-	571	-	-	571
Deferred income and social contribution taxes	-	-	-	-	-	-	8,872	-	8,872	-	7,967	-	7,967
Biological assets	-	-	-	-	-	-	21,054	-	21,054	11,586	20,122	-	31,708
Recoverable taxes	-	-	-	-	-	-	-	-	-	4,788	-	-	4,788
Other non-current assets	-	-	-	-	-	-	459	-	459	7,299	473	-	7,772
Investments in subsidiaries and join ventures	-	-	-	219,666	-	219,666	-	-	-	20	-	-	20
Property, plant and equipment, net	-	131,414	131,414	-	131,406	131,406	313,201	161,484	474,685	329,590	327,224	169,798	826,612
Intangible assets	20,115	-	20,115	20,115	-	20,115	241,887	-	241,887	318,706	263,341	-	582,047
Total non-current assets	20,115	131,414	151,529	239,781	131,406	371,187	585,473	161,484	746,957	672,560	619,127	169,798	1,461,485

TOTAL ASSETS	20,115	131,414	151,529	239,781	131,406	371,187	1,810,298	161,484	1,971,782	1,368,783	1,787,724	169,798	3,326,305

LIABILITIES
CURRENT LIABILITIES
Short-term debt	-	-	-	-	-	-	-	-	-	88,395	-	-	88,395
Trade accounts payable	-	-	-	-	-	-	170,671	-	170,671	270,796	155,068	-	425,864
Payroll and related charges	-	-	-	-	-	-	41,199	-	41,199	42,152	42,662	-	84,814
Liabilities with related parties	-	-	-	-	-	-	-	-	-	197	-	-	197
Employee and management profit sharing	-	-	-	-	-	-	2,770	-	2,770	2,973	3,005	-	5,978
Tax payable	-	-	-	-	-	-	24,920	-	24,920	13,600	24,831	-	38,431
Other current liabilities	-	-	-	-	-	-	105,332	-	105,332	51,125	95,219	-	146,344
Total current liabilities	-	-	-	-	-	-	344,892	-	344,892	469,238	320,785	-	790,023

NON-CURRENT LIABILITIES
Long-term debt	-	-	-	-	-	-	-	-	-	67,378	-	-	67,378
Deferred income and social contribution taxes	-	-	-	-	-	-	26,775	-	26,775	142,013	26,161	-	168,174
Provision for tax, civil and labor risks	-	-	-	-	-	-	361	-	361	70,571	366	-	70,937
Other non-current liabilities	-	-	-	13	-	13	37,217	-	37,217	22	34,995	-	35,017
Total non-current liabilities	-	-	-	13	-	13	64,353	-	64,353	279,984	61,522	-	341,506

TOTAL LIABILITIES AND EQUITY	-	-	-	13	-	13	409,245	-	409,245	749,222	382,307	-	1,131,529

Assets and liabilities held for sale	20,115	131,414	151,529	239,768	131,406	371,174	1,401,053	161,484	1,562,537	619,561	1,405,417	169,798	2,194,776

When reclassifying to assets held for sale, assets began to be measured at the lower of the book value previously recorded and the fair value net of selling expenses. In the three-month period ended March 31, 2019, this measurement led to an impairment in the amount of R$81,329 in the discontinued operations.

During the period ended March 31, 2019, the Company incurred in losses by the sale of the Argentine operations in the amount of R$862,818 registered in the discontinued operations, mainly due to the write-off of the cumulative translation adjustments of the investments.

The consolidated balance of other comprehensive income related to these operations on March 31, 2019 is R$46,672 and refers to cumulative translation adjustment. This balance will be recognized as reduction of the cost of the investments at the moment of the sale.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

In the three-month period ended March 31, 2019, the Argentine, Europe and Thailand operations were kept classified as discontinued operations. The statement of income (loss) and statement of cash flow of these operations are as follows:

	January to March 2019
	Parent company	Consolidated
		Operations from Argentine (2)	Operation from Europe and Thailand	Total

NET SALES	5,363	80,843	626,607	707,450
Cost of sales	252	(95,051)	(549,565)	(644,616)
GROSS PROFIT (1)	5,615	(14,208)	77,042	62,834
OPERATING INCOME (EXPENSES)
Selling expenses	-	(11,389)	(29,908)	(41,297)
General and administrative expenses	(1,443)	(5,106)	(19,250)	(24,356)
Impairment loss on trade and other receivables	-	-	251	251
Other operating expenses, net	-	(17,770)	(3,942)	(21,712)
Income from associates and joint ventures	(46,647)	-	-	-
INCOME (LOSS) BEFORE FINANCIAL RESULTS AND INCOME TAXES	(42,475)	(48,473)	24,193	(24,280)
Financial expenses	-	(20,982)	(18,358)	(39,340)
Financial income	-	8,284	1,269	9,553
INCOME (LOSS) BEFORE TAXES	(42,475)	(61,171)	7,104	(54,067)
Current income taxes	-	-	(2,008)	(2,008)
Deferred income taxes	97,750	100,380	789	101,169
NET INCOME	55,275	39,209	5,885	45,094
Loss on sale of investments and realization of other comprehensive income	(862,818)	(862,818)	-	(862,818)
Impairment loss on the remeasuarement at fair value less cost to sell	(81,329)	-	(81,329)	(81,329)
LOSS FROM DISCONTINUED OPERATIONS	(888,872)	(823,609)	(75,444)	(899,053)

Net Loss From Discontinued Operation Attributable to
Controlling shareholders	(888,872)	(823,609)	(65,263)	(888,872)
Non-controlling interest	-	-	(10,181)	(10,181)

(1)    The positive effect on cost refers to allocations of expenses to products destined to the markets of the discontinued operations.

(2)    Refers to the results of operations until the effective sale date: Avex S.A until February 03, 2019 and Campo Austral S.A. until March 10, 2019.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	January to March 2018
	Parent company	Consolidated
		Operations from Argentine	Operation from Europe and Thailand	Total

NET SALES	456	444,328	673,469	1,117,797
Cost of sales	5,916	(409,010)	(566,508)	(975,518)
GROSS PROFIT (1)	6,372	35,318	106,961	142,279
OPERATING INCOME (EXPENSES)
Selling expenses	-	(41,657)	(53,330)	(94,987)
General and administrative expenses	(1,537)	(6,175)	(17,321)	(23,496)
Impairment loss on trade and other receivables	-	(5,554)	(2,049)	(7,603)
Other operating expenses, net	4,581	8,321	437	8,758
Income from associates and joint ventures	68,779	-	-	-
INCOME (LOSS) BEFORE FINANCIAL RESULTS AND INCOME TAXES	78,195	(9,747)	34,698	24,951
Financial expenses	-	7,073	24,246	31,319
Financial income	-	10,349	(1,290)	9,059
INCOME BEFORE TAXES	78,195	7,675	57,654	65,329
Current income taxes	-	(4)	(8,479)	(8,483)
Deferred income taxes	-	11,144	2,683	13,827
INCOME FROM DISCONTINUED OPERATIONS	78,195	18,815	51,858	70,673

Net Income From Discontinued Operation Attributable to
Controlling shareholders	78,195	18,919	59,276	78,195
Non-controlling interest	-	(104)	(7,418)	(7,522)

(1)    The positive effect on cost refers to allocations of expenses to products destined to the markets of discontinued operations.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company		Consolidated
	January to March 2019	January to March 2018	January to March 2019	January to March 2018
OPERATING ACTIVITIES FROM DISCONTINUED OPERATIONS
Income (loss)	(888,872)	78,195	(899,053)	70,673
Adjustments to reconcile loss to generated cash
Depreciation and amortization	-	-	3,163	64,332
Depreciation and depletion of biological assets	-	-	6,276	5,902
Loss on disposals of property, plant and equipments	-	-	6,258	86
Provision for tax, civil and labor risks	-	-	(493)	(20,301)
Income from associates and joint ventures	800,451	(68,779)	-	-
Gain (loss) on disposal of discontinued operations	190,343	-	862,818	-
Provision for losses in inventories	-	-	(7,644)	-
Impairment	-	312,934	81,329	-
Financial results, net	-	-	29,789	(40,378)
Deferred income tax	(97,750)	-	(101,169)	(13,827)
Others	-	-	(6,262)	109
Cash flow provided by operating activities before working capital	4,172	322,350	(24,988)	66,596
Trade accounts receivable	-	-	(105,186)	(1,285)
Inventories	-	-	3,717	25,750
Current biological assets	-	-	55	(1,802)
Trade accounts payable	-	-	17,820	(93,584)
Supply chain finance	-	-	(28)	(374)
Cash generated by operating activities	4,172	322,350	(108,610)	(4,699)
Financial Investments at FVPL	-	-	(6,472)	(42,289)
Redemption of Financial Investments at FVPL	-	-	29,097	19,629
Interest paid	-	-	-	(1,413)
Interest on shareholders' equity received	-	-	3,152	2,857
Other assets and liabilities	83,326	11,047	(2,196)	(247,106)
Net cash (used in) provided by operating activities from discontinued operations	87,498	333,397	(85,029)	(273,021)

INVESTING ACTIVITIES FROM DISCONTINUED OPERATIONS
Additions to property, plant and equipment	-	-	(11,543)	(10,622)
Additions to non-current biological assets	-	-	(7,694)	(6,638)
Additions to intangible assets	-	-	-	(7)
Proceeds from disposals of property, plant and equipment	-	-	64,472	-
Net cash used in investing activities from discontinued operations	-	-	45,235	(17,267)

FINANCING ACTIVITIES FROM DISCONTINUING OPERATIONS
Proceeds from debt issuance	-	-	10,122	454,563
Repayment of debt	-	-	(8,555)	(321,315)
Net cash (used in) provided by financing activities from discontinued operations	-	-	1,567	133,248
Net decrease in cash and cash equivalents	87,498	333,397	(38,227)	(157,040)
At the beginning of the period	-	-	166,449	488,185
At the end of the period	87,498	333,397	128,222	331,145

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

13.   INCOME AND SOCIAL CONTRIBUTION TAXES

13.1.      Deferred income and social contribution taxes

	Parent company		Consolidated
	03.31.19	12.31.18	03.31.19	12.31.18
Assets
Tax loss carryforwards (corporate income tax)	1,769,362	1,722,283	1,772,873	1,723,991
Negative calculation basis (social contribution tax)	674,058	651,803	674,970	652,418

Temporary differences - Assets
Provisions for tax, civil and labor risks	324,312	322,987	324,312	322,987
Suspended collection taxes	25,226	22,945	25,226	22,945
Expected credit losses	126,796	126,624	126,857	126,627
Provision for property, plant and equipment losses	21,113	37,110	21,113	37,110
Provision for losses on tax credits	62,873	62,668	62,873	62,670
Provision for other obligations	79,964	106,869	79,964	106,869
Provision for inventory losses	27,888	39,508	27,936	39,508
Employees' benefits plan	141,061	137,484	141,061	137,484
Unrealized losses on derivatives financial instruments	-	30,494	-	30,494
Unrealized losses on inventories	-	-	6,617	2,359
Expected credit losses - notes receivables	2,716	6,859	2,716	6,859
Estimated annual effective tax rate - CPC 21	536,352	-	536,352	-
Business combination - Sadia (1)	54,034	84,587	54,034	84,587
Other temporary differences	89,341	91,849	117,762	135,847
	3,935,096	3,444,070	3,974,666	3,492,755

Temporary differences - Liabilities
Unrealized gains on fair value	(83,511)	(101,400)	(83,511)	(101,400)
Difference between tax basis and accounting basis of goodwill amortization	(318,738)	(318,454)	(318,738)	(318,454)
Difference between tax depreciation rate and accounting depreciation rate (useful life)	(779,543)	(754,094)	(779,543)	(754,094)
Business combination - Sadia (1)	(949,304)	(724,015)	(949,304)	(724,015)
Business combination - AKF	-	-	(18,826)	(19,152)
Business combination - other companies	-	-	(26,965)	(20,421)
Other - exchange rate variation	-	-	(73,593)	(60,752)
Other temporary differences	(16,143)	(28,531)	-	(40,589)
	(2,147,239)	(1,926,494)	(2,250,480)	(2,038,877)

Total deferred tax	1,787,857	1,517,576	1,724,186	1,453,878

Total Assets	1,787,857	1,517,576	1,816,701	1,519,652
Total Liabilities	-	-	(92,515)	(65,774)
	1,787,857	1,517,576	1,724,186	1,453,878

(1)

The deferred tax asset on the business combination with Sadia is computed on the difference between the goodwill amortization tax basis and the goodwill amortization accounting basis, based on the purchase price allocation date. Deferred tax liability on business combination with Sadia is substantially represented by the fair value of property, plant and equipment, trademarks and contingent liabilities.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The roll-forward of deferred tax assets is set forth below:

	Parent company	Consolidated
	03.31.19	03.31.19

Beginning balance	1,517,576	1,453,878
Deferred income and social contribution taxes recognized in the statement of income	190,137	200,889
Deferred income and social contribution taxes recognized in other comprehensive income	(17,606)	(31,949)
Deferred income and social contribution taxes related to discontinued operations	97,750	101,169
Other	-	199
Ending balance	1,787,857	1,724,186

13.2.       Estimated period of realization

Deferred tax assets arising from temporary differences will be realized as these differences are settled. The period of settlement or realization of such differences is uncertain and is tied to several factors that are not under the control of the Management.

When assessing the realization of deferred tax assets on income tax loss carryforward and negative calculation basis of social contribution tax, Management considers the Company’s budget and strategic plans, adjusted by the main fiscal additions and exclusions, which were approved by the Company's Board of Directors and Fiscal Council. Based on this estimate, Management believes that it is probable that the deferred tax will be realized, as set forth below:

	Parent company	Consolidated
2020	28,356	28,356
2021	130,528	130,528
2022	180,261	180,261
2023	282,281	282,281
2024 to 2026	1,001,310	1,001,310
2027 onwards	820,684	825,107
	2,443,420	2,447,843

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

13.3.      Income and social contribution taxes reconciliation

	Parent company		Consolidated
	January to March 2019	Restated January to March 2018	January to March 2019	Restated January to March 2018

Loss before income and social contribution taxes - continued operations	(302,200)	(236,446)	(290,067)	(227,149)
Nominal tax rate	34%	34%	34%	34%
Credit (expense) at nominal rate	102,748	80,392	98,623	77,231

Reconciling itens
Income from associates and joint ventures	86,609	26,649	(56)	(5,897)
Exchange rate variation on foreign investments	(14,404)	20,058	(4,000)	7,772
Difference of tax rates on results of foreign subsidiaries	-	-	67,096	87,132
Deferred tax assets not recognized (1)	(54,336)	-	(54,336)	-
Investment grant	-	10,381	-	10,381
Estimated annual effective tax rate - CPC 21	196,959	(56,656)	196,959	(73,885)
Reversal of provision without deferred constituted	(130,390)	-	(130,390)	-
Other permanent differences	2,951	3,766	2,893	(8,441)
	190,137	84,590	176,789	94,293

Current income tax	-	-	(24,100)	(21,636)
Deferred income tax	190,137	84,590	200,889	115,929

(1)     Amount referring to the non-recognition of deferred tax on tax loss and negative basis in the amount of R$159,813 in the parent company and consolidated.

The taxable income and income taxes of the foreign subsidiaries are set forth below:

	Consolidated
	January to March 2019	Restated January to March 2018
Taxable income from foreign subsidiaries	(993,931)	293,786
Current income tax from foreign subsidiaries	(24,079)	(21,554)
Deferred income tax from foreign subsidiaries	4,680	1,854

The Company’s Management has determined that the earnings recorded by the holdings of its wholly-owned subsidiaries abroad will not be redistributed.

Such resources will be used for investments in the subsidiaries, and thus no deferred income tax was recognized. The total of undistributed earnings corresponds to R$2,905,236 as of March 31, 2019 (R$3,401,418 as of December 31, 2018).

Brazilian income taxes declarations are subject to review by the authorities for a five-year period after the delivery. The Company may be subject to additional taxes, interest and penalties resulting from these reviews. Subsidiaries located abroad are taxed in their respective jurisdictions, according to local regulations.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

14.           JUDICIAL DEPOSITS

The rollforward of the judicial deposits is set forth below:

	Parent company
	Tax	Labor	Civil, commercial and other	Total
				03.31.19
Beginning balance	288,377	351,648	29,073	669,098
Additions	3,400	44,808	1,142	49,350
Reversals	(22)	(10,610)	(3)	(10,635)
Write-offs	(259)	(32,656)	(2,217)	(35,132)
Price index update	2,795	1,530	134	4,459
Ending balance	294,291	354,720	28,129	677,140

	Consolidated
	Tax	Labor	Civil, commercial and other	Total
	03.31.19
Beginning balance	288,376	351,651	29,071	669,098
Additions	3,400	44,811	1,142	49,353
Reversals	(22)	(10,610)	(3)	(10,635)
Write-offs	(259)	(32,656)	(2,217)	(35,132)
Price index update	2,796	1,530	136	4,462
Exchange rate variation	-	(1)	-	(1)
Ending balance	294,291	354,725	28,129	677,145

15.           RESTRICTED CASH

			Average interest rate (p.a.)	Parent company		Consolidated
	Maturity (1)	Currency		03.31.19	12.31.18	03.31.19	12.31.18

Bank deposit certificates (2)	2.22	R$	6.19%	366,168	504,480	366,168	504,480
National treasury certificates (3)	1.00	R$	20.28%	239,928	233,692	239,928	233,692
Bank deposit (4)	-	US$	-	-	-	20,395	21,037
Time Deposit (5)	1.24	US$	3.80%	138,218	102,412	138,218	102,412
				744,314	840,584	764,709	861,621

Current				354,268	256,284	374,663	277,321
Non-current				390,046	584,300	390,046	584,300

(1)      Weighted average maturity in years.

(2)      Deposit pledged as collateral in the disposal of the dairy segment to the Groupe Lactalis (“Parmalat”) with maturity in 2021 and in the sale of Gale.

(3)      Certificates with maturity in 2020 pledged as collateral for the loan obtained through the Special Program Asset Restructuring (“PESA”) (note 19).

(4)      Deposit linked to operations in the international market.

(5)      Time Deposit linked to operations of Credit Export Notes (NCE).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

16.           INVESTMENTS

16.1.      Investments breakdown

	Parent company		Consolidated
	03.31.19	12.31.18	03.31.19	12.31.18
Investment in associates and affiliates	4,142,566	4,042,451	62,892	70,546
Goodwill SATS BRF	-	-	7,136	7,059
	4,142,566	4,042,451	70,028	77,605
Other investments	583	1,107	7,585	8,400
	4,143,149	4,043,558	77,613	86,005

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

16.2.      Rollforward of the interest in subsidiaries and affiliates – Parent Company

	Subsidiaries													Affiliates
	BRF Energia S.A.	BRF GmbH	Establec. Levino Zaccardi	BRF Pet S.A.	BRF Luxembourg SARL	PSA Labor. Veter. Ltda	Avex S.A.	Sadia Alimentos S.A.	Sadia International Ltd.	Sadia Uruguay S.A.	Sadia Overseas S.A.	Eclipse Holding Cooperatief	VIP S.A. Empr. e Particip. Imob	PP-BIO Adm. Bem próprio S.A.	UP! Alimentos Ltda	Total
																03.31.19	12.31.18
a) Participation as of march 31, 2019
% of share	100.00%	100.00%	99.94%	100.00%	100.00%	99.99%	0.00%	43.10%	100.00%	94.90%	2.00%	0.01%	100.00%	66.67%	50.00%
Total number of shares and membership interests	6,963,854	1	100	27,664,086	100	5,463,850	-	594,576,682	900,000	2,444,753,091	50,000	10,000	14,249,459	-	1,000
Number of shares and membership interest held	6,963,854	1	100	27,664,086	100	5,463,849	-	256,253,695	900,000	2,319,989,778	1,000	1	14,249,459	-	500
														-
b) Information as of march 31, 2019
Share capital	5,972	6,523	1,186	27,664	42,783	5,564	-	338,054	2,933	497,012	165	334,999	50	-	-
Shareholders' equity	161	5,203,255	(14)	24,444	(166,524)	5,807	-	12,365	228,889	79,861	1,367	(33,941)	2,315	-	-
Income (loss) for the exercise	(37)	(830,457)	(3)	(2,544)	10,581	47	(20,245)	(38,167)	(4,955)	(115,196)	(1)	(18,331)	26	-	-

c) Balance of investments as of march 31, 2019
Beginning balance	1,404	3,710,990	-	27,059	-	5,760	-	-	225,508	56,967	27	-	2,290	4,199	8,247	4,042,451	4,959,644
Adjustment of previous years (adoption of IFRS 9 and hyperinflation)	-	-	-	-	-	-	-	-	-	-	-		-	-	-	-	128,959
Equity pick-up	(37)	(730,445)	(1)	(2,544)	10,581	47	(17,492)	(31,626)	(4,603)	(102,637)	-	(3)	26	-	-	(878,734)	(1,020,030)
Hyperinflation on goodwill	-	-	-	-	-	-	-	-	-	-	-		-	-	-	-	133,220
Unrealized profit in inventory	-	-	-	(71)	-	-	(162)	-	-	(2)	-	-	-	-	-	(235)	538
Disposals by incorporation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(540,444)
Exchange rate variation on goodwill	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(205,948)
Amortization of fair value of assets and liabilities acquired	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,660)
Advance for future capital increase	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	133,043
Exchange rate variation on foreign investments	-	(43,746)	-	-	10	-	-	-	1,378	-	(6)	-	-	-	-	(42,364)	299,576
Other comprehensive income	-	857,486	(2)	-	(67,653)	-	(4,606)	17,781	6,606	121,449	6	-	2	-	-	931,069	205,305
Capital increase	-	-	-	-	-	-	-	-	-	-	-	-	-	129	-	129	1,588,083
Reversal of provision for losses on investments	-	-	-	-	(109,463)	-	-	-	-	-	-	-	-	-	-	(109,463)	(318,931)
Impairment of investment	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(406,452)
Dividends and interests on shareholders' equity	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(8,247)	(8,247)	(4,739)
Sale of equity stake	-	-	-	-	-	-	21,593	-	-	-	-	-	-	-	-	21,593	(5,835)
Gain or loss on equity stake changes	-	-	-	-	-	-	667	-	-	-	-	-	(5)	-	-	662	(790,688)
Provision for losses on investments	-	-	3	-	166,525	-	-	-	-	-	-	3	-	-	-	166,531	109,476
Transfer to held for sale and discontinued operations	-	-	-	-	-	-	-	19,174	-	-	-	-	-	-	-	19,174	(219,666)
	1,367	3,794,285	-	24,444	-	5,807	-	5,329	228,889	75,777	27	-	2,313	4,328	-	4,142,566	4,042,451

The exchange rate variation gains on the investments in foreign subsidiaries whose functional currency is the Brazilian Reais, for the period ended March 31, 2019 totaled R$11,453, (gain of R$23,665 as of March 31, 2018) and has been recognized as financial result in the consolidated statement of income.

On March 31, 2019, these associates, affiliates and joint ventures do not have any restriction to repay their loans or advances to the Company.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

17.           PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment rollforward is set forth below:

	Parent company
	Weighted average depreciation rate (p.a.)	12.31.18	Initial adoption IFRS 16	Additions	Disposals	Transfers (1)	03.31.19
Cost
Land	-	504,851	21,120	-	(318)	2	525,655
Buildings and improvements	-	7,091,305	2,087,528	-	(33,839)	48,229	9,193,223
Machinery and equipment	-	7,771,340	377	2,610	(96,266)	54,378	7,732,439
Facilities	-	17,246	-	-	-	(14,692)	2,554
Furniture and fixtures	-	102,732	-	14	(2,889)	1,091	100,948
Vehicles	-	7,491	7,669	-	(29)	-	15,131
Construction in progress	-	418,630	-	71,134	-	(125,644)	364,120
Advances to suppliers	-	267	-	-	-	(267)	-
		15,913,862	2,116,694	73,758	(133,341)	(36,903)	17,934,070

Depreciation
Buildings and improvements	5.77%	(2,532,762)	-	(153,847)	5,898	(9,316)	(2,690,027)
Machinery and equipment	6.57%	(3,485,179)	-	(124,123)	91,881	7,801	(3,509,620)
Facilities	5.00%	(1,795)	-	(32)	-	1,525	(302)
Furniture	6.67%	(55,732)	-	(1,203)	2,854	(13)	(54,094)
Vehicles	23.14%	(7,221)	-	(731)	29	-	(7,923)
		(6,082,689)	-	(279,936)	100,662	(3)	(6,261,966)
		9,831,173	2,116,694	(206,178)	(32,679)	(36,906)	11,672,104

(1)      Refers to the transfer of R$33,937 to intangible assets, R$8 to assets held for sale and R$2,961 to biological assets.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Weighted average depreciation rate (p.a.)	12.31.18	Initial adoption IFRS 16	Additions	Disposals	Transfers (1)	03.31.19
Cost
Land	-	536,878	23,453	-	(318)	28,374	585,055
Buildings and improvements	-	7,446,230	2,238,471	23	(33,839)	39,386	9,685,543
Machinery and equipment	-	8,272,920	1,101	3,932	(96,292)	49,309	8,217,953
Facilities	-	144,315	-	-	-	(16,870)	128,174
Furniture and fixtures	-	159,902	-	59	(4,576)	1,121	155,704
Vehicles	-	17,402	94,065	39	(29)	(11,084)	100,230
Construction in progress	-	409,696	-	71,715	-	(115,168)	365,198
Advances to suppliers	-	13,425	-	2,123	-	(11,971)	3,482
		17,000,768	2,357,090	77,891	(135,054)	(36,903)	19,241,339

Depreciation
Land	36.04%	-	-	(214)	-		(211)
Buildings and improvements	4.10%	(2,578,932)	-	(167,984)	5,898	(9,316)	(2,749,637)
Machinery and equipment	6.29%	(3,620,421)	-	(131,651)	90,814	7,800	(3,650,488)
Facilities	5.00%	(23,256)	-	(1,490)	-	1,525	(23,270)
Furniture	6.67%	(71,062)	-	(2,599)	2,854	(12)	(70,570)
Vehicles	18.65%	(10,099)	-	(9,738)	29	-	(19,939)
		(6,303,770)	-	(313,676)	99,595	(3)	(6,514,115)
		10,696,998	2,357,090	(235,785)	(35,459)	(36,906)	12,727,224

(1)      Refers to the transfer of R$33,937 to intangible assets, R$8 to assets held for sale and R$2,961 to biological assets.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company has fixed assets fully depreciated items that are still operating. The composition of these items is set forth below:

	Parent company		Consolidated
	03.31.19	12.31.18	03.31.19	12.31.18
Cost
Buildings and improvements	136,981	143,805	145,024	151,830
Machinery and equipment	635,945	663,766	663,457	692,079
Facilities	87,172	83,318	89,237	85,564
Furniture and fixtures	19,438	20,893	23,039	27,285
Vehicles	6,334	4,794	6,839	5,346
	885,870	916,576	927,596	962,104

During the period ended March 31, 2019, the Company capitalized interest in the amount of R$5,302 in the parent company and R$5,324 in the consolidated (R$4,549 in the parent company and R$4,892 in the consolidated as of March 31, 2018). The weighted average interest rate utilized to determine the capitalized amount was 6.13% p.a. in the parent company and 2.23% p.a. in the consolidated (7.03% p.a. in the parent company and 15.36% in the consolidated as of March 31, 2018). The amount related to discontinued operations is R$3,292 in the consolidated as of March 31, 2019 (R$2,427 as of March 31, 2018).

On March 31, 2019, except for the built to suit agreement mentioned in note 23.2, the Company had no commitments assumed related to the acquisition or construction of property, plant and equipment items.

The property, plant and equipment items that are pledged as collateral for transactions of different natures are set forth below:

		Parent company and Consolidated
		03.31.19	12.31.18
	Type of collateral	Book value of the collateral	Book value of the collateral
Land	Financial/Tax	239,196	239,039
Buildings and improvements	Financial/Tax	1,789,946	1,800,115
Machinery and equipment	Financial/Labor/Tax/Civil	1,839,742	1,877,369
Furniture and fixtures	Financial/Tax	18,077	18,624
Vehicles	Financial/Tax	519	550
		3,887,480	3,935,697

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

18.           INTANGIBLE ASSETS

The intangible assets rollforward is set forth below:

		Parent company
	Weighted average amortization rate (p.a.)	12.31.18	Initial adoption IFRS 16	Additions	Disposals	Transfers	03.31.19
Cost
Non-compete agreement	-	63,624	-	4,987	-	-	68,611
Goodwill	-	1,783,655	-	-	-	-	1,783,655
Ava	-	49,368	-	-	-	-	49,368
Eleva Alimentos	-	696,629	-	-	-	-	696,629
Incubatório Paraíso	-	656	-	-	-	-	656
Paraíso Agroindustrial	-	16,751	-	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	-	7,636
Sadia	-	1,012,615	-	-	-	-	1,012,615
Outgrowers relationship	-	15,022	-	-	-	-	15,022
Intangible in progress	-	-	61	59,977	-	(49,136)	10,902
Trademarks	-	1,152,885	-	-	-	-	1,152,885
Patents	-	5,970	-	-	-	-	5,970
Software	-	434,242	-	-	(50,231)	83,070	467,081
		3,455,398	61	64,964	(50,231)	33,934	3,504,126

Amortization
Non-compete agreement	46.02%	(35,246)	-	(7,268)	-	-	(42,514)
Outgrowers relationship	13.30%	(11,552)	-	(427)	(3)	-	(11,982)
Patents	20.00%	(5,055)	-	(128)	-	-	(5,183)
Software	28.27%	(249,832)	-	(29,902)	50,234	3	(229,497)
		(301,685)	-	(37,725)	50,231	3	(289,176)
		3,153,713	61	27,239	-	33,937	3,214,950

		Consolidated
	Weighted average amortization rate (p.a.)	12.31.18	Initial adoption IFRS 16	Additions	Disposals	Transfers	Exchange rate variation	03.31.19
Cost
Non-compete agreement	-	90,012	-	4,987	-	-	154	95,153
Goodwill	-	2,694,965	-	-	-	-	(5,489)	2,689,476
AKF	-	153,945	-	-	-	-	871	154,816
Ava	-	49,368	-	-	-	-	-	49,368
Banvit Bandirma Vitaminli	-	162,293	-	-	-	-	(9,586)	152,707
BRF AFC	-	153,507	-	-	-	-	664	154,171
Eleva Alimentos	-	696,629	-	-	-	-	-	696,629
Federal Foods LLC	-	74,788	-	-	-	-	425	75,213
Federal Foods Qatar L.L.C	-	366,779	-	-	-	-	2,137	368,916
Incubatório Paraíso	-	656	-	-	-	-	-	656
Paraíso Agroindustrial	-	16,751	-	-	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	-	-	7,636
Sadia	-	1,012,613	-	-	-	-	-	1,012,613
Outgrowers relationship	-	15,022	-	-	-	-	-	15,022
Intangible in progress	-	-	61	59,977	-	(49,136)	-	10,902
Trademarks	-	1,336,162	-	-	-	-	(10,825)	1,325,337
Patents	-	6,066	-	-	-	-	-	6,066
Customer relationship	-	896,039	-	-	-	-	(17,501)	878,538
Software	-	491,832	-	29	(50,231)	83,070	(743)	523,957
		5,530,098	61	64,993	(50,231)	33,934	(34,404)	5,544,451

Amortization
Non-compete agreement	37.51%	(45,802)	-	(8,552)	-	-	(106)	(54,460)
Outgrowers relationship	13.30%	(11,553)	-	(426)	(3)	-	-	(11,982)
Patents	19.89%	(5,149)	-	(128)	-	-	-	(5,277)
Customer relationship	6.67%	(172,450)	-	(16,408)	-	-	1,461	(187,397)
Software	27.47%	(275,746)	-	(32,436)	50,234	3	164	(257,781)
		(510,700)	-	(57,950)	50,231	3	1,519	(516,897)
		5,019,398	61	7,043	-	33,937	(32,885)	5,027,554

During the three-month period ended March 31, 2019, Management did not identify and event that could indicate an impairment of such assets.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

19.           LOANS AND FINANCING

	Parent company
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	03.31.19	Borrowing	Amortization	Interest paid	Interest accrued	Exchange rate variation	Current	Non-current	12.31.18
Local currency

Working capital	Fixed rate / 118% of CDI (7.78% on 12.31.18)	7.95% (7.78% on 12.31.18)	1.6	2,196,332	3,697,070	5,893,402	797,280	(782,761)	(97,623)	113,482	-	1,695,391	4,167,633	5,863,024

Certificate of agribusiness receivables	96.20% of CDI / IPCA + 5.90% (96.40% of CDI / IPCA + 5.90% on 12.31.18)	6.06% (6.08% on 12.31.18)	1.9	1,157,575	1,483,468	2,641,043	-	-	-	43,541	-	1,114,904	1,482,598	2,597,502

Development bank credit lines	Fixed rate / Selic / TJLP + 1.20% (Fixed rate / Selic / TJLP + 1.25% on 12.31.18)	6.14% (6.16% on 12.31.18)	0.9	176,831	11,411	188,242	-	(78,043)	(2,729)	4,469	-	220,414	44,131	264,545

Export credit facility	109.45% of CDI (109.45% on 12.31.18)	9.02% (9.02% on 12.31.18)	3.0	74,768	1,586,871	1,661,639	-	-	-	36,312	-	39,294	1,586,033	1,625,327

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.18)	13.17% (12.45% on 12.31.18)	1.0	270,098	-	270,098	-	-	(4,928)	1,600	-	3,761	269,665	273,426

Fiscal incentives	2.40% (2.40% on 12.31.18)	2.40% (2.40% on 12.31.18)	0.5	17,896	-	17,896	14,570	-	(84)	93	-	3,317	-	3,317

				3,893,500	6,778,820	10,672,320	811,850	(860,804)	(105,364)	199,497	-	3,077,081	7,550,060	10,627,141

Foreign currency

Bonds	3.86% (3.85% on 12.31.18) + e.r. US$ and EUR	3.86% (3.85% on 12.31.18) + e.r. US$ and EUR	4.3	153,468	7,424,125	7,577,593	-	-	-	89,302	488	68,053	7,419,750	7,487,803

Export credit facility	LIBOR + 0.95% (LIBOR + 0.95% on 12.31.18) + e.r. US$	4.58% (4.76% on 12.31.18) + e.r. US$	1.7	207,971	387,057	595,028	-	(126,332)	-	7,192	(142)	329,847	384,463	714,310

Advances for foreign exchange rate contracts	4.74% (4.67% on 12.31.18) + e.r. US$	4.74% (4.67% on 12.31.18) + e.r. US$	0.7	315,946	-	315,946	92,750	-	-	3,031	5,973	214,192	-	214,192

				677,385	7,811,182	8,488,567	92,750	(126,332)	-	99,525	6,319	612,092	7,804,213	8,416,305
				4,570,885	14,590,002	19,160,887	904,600	(987,136)	(105,364)	299,022	6,319	3,689,173	15,354,273	19,043,446
(1)      Weighted average maturity in years.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	03.31.19	Borrowing	Amortization	Interest paid	Interest accrued	Exchange rate variation	Current	Non-current	12.31.18
Local currency

Working capital	'Fixed rate / 118% of CDI (7.78% on 12.31.18)	7.95% (7.78% on 12.31.18)	1.6	2,196,332	3,697,070	5,893,402	797,281	(782,761)	(97,623)	113,482	-	1,695,390	4,167,633	5,863,023

Certificate of agribusiness receivables	96.20% of CDI / IPCA + 5,90% (96.40% of CDI / IPCA + 5,90% on 12.31.18)	6.06% (6.08% on 12.31.18)	1.9	1,157,575	1,483,468	2,641,043	-	-	-	43,541	-	1,114,904	1,482,598	2,597,502

Development bank credit lines	Fixed rate / Selic / TJLP + 1.20% (Fixed rate / Selic / TJLP + 1.25% on 12.31.18)	6.14% (6.16% on 12.31.18)	0.9	176,831	11,411	188,242	-	(78,043)	(2,729)	4,469	-	220,414	44,131	264,545

Export credit facility	109.45% of CDI (109.45% on 12.31.18)	9.02% (9.02% on 12.31.18)	3.0	74,768	1,586,871	1,661,639	-	-	-	36,312	-	39,294	1,586,033	1,625,327

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.18)	13.17% (12.45% on 12.31.18)	1.0	270,098	-	270,098	-	-	(4,929)	1,601	-	3,761	269,665	273,426

Fiscal incentives	2.40% (2.40% on 12.31.18)	2.40% (2.40% on 12.31.18)	0.5	17,896	-	17,896	14,570	-	(84)	93	-	3,317	-	3,317

				3,893,500	6,778,820	10,672,320	811,851	(860,804)	(105,365)	199,498	-	3,077,080	7,550,060	10,627,140

Foreign currency

Bonds	4.07% (4.07% on 12.31.18) + e.r. US$ and EUR	4.07% (4.07% on 12.31.18) + e.r. US$ and EUR	4.8	492,722	9,331,432	9,824,154	-	-	(53,775)	117,054	14,429	99,568	9,646,878	9,746,446

Export credit facility	LIBOR + 0.95% (LIBOR + 0.25% on 12.31.18) + e.r. US$	4.58% (2.47% on 12.31.18) + e.r. US$	1.7	207,972	387,056	595,028	-	(755,237)	(3,829)	8,156	(37,254)	998,730	384,462	1,383,192

Advances for foreign exchange rate contracts	4.74% ('4.67% on 12.31.18) + e.r. US$	4.74% ('4.67% on 12.31.18) + e.r. US$	0.7	315,946	-	315,946	92,750	-	-	3,031	5,973	214,192	-	214,192

Working capital	22.95% (21.91% on 12.31.18) + e.r TRY	22.95% (21.91% on 12.31.18) + e.r TRY	0.9	161,262	51,734	212,996	115,413	(90,492)	(5,382)	10,478	(11,495)	157,819	36,655	194,474

				1,177,902	9,770,222	10,948,124	208,163	(845,729)	(62,986)	138,719	(28,347)	1,470,309	10,067,995	11,538,304
				5,071,402	16,549,042	21,620,444	1,020,014	(1,706,533)	(168,351)	338,217	(28,347)	4,547,389	17,618,055	22,165,444

(1)         Weighted average maturity in years.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The main characteristics of loan and financing agreements entered into by the Company were disclosed in note 19 of financial statements for the year ended December 31, 2018.

On March 31, 2019, the Company did not have financial covenants clauses related to its loan agreements.

19.1.      Loans and financing maturity schedule

The maturity schedule of the loans and financing balances is as follows:

	Parent company	Consolidated
	03.31.19	03.31.19
2019	2,953,724	3,036,833
2020	3,809,118	4,261,015
2021	3,054,076	3,071,321
2022	3,095,165	3,095,165
2023	3,413,113	3,413,113
2024 onwards	2,835,691	4,742,997
	19,160,887	21,620,444

19.2.      Guarantees

	Parent company		Consolidated
	03.31.19	12.31.18	03.31.19	12.31.18
Total of loans and financing	19,160,887	19,043,446	21,620,444	22,165,444
Mortgage guarantees	206,139	267,862	206,139	267,862
Related to FINEM-BNDES	154,656	217,620	154,656	217,620
Related to tax incentives and other	51,483	50,242	51,483	50,242

The Company is the guarantor of a loan obtained by the Instituto Sadia de Sustentabilidade with the BNDES. The loan was obtained with the purpose of allowing the implementation of biodigesters in the farms of the outgrowers which take part in the Company´s integration system, targeting the reduction of the emission of Greenhouse Gases. The value of these guarantees on March 31, 2019 totaled R$5,395 (R$5,956 as of December 31, 2018) (see note 28.1).

The Company is the guarantor of loans related to a special program, which aimed the local development of outgrowers in the central region of Brazil. The proceeds of such loans are utilized by the outgrowers to improve farm conditions and will be paid by them in 10 years, taking as collateral the land and equipment acquired by the outgrowers through this program. The value of these guarantees on March 31, 2019 totaled R$24,642 (R$29,794 as of December 31, 2018).

On March 31, 2019, the Company contracted bank guarantees in the amount of R$802,069 (R$783,952 as of December 31, 2018) offered mainly in litigations involving the Company´s use of tax credits. These guarantees have an average cost of 1.59% p.a. (1.57% p.a. as of December 31, 2018).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

19.3.      Commitments

In the normal course of the business, the Company enters into agreements with third parties for the purchase of raw materials with future delivery, mainly for corn and soymeal. The agreed prices in these agreements can be fixed or to be fixed. The Company also enters into other agreements, such as electricity, packaging supplies and manufacturing activities. The firm commitments schedule is set forth below:

	Parent company	Consolidated
	03.31.19	03.31.19
2019	3,622,780	4,000,446
2020	572,590	667,662
2021	296,486	312,752
2022	197,017	213,283
2023	147,433	147,433
2024 onwards	426,371	426,371
	5,262,677	5,767,947

20.           TRADE ACCOUNTS PAYABLE

	Parent company		Consolidated
	03.31.19	Restated (1) 12.31.18	03.31.19	Restated (1) 12.31.18
Domestic suppliers
Third parties	4,501,340	4,440,146	4,513,297	4,458,077
Related parties	8,333	15,008	-	-
	4,509,673	4,455,154	4,513,297	4,458,077

Foreign suppliers
Third parties	366,787	374,573	1,059,004	1,079,438
Related parties	253	315	-	-
	367,040	374,888	1,059,004	1,079,438

(-) Adjustment to present value	(47,602)	(47,970)	(47,618)	(47,990)
	4,829,111	4,782,072	5,524,683	5,489,525

Current	4,818,150	4,769,269	5,513,722	5,476,722
Non-current	10,961	12,803	10,961	12,803

(1)    The restatement refers to the separation of the balance of leases, disclosed in the note 23.

For the period ended March 31, 2019, the days payable outstanding is 96 days (94 days on December 31, 2018).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

On the suppliers balance as of March 31, 2019, R$1,383,185 in the parent company and R$1,383,887 in consolidated (R$1,300,777 in the parent company and R$1,301,304 in consolidated as of December 31, 2018) corresponds to the supply chain finance transactions in which there were no changes in the payment terms and prices negotiated with the suppliers.

The information on accounts payable involving related parties is set forth in note 28.

21.           SUPPLY CHAIN FINANCE

	Parent company and Consolidated
	03.31.19	12.31.18
Supply chain finance - Domestic suppliers	532,368	715,335
Supply chain finance - Foreign suppliers	155,724	170,448
	688,092	885,783

The Company has partnerships with several financial institutions that allow the suppliers to anticipate their future receivables. The suppliers have the freedom to choose whether to participate and if so, with which institution. The anticipation allows the suppliers to better manage their cash flow needs. This flexibility allows the Company to intensify its commercial relations with the network of suppliers by potentially leveraging benefits such as preference for supply in case of restricted supply, better price conditions and/or more flexible payment terms, among others.

The Company has not identified any material change in the existing commercial conditions with its suppliers. Thus, these operations are presented in the cash flow of operating activities for the periods ended March 31, 2019 and December 31, 2018.

On March 31, 2019, the discount rates applied to the supply chain finance transactions agreed between our suppliers and the financial institutions in the internal market were set between 0.53% to 0.75% p.m. (0.52% to 0.75% p.m. on December 31, 2018).

On March 31, 2019, the discount rates applied to the supply chain finance transactions agreed between our suppliers and the financial institutions in the external market were set between 0.39% to 0.49% p.m. (0.31% to 0.50% p.m. on December 31, 2018).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

22.           DERIVATIVE FINANCIAL INSTRUMENTS

	Parent company		Consolidated
	03.31.19	12.31.18	03.31.19	12.31.18

Derivatives designated as hedge accounting
Assets
Currency non-deliverable forward (NDF)	10,107	16,765	10,107	16,765
Currency option contracts	56,250	101,417	56,250	101,426
Corn non-deliverable forward (NDF)	28,228	22,169	28,228	22,169
Corn future contracts - B3	-	1	-	1
Soybean non-deliverable forward (NDF)	1,501	591	1,501	591
	96,086	140,943	96,086	140,952

Liabilities
Currency Non-deliverable forward (NDF)	(38,542)	(20,928)	(38,542)	(20,928)
Currency option contracts	(59,699)	(68,531)	(59,699)	(75,779)
Corn non-deliverable forward (NDF)	(10,628)	(3,586)	(10,628)	(3,586)
Corn future contracts - B3	-	(59)	-	(59)
Commodities (soybean) non-deliverable forward (NDF)	(2,631)	(3,311)	(2,631)	(3,311)
Commodities (soybean meal) non-deliverable forward (NDF)	(2,367)	(2,672)	(2,367)	(2,672)
Commodities (soybean oil) non-deliverable forward (NDF)	-	(4,357)	-	(4,357)
Index / currency swap	-	-	-	(82)
	(113,867)	(103,444)	(113,867)	(110,774)

Derivatives not designated as hedge accounting
Assets
Currency non-deliverable forward (NDF)	-	-	564	2,411
Currency future contracts - B3	25	-	25	-
Currency option contracts	-	-	5,889	2,575
Index / stocks / currency swap	35,592	36,401	35,592	36,401
	35,617	36,401	42,070	41,387

Liabilities
Currency non-deliverable forward (NDF)	(28,131)	(12,366)	(34,062)	(12,366)
Currency future contracts - B3	-	(9,367)	-	(9,367)
Currency option contracts	-	-	(7,145)	(3,374)
Index / stocks / currency swap	-	(99,154)	-	(99,154)
	(28,131)	(120,887)	(41,207)	(124,261)

Current assets	131,703	177,344	138,156	182,339
Current liabilities	(141,998)	(224,331)	(155,074)	(235,035)

The collateral given in the transactions set forth above are disclosed in note 7.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

23.           LEASES

The Company is lessee in several lease agreements for forest lands, offices, distribution centers, integrated producers, vehicles, among others. Some contracts have a renewal option for an additional period at the end of the contract, established by additive. Automatic renewals or renewals for undetermined periods are not allowed.

23.1       Right-of-use assets

	Parent company
	Weighted average depreciation rate (p.a.)	12.31.18	Initial adoption IFRS 16	Additions	Disposals	Transfers	03.31.19
Cost
Land	-	-	21,120	-	-	-	21,120
Buildings	-	214,171	2,087,528	-	(30,679)	20,906	2,291,926
Machinery and equipment	-	129,589	377	2,518	(6,126)	(6,414)	119,944
Facilities	-	14,492	-	-	-	(14,492)	-
Vehicles	-	-	7,669	-	-	-	7,669
Software	-	68,424	61	-	(50,160)	44,376	62,701
		426,676	2,116,755	2,518	(86,965)	44,376	2,503,360

Depreciation
Buildings	17.13%	(74,527)	-	(97,512)	778	(10,013)	(181,274)
Machinery and equipment	37.41%	(75,422)	-	(12,382)	3,584	8,288	(75,932)
Facilities	-	(1,725)	-	-	-	1,725	-
Vehicles	31.75%	-	-	(609)	-	-	(609)
Software	72.81%	(57,486)	-	(11,412)	50,159	-	(18,739)
		(209,160)	-	(121,915)	54,521	-	(276,554)
		217,516	2,116,755	(119,397)	(32,444)	44,376	2,226,806

	Consolidated
	Weighted average depreciation rate (p.a.)	12.31.18	Initial adoption IFRS 16	Additions	Disposals	Exchange rate variation	Transfers	03.31.19
Cost
Land	-	-	23,453	-	-	-	-	23,453
Buildings	-	214,171	2,238,471	-	(30,679)	-	20,906	2,442,869
Machinery and equipment	-	129,589	1,101	2,518	(6,126)	-	(6,414)	120,668
Facilities	-	14,492	-	-	-	-	(14,492)	-
Vehicles	-	-	94,065	-	-	-	-	94,065
Software	-	68,424	61	-	(50,160)	-	44,376	62,701
		426,676	2,357,151	2,518	(86,965)	-	44,376	2,743,756

Depreciation
Land	36.04%	-	-	(214)	-	3	-	(211)
Buildings	18.03%	(74,527)	-	(109,307)	778	(118)	(10,013)	(193,187)
Machinery and equipment	37.46%	(75,422)	-	(12,463)	3,584	(1)	8,288	(76,014)
Facilities	-	(1,725)	-	-	-	-	1,725	-
Vehicles	40.98%	-	-	(9,519)	-	(95)	-	(9,614)
Software	72.81%	(57,486)	-	(11,412)	50,160	-	-	(18,738)
		(209,160)	-	(142,915)	54,522	(211)	-	(297,764)
		217,516	2,357,151	(140,397)	(32,443)	(211)	44,376	2,445,992

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

23.2       Lease liabilities

	Parent company
	WAMT (1)	Current	Non-current	03.31.19	Initial adoption IFRS 16	Additions	Payments	Interest paid	Interest accrued	Disposals	Current	Non-current	12.31.18
Local currency

Land	5.4	5,193	15,828	21,021	21,120	-	(679)	-	580	-	-	-	-

Buildings	7.6	371,215	1,779,748	2,150,963	2,087,527	-	(94,860)	(18,565)	40,508	(30,659)	27,553	139,459	167,012

Machinery and equipment	1.6	39,468	17,407	56,875	377	2,518	(11,111)	(4,281)	4,281	(1,443)	39,477	27,057	66,534

Vehicles	3.0	2,514	4,631	7,145	7,669		(524)	(177)	177	-	-	-	-

Software	2.6	40,432	17	40,449	62	44,376	(12,252)	(1)	1		8,263		8,263

		458,822	1,817,631	2,276,453	2,116,755	46,894	(119,426)	(23,024)	45,547	(32,102)	75,293	166,516	241,809

(1)            Weighted average maturity in years.

	Consolidated
	WAMT (1)	Current	Non-current	03.31.19	Initial adoption IFRS 16	Additions	Payments	Interest paid	Interest accrued	Disposals	Exchange rate variation	Current	Non-current	12.31.18
Local currency

Land	5.6	5,893	17,328	23,221	23,453	-	(814)	(127)	707	-	2	-	-	-

Buildings	5.4	420,832	1,873,799	2,294,631	2,238,470	-	(102,061)	(21,304)	43,247	(30,659)	(74)	27,553	139,459	167,012

Machinery and equipment	2.1	39,803	17,720	57,523	1,101	2,518	(11,187)	(4,292)	4,292	(1,443)	-	39,477	27,057	66,534

Vehicles	2.5	38,939	46,069	85,008	94,065	-	(8,962)	(1,810)	1,810	-	(95)	-	-	-

Software	2.6	40,432	17	40,449	62	44,376	(12,252)	(1)	1	-	-	8,263	-	8,263

		545,899	1,954,933	2,500,832	2,357,151	46,894	(135,276)	(27,534)	50,057	(32,102)	(167)	75,293	166,516	241,809

(1)         Weighted average maturity in years.

23.3       Lease liabilities maturity schedule

The minimum future payments required for these finance leases are segregated as follows, and were recorded in current and non-current liabilities:

	Parent company	Consolidated
	03.31.19	03.31.19
	Present value of minimum payments	Present value of minimum payments
2019	381,515	446,079
2020	386,561	438,350
2021	345,259	370,522
2022	275,929	297,788
2023	245,448	265,391
2024 onwards	641,741	682,702
	2,276,453	2,500,832

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

23.4       Amounts recognized in the statement of income for the period

	Parent Company	Consolidated
	03.31.19	03.31.19
Variable payments not included in the lease liabilities	4,110	4,110
Expenses relating to short-term assets	30,230	51,993
Expenses relating to low-value assets (1)	355	480
	34,695	56,583

(1) Excluded expenses related to short-term assets.

The contract terms mentioned, with respect to renewal, adjustment and purchase option, are according to market practices. In addition, there are no clauses of contingent payments or restrictions on dividends distribution, payments of interest on shareholders’ equity or obtaining debt.

In the last years the Company has carried out Sale-leaseback transactions. On December 23, 2016, the Distribution Center located in the municipality of Embu das Artes was classified as operating lease. On December 01, 2018 the Distribution Center located in the municipality of Vitória de Santo Antão and the property located in the municipality of Duque de Caxias were also the subject of Sale-leaseback operations, both classified as operating leases. In all cases, the respective rental expenses were recognized in the income statement as incurred. With the adoption of IFRS 16, the right-of-use assets were recognized as of 01.01.19, as well as the lease liability related to each contract.

24.           SHARE-BASED PAYMENT

The rules of the stock options and restricted shares plans granted to executives were disclosed in the financial statements for the year ended December 31, 2018 (note 24) and are unchanged for this period.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The breakdown of the outstanding granted stock options is set forth as follows:

Date			Quantity		Grant (1)	Strike price (1)
Grant date	Beggining of exercise	End of the exercise	Options granted	Outstanding options	Fair value of the option	Granting date	Updated IPCA

Plan I
04.04.14	04.03.15	04.03.19	1,552,564	332,112	12.56	44.48	58.65
05.02.14	05.01.15	05.01.19	1,610,450	286,339	14.11	47.98	62.85
12.18.14	12.17.15	12.17.19	5,702,714	1,238,706	14.58	63.49	81.02
			8,865,728	1,857,157

Plan II
04.26.16	04.30.17	12.30.22	8,724,733	1,750,000	9.21	56.00	62.05
05.31.16	05.31.17	12.30.22	3,351,220	1,213,440	10.97	46.68	51.33
03.30.17	03.30.18	12.29.23	863,528	193,045	9.45	38.43	40.97
			12,939,481	3,156,485
			21,805,209	5,013,642

(1)      Amounts expressed in Brazilian Reais.

The breakdown of the outstanding granted restricted shares is set forth as follows:

Date		Quantity		Grant (1)
Grant	Vesting period	Shares granted	Outstanding shares	Fair value of the shares
Restricted shares plan
08.31.17	08.31.19	716,846	232,709	41.85
04.26.18	04.26.20	276,000	276,000	22.29
06.14.18	06.14.20	270,000	270,000	20.00
10.01.18	10.01.20	2,311,394	2,235,967	21.44
		3,574,240	3,014,676

The rollforward of the granted options and shares in the three-month period ended March 31, 2019, is presented as follows:

Consolidated

Outstanding options/shares as of december 31, 2018	9,048,405
Exercised:
Restricted shares	(207)
Forfeiture:
Grant of 2018 (Restricted shares)	(58,543)
Grant of 2017 (Restricted shares)	(17,625)
Grant of 2016	(738,660)
Grant of 2014	(329,708)
Grant of 2014	(75,444)
Outstanding options/shares as of march 31, 2019	7,828,218

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The weighted average exercise price of the outstanding options conditioned to services is R$63,15 (sixty-three Brazilian Reais and fifteen cents), and the weighted average of the remaining vesting period is 31 months.

The Company records as capital reserve in shareholders’ equity the fair value of the options in the amount of R$275,348 (R$262,306 as of December 31, 2018). In the statement of income for the three-month period ended March 31, 2019 the amount recognized as expense was R$13,042 (R$477 as of December 31, 2018).

25.           EMPLOYEES BENEFITS PLANS

The Company offers pension and other post-employment plans to the employees. The characteristics of such benefits were disclosed in the annual financial statements for the year ended December 31, 2018 (note 25) and have not been changed during this period.

The actuarial liabilities are presented below:

	Parent company		Consolidated
	Liabilities		Liabilities
	03.31.19	12.31.18	03.31.19	12.31.18
Medical assistance	152,422	149,046	152,422	149,046
F.G.T.S. Penalty (1)	172,166	167,588	172,166	167,588
Award for length of service	56,869	55,134	56,869	55,134
Other	33,430	32,597	103,836	96,383
	414,887	404,365	485,293	468,151

Current	91,010	91,010	94,749	94,728
Non-current	323,877	313,355	390,544	373,423

(1)      FGTS – Government Severance Indemnity Fund for Employees

The Company estimated costs for the year of 2019 according to an appraisal report prepared in 2018 by an actuarial expert and recorded in the statement of income for the three-month period ended March 31, 2019 against comprehensive income an expense of R$2,374 in the parent company and R$1,955 in consolidated (R$5,520 in the parent company and consolidated as of March 31, 2018).

26.           PROVISION FOR TAX, CIVIL, LABOR AND OTHER RISKS

The Company and its subsidiaries are involved in certain legal matters arising in the normal course of business, which include civil, commercial and other processes (including environmental and regulatory proceedings), tax, social security and labor risks.

The Company classifies the risk of unfavorable decisions in the legal proceedings as “probable”, “possible” or “remote” and records provisions for losses classified as "probable", as determined by the Company’s Management based on legal advices, which reasonably reflect the estimated probable losses. Contingencies classified as "possible" loss are disclosed based on reasonable estimates.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company’s management believes that, based on the elements existing at the base date of these financial statements, its provision for tax, civil, commercial and other, as well as for labor risks, accounted for according to CPC 25 / IAS 37 is sufficient to cover estimated losses related to its legal proceedings, as set forth below.

26.1.      Contingencies with probable losses

The rollforward of the provisions for tax, civil, commercial and other, and labor risks is summarized below:

	Parent company
	Tax	Labor	Civil, commercial and other	Contingent liabilities	Total
					03.31.19
Beginning balance	230,150	466,713	279,591	369,631	1,346,085
Additions	7,720	79,400	10,476	-	97,596
Reversals	(5,131)	(29,385)	(7,769)	(14,954)	(57,239)
Payments	(2,371)	(72,620)	(4,228)	-	(79,219)
Price index update	6,381	15,358	5,737	-	27,476
Ending balance	236,749	459,466	283,807	354,677	1,334,699

Current					501,699
Non-current					833,000

	Consolidated
	Tax	Labor	Civil, commercial and other	Contingent liabilities	Total
					03.31.19
Beginning balance	230,149	468,513	281,958	369,631	1,350,251
Additions	7,918	79,872	11,142	124	99,056
Reversals	(5,131)	(30,017)	(7,990)	(14,954)	(58,092)
Payments	(2,371)	(72,620)	(4,228)	-	(79,219)
Price index update	6,382	15,358	5,736	-	27,476
Exchange rate variation	-	(115)	(130)	-	(245)
Ending balance	236,947	460,991	286,488	354,801	1,339,227

Current					505,494
Non-current					833,733

26.1.1  Investigation by the Turkish Competition Board

The Turkish Competition Board executed an investigation to determine whether the undertakings engaged in the industry of chicken meat production including Banvit, an indirect subsidiary of BRF, violated the Turkish Competition Laws by controlling domestic price levels and volumes, and controlling supply in the Aegean region during the period between November 2013 and July 2017.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

On March 14, 2019, the CCT announced a summarized decision on this investigation, in which it imposed an administrative fine of TRY 30,518 (equivalent to R$21,395), which can be reduced by 25% in case of anticipated payment. It is expected that a reasoned decision will be taken in the course of 2019.

The Company does not expect to incur in material losses, as it has an insurance policy and contractual provisions in the share purchase agreement.

26.2.      Contingencies with possible loss

The Company is involved in other tax, civil, labor and social security contingencies, for which losses have been assessed as possible by management with the support from legal counsel and therefore no provision has been recorded. On March 31, 2019, the total amount of the possible contingencies was R$14,036,975 (R$13,965,789 as of December 31, 2018), of which R$354,677 (R$369,631 as of December 31, 2018) were recorded at fair value as a result of business combinations with Sadia, according to the requirements of paragraph 23 of IFRS 3, set forth in the table above. The main natures of these contingencies were properly disclosed in the annual statements for the year ended December 31, 2018 (note 26.2).

27.           SHAREHOLDERS’ EQUITY

27.1.      Capital stock

On March 31, 2019, the capital subscribed and paid of the Company was R$12,553,418, which is composed of 812,473,246 common book-entry shares with no par value. The value of the capital stock is net of the public offering expenses of R$92,947.

The Company is authorized to increase the capital stock, irrespective of amendment to the bylaws, up to the limit of 1,000,000,000 common book-entry shares with no par value.

27.2.      Breakdown of capital stock by nature

	Consolidated
	03.31.19	12.31.18
Common shares	812,473,246	812,473,246
Treasury shares	(1,057,017)	(1,057,224)
Outstanding shares	811,416,229	811,416,022

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

27.3.      Rollforward of outstanding shares

	Consolidated
	Quantity of outstanding of shares
	03.31.19	12.31.18
Shares at the beggining of the period	811,416,022	811,139,545
Delivery of restricted shares	207	276,477
Shares at the end of the period	811,416,229	811,416,022

27.3.1  Treasury shares

The Company has 1,057,017 shares held in treasury, with an average cost of R$53.60 (fifty-three Brazilian Reais and sixty cents) per share, and a market value of R$23,941.

	Consolidated
	Quantity of outstanding of shares
	03.31.19	12.31.18
Shares at the beggining of the period	1,057,224	1,333,701
Delivery of restricted shares	(207)	(276,477)
Shares at the end of the period	1,057,017	1,057,224

28.            EARNINGS (LOSS) PER SHARE

Continued operations	03.31.19	03.31.18
Basic numerator
Loss for the period attributable to controlling shareholders	(112,063)	(151,856)

Basic denominator
Common shares	812,473,246	812,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	811,416,158	811,139,545
Loss per share basic - R$	(0.13811)	(0.18721)

Diluted numerator
Loss for the period attributable to controlling shareholders	(112,063)	(151,856)

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	811,416,158	811,139,545
Weighted average number of outstanding shares - diluted	811,416,158	811,139,545
Loss per share diluted - R$	(0.13811)	(0.18721)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Discontinued operations	03.31.19	03.31.18
Basic numerator
Net (loss) for the period attributable to controlling shareholders	(888,872)	78,195

Basic denominator
Common shares	812,473,246	812,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	811,416,158	811,139,545
Net (loss) per share basic - R$	(1.09546)	0.09640

Diluted numerator
Net (loss) for the period attributable to controlling shareholders	(888,872)	78,195

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	811,416,158	811,139,545
Weighted average number of outstanding shares - diluted	811,416,158	811,139,545
Net (loss) per share diluted - R$	(1.09546)	0.09640

Continued and discontinued operations	03.31.19	03.31.18
Basic numerator
Loss for the period attributable to controlling shareholders	(1,000,935)	(73,661)

Basic denominator
Common shares	812,473,246	812,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	811,416,158	811,139,545
Loss per share basic - R$	(1.23357)	(0.09081)

Diluted numerator
Loss for the period attributable to controlling shareholders	(1,000,935)	(73,661)

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	811,416,158	811,139,545
Weighted average number of outstanding shares - diluted	811,416,158	811,139,545
Loss per share diluted - R$	(1.23357)	(0.09081)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The diluted result is calculated considering the number of potential shares (stock options), however, because the share price at March 31, 2019 is lower than the strike price, the options do not have a dilutive effect.

29.           RELATED PARTIES – PARENT COMPANY

As part of the Company’s operations, rights and obligations arise between related parties, resulting from transactions of purchase and sale of products, loans agreed based on agreements, contracted on market or commutative conditions.

All the transactions and balances between the Company and its subsidiaries were eliminated in the consolidation and refer to commercial and/or financial transactions.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

29.1.     Transactions and balances

The balances of the transactions with related parties are as follows:

	Accounts receivable		Dividends and interest on the shareholders' equity receivable		Trade accounts payable		Advance for future capital increase		Other rights		Other obligations
	03.31.19	12.31.18	03.31.19	12.31.18	03.31.19	12.31.18	03.31.19	12.31.18	03.31.19	12.31.18	03.31.19		12.31.18

Al-Wafi Food Products Factory LLC	-	-	-	-	(69)	(70)	-	-	30	30	(896)		(891)
Avex S.A.	-	137,804	-	-	-	-	-	-	-	-	-		-
Banvit	-	-	-	-	-	-	-	-	47	47	-		-
BFF International Ltd.	-	-	-	-	-	-	-	-	2,125	2,113	-		-
BRF Al Yasra	-	-	-	-	-	-	-	-	-	-	(3,869)		(3,847)
BRF Energia S.A.	-	-	27	27	(8,333)	(14,841)	1,205	1,205	-	-	-		-
BRF Foods GmbH	2,588,799	2,558,263	-	-	-	-	-	-	-	-	-		-
BRF Foods GmbH - Branch	-	-	-	-	-	-	-	-	736	719	(1,675)		(1,666)
BRF Foods LLC	-	-	-	-	-	-	-	-	441	407	-		-
BRF Global GmbH	3,472,399	1,387,910	-	-	-	-	-	-	-	-	(3,718,289)	(1)	(3,700,581)
BRF GmbH	-	-	-	-	-	-	-	-	-	-	(1,566)		(1,584)
BRF Holland	-	-	-	-	-	-	-	-	-	-	(6)		-
BRF Pet S.A.	318	233	438	438	-	(167)	-	-	209	3	-		-
Campo Austral	-	48,722	-	-	-	-	-	-	-	-	-		-
Federal Foods	-	-	-	-	-	-	-	-	-	-	(79)		(78)
Federal Foods Qatar	-	-	-	-	-	-	-	-	-	-	(136)		(135)
FFM Further	-	-	-	-	-	-	-	-	70	70	-		-
Highline International Ltd.	-	-	-	-	-	-	-	-	-	-	(7,107)		(7,067)
One Foods Holdings	-	-	-	-	-	-	-	-	5,474	5,444	-		-
Perdigão International Ltd.	-	-	-	-	-	-	-	-	-	-	(875,290)	(1)	(870,371)
Quickfood S.A.	-	19,860	-	-	-	(111)	-	133,043	-	-	-		-
Sadia Alimentos S.A.	16,665	16,665	-	-	(135)	(134)	-	-	-	-	(29,624)		-
Sadia Chile S.A.	86,741	94,789	-	-	(49)	-	-	-	-	-	-		-
Sadia Uruguay S.A.	16,953	6,676	-	-	-	-	-	-	-	-	(54,350)		-
Sino dos Alpes Ltd.	-	-	-	-	-	-	-	-	4	-	-		-
VIP S.A. Empreendimentos e Partic. Imob.	-	-	713	713	-	-	-	-	-	-	-		-
Total	6,181,875	4,270,922	1,178	1,178	(8,586)	(15,323)	1,205	134,248	9,136	8,833	(4,692,887)		(4,586,220)

(1)              The amount corresponds to export pre-payment, usual operation between the productive units in Brazil with the wholly-owned subsidiary BRF Global GmbH that operates as a trading in the international market.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Revenue		Financial results, net		Purchases
	January to March 2019	January to March 2018	January to March 2019	January to March 2018	January to March 2019	January to March 2018

Avex S.A.	1,439	18,571	-	-	-	(268)
BRF Energia S.A.	-	-	-	-	(59,189)	(54,598)
BRF Foods GmbH	61,728	-	-	-	-	-
BRF Global GmbH	2,083,080	1,135,915	(24,898)	(13,573)	-	-
BRF Pet S.A.	384	-	-	-	(5)	-
Campo Austral	1,448	3,018	-	-	-	-
Perdigão International Ltd.	-	-	(13,500)	(10,749)	-	-
Quickfood S.A.	-	10,665	-	-	-	(261)
Sadia Chile S.A.	12,031	33,958	-	-	(46)	-
Sadia Uruguay S.A.	10,198	3,109	-	-	-	-
SHB Com. e Ind. de Alim. S.A	-	760,936	-	-	-	(507,029)
UP! Alimentos Ltda.	-	3,831	-	-	-	(36,429)
Edavila Consultoria Empresarial Eireli (1)	-	-	-	-	-	(40)
Total	2,170,308	1,970,003	(38,398)	(24,322)	(59,240)	(598,625)

(1)         Entity in which BRF has no equity interest, but have relationship with the Board of Directors, and provided international marketing and innovation advisory services to the Company.

All Companies set forth in note 1.1, which describes the relationship with BRF as well as the nature of the operations of each entity, are controlled by BRF, except for PP-BIO and SATS BRF which are associates or joint ventures.

The Company recorded a liability in the amount of R$1,169 (R$1,290 as of December 31, 2018) related to the fair value of the guarantees offered to BNDES concerning a loan made by Instituto Sadia de Sustentabilidade.

Due to the acquisition of biodigesters from Instituto Sadia de Sustentabilidade, as of March 31, 2019 the Company recorded a payable to this entity of R$4,226 included in other liabilities (R$4,666 as of December 31, 2018).

The Company enters in loan agreements with its subsidiaries in order to comply with its cash management strategy. Below is demonstrated a summary of the balances and rates charged for the transactions at the statement of financial position date:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

				03.31.19		12.31.18
Counterparty				Interest rate (p.a.)		Interest rate (p.a.)
Creditor	Debtor	Currency	Balance		Balance

BRF GMBH	BRF Global GmbH	US$	881,025	2.5%	1,438,778	3.3%
BRF Foods Gmbh	BRF Global GmbH	US$	843,723	3.0%	520,551	2.0%
BRF GMBH	Federal Foods Qatar	US$	529,115	4.5%	520,679	4.5%
Sadia International Ltd.	Wellax Food Logistics	US$	226,845	4.5%	223,299	4.5%
Perdigão International Ltd.	BRF Global GmbH	US$	208,604	3.4%	205,768	3.4%
BRF GMBH	BRF Global GmbH	EUR	160,023	2.0%	161,535	2.0%
BRF Invicta Food	BRF Invicta	GBP	126,559	1.8%	118,443	1.8%
BRF GMBH	Perdigão International Ltd.	US$	89,704	3.9%	88,354	3.9%
BRF GMBH	BRF Foods LLC	US$	84,114	2.5%	83,224	2.5%
Qualy B. V.	BRF Holland B.V.	EUR	44,461	0.6%	12,567	0.6%
BRF GMBH	Eclipse Holding Cooperatief	US$	26,296	4.5%	25,863	4.5%
Wellax Food Logistics	BRF GMBH	US$	21,144	3.9%	20,826	3.9%
BRF GMBH	BFF International	US$	16,175	1.2%	15,907	1.2%
BRF Holland B.V.	BRF BV	EUR	15,894	0.0%	15,158	0.0%
BRF GMBH	BRF Hong Kong	US$	12,656	4.5%	12,454	4.5%
BRF Foods Gmbh	One Foods Holdings	US$	12,240	2.7%	12,092	2.7%
BRF GMBH	Sadia International Ltd.	US$	6,189	5.2%	6,081	5.2%
Perdigão International Ltd.	BRF Foods LLC	US$	4,880	1.0%	4,841	1.0%
Invicta Food Product	BRF Wrexham	GBP	4,519	1.8%	3,399	1.8%
Wellax Food Logistics	BRF Foods LLC	US$	2,752	7.0%	2,702	7.0%
BRF GMBH	BRF Austria GmbH	US$	972	4.0%	957	4.0%
Golden Quality Foods Netherlands	BRF Holland B.V.	EUR	-	-	4,218	0.6%
Campo Austral S.A.	Buenos Aires Fortune S.A.	ARS	-	-	669	20.0%
Invicta Foods Limited	Invicta Food Group Limited	GBP	-	-	451	1.0%
Eclipse Holding Cooperatief	Eclipse LATAM Holdings	EUR	-	-	333	20.0%
Avex S.A.	Buenos Aires Fortune S.A.	ARS	-	-	286	20.0%
Golden Quality Foods Netherlands	BRF Holland B.V.	EUR	-	-	53	0.6%
Campo Austral S.A.	Itega	ARS	-	-	27	20.0%

29.2.      Other Related Parties

The Company leased properties owned by FAF. For the period ended March 31, 2019, the total amount paid as rent was R$4,231 (R$4,231 as of March 31, 2018). The rent value was set based on market conditions.

29.3.      Granted guarantees

All granted guarantees on behalf of related parties were disclosed in note 19.3.

29.4.      Management remuneration

Key management personnel include board members, statutory directors and the head of internal audit.

The total remuneration and benefits paid to these professionals are set forth below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	03.31.19	03.31.18
Salary and profit sharing	9,970	11,519
Short term benefits (1)	17	4
Private pension	122	122
Post-employment benefits	47	23
Termination benefits	4,685	3,022
Share-based payment	1,828	1,923
	16,669	16,613

(1)      Comprises:  Medical assistance, educational expenses and others.

In addition, the executive officers who are also an integral part of the key management personnel received among remuneration and benefits the total amount of R$13,821 for the period ended March 31, 2019 (R$10,365 as of March 31, 2018).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

30.           NET SALES

	Parent company		Consolidated
	January to March 2019	Restated January to March 2018	January to March 2019	Restated January to March 2018
Gross sales
Brazil	4,882,052	4,725,194	4,882,120	4,725,535
International	2,265,731	1,276,208	3,455,969	3,279,569
Other segments	259,823	955,036	249,077	220,563
	7,407,606	6,956,438	8,587,166	8,225,667

Sales deductions
Brazil	(941,693)	(977,950)	(941,653)	(977,567)
International	(24,955)	(15,931)	(262,098)	(195,550)
Other segments	(23,012)	(52,524)	(24,165)	(21,852)
	(989,660)	(1,046,405)	(1,227,916)	(1,194,969)

Net sales
Brazil	3,940,359	3,747,244	3,940,467	3,747,968
International	2,240,776	1,260,277	3,193,871	3,084,019
Other segments	236,811	902,512	224,912	198,711
	6,417,946	5,910,033	7,359,250	7,030,698

31.           RESEARCH AND DEVELOPMENT COSTS

Consists of expenditures on internal research and development of new products which are recognized in the statement of income when incurred. The expenditures amounted to R$14,665 for the period ended March 31, 2019 (R$15,740 as of March 31, 2018).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

32.           OTHER OPERATING INCOME (EXPENSES), NET

	Parent company		Consolidated
	January to March 2019	Restated January to March 2018	January to March 2019	Restated January to March 2018
Income

Provision reversal	13,723	10,565	13,728	10,565
Gain from the disposal of property, plant and equipment	10,245	2,626	9,120	2,483
Recovery of expenses	7,810	13,565	8,997	14,200
Scrap sales	2,997	2,321	3,616	3,235
Rewards and short-term incentive	-	48,695	-	37,521
Provision for civil and tax risks	-	9,000	-	8,630
Other	2,244	3,398	-	6,967
	37,019	90,170	35,461	83,601

Expenses
Rewards and short-term incentive	(49,811)	-	(57,612)	-
Insurance claims costs	(11,500)	(4,714)	(12,784)	(6,254)
Expenses arising from Trapaça Operation	(11,113)	(12,819)	(11,113)	(12,819)
Demobilization expenses	(8,783)	(4,378)	(10,983)	(4,411)
Provision for civil and tax risks	(7,158)	-	(7,708)	-
Other employees benefits	(7,458)	(7,447)	(7,456)	(7,978)
Costs on business disposed	-	(27,848)	-	(27,848)
Expected credit losses	-	(1,990)	-	(2,691)
Other	(28,688)	(7,406)	(4,481)	(9,818)
	(124,511)	(66,602)	(112,137)	(71,819)
	(87,492)	23,568	(76,676)	11,782

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

33.           FINANCIAL INCOME (EXPENSES), NET

	Parent company		Consolidated
	January to March 2019	January to March 2018	January to March 2019	Restated January to March 2019
Financial income
Exchange rate variation on other assets	163	3,278	149,876	-
Interest on cash and cash equivalents	35,785	14,836	33,471	41,295
Restatement by Hyperinflation	-	-	30,927	63,206
Exchange rate variation on marketable securities	7,034	-	28,440	-
Interest on assets	25,619	135,834	26,054	136,778
Interests on financial assets classified as
Amortized cost	13,986	30,972	21,861	21,975
Fair value throught profit and loss	4,504	5,925	4,504	3,142
Fair value throught other comprehensive income	-	-	171	146
Exchange rate variation on net assets of foreign subsidiaries	-	-	-	23,669
Impairment on marketable securities	-	-	4,297	-
Exchange rate variation on other liabilities	-	-	-	173,967
	87,091	190,845	299,601	464,178

Financial expenses
Interest on loans and financing	(289,026)	(203,164)	(333,600)	(289,636)
Exchange rate variation on loans and financing	(67,072)	(76,119)	(105,475)	(50,020)
Adjustment to present value	(67,489)	(58,476)	(68,507)	(71,725)
Losses on derivative transactions, net	(52,823)	(214,270)	(66,757)	(157,039)
Interest on liabilities	(69,855)	(26,965)	(53,518)	(26,652)
Exchange rate variation on other liabilities	(27,974)	(21,968)	(22,087)	-
Exchange rate variation on net assets of foreign subsidiaries	-	-	(11,453)	-
Losses on grains price variation	(3,609)	(53,452)	(3,610)	(58,884)
Exchange rate variation on other assets	-	-	-	(142,536)
Exchange rate variation on marketable securities	-	(2,773)	-	(4,507)
Interest expenses on loans to related parties	(38,398)	(24,322)	-	-
Others	(47,334)	(24,993)	(82,859)	(149,598)
	(663,580)	(706,502)	(747,866)	(950,597)
	(576,489)	(515,657)	(448,265)	(486,419)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

34.           STATEMENT OF INCOME BY NATURE

The Company has chosen to disclose its statement of income by function and thus presents below the details by nature:

	Parent company		Consolidated
	January to March 2019	January to March 2018	January to March 2019	January to March 2018
Costs of sales
Raw materials and consumables	3,436,072	3,534,652	3,926,507	3,789,701
Depreciation	415,224	275,570	444,673	331,988
Amortization	16,345	14,175	29,190	19,075
Salaries and employees benefits	863,129	716,156	875,397	921,876
Others	539,054	441,388	566,413	589,327
	5,269,824	4,981,941	5,842,180	5,651,967

Sales expenses
Depreciation	25,938	16,084	44,419	17,106
Amortization	14,988	10,402	20,335	15,701
Salaries and employees benefits	249,871	221,480	312,741	281,446
Indirect and direct logistics expenses	413,498	331,482	498,420	524,314
Marketing	88,025	63,824	139,425	91,512
Others	108,171	103,652	119,955	83,558
	900,491	746,924	1,135,295	1,013,637

Administrative expenses
Depreciation	4,575	4,362	6,102	10,718
Amortization	6,392	8,317	8,427	13,137
Salaries and employees benefits	42,380	21,683	70,377	51,587
Fees	6,261	5,991	6,261	7,284
Others	32,072	13,103	50,062	26,059
	91,680	53,456	141,229	108,785

Impairment Loss on Trade and Other Receivables
Impairment Loss on Trade and Other Receivables	6,538	9,442	5,507	14,337
	6,538	9,442	5,507	14,337

Other operating expenses (1)
Depreciation	11,363	8,508	11,472	9,114
Others	113,148	58,094	100,665	62,705
	124,511	66,602	112,137	71,819
(1)      The composition of other operating expenses is disclosed in note 31.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

35.           TRANSACTIONS THAT DO NOT INVOLVE CASH OR CASH EQUIVALENTS

The following transactions did not involve cash or cash equivalents during the period ended March 31, 2019:

(i)              Capitalized interest arising from loans:  in the period ended March 31, 2019,  amounted to R$5,302 in the parent company and R$5,324 in the consolidated (R$4,549 in the parent company and R$4,892 in consolidated as of March 31, 2018); The amount related to discontinued operations is R$3,292 in the consolidated on March 31, 2019 (R$2,427 as of March 31, 2018); and

(ii)      Addition of financial lease: to the period ended March 31, 2019, amounted to R$2,164,730 in the parent company and R$2,405,128 in consolidated (R$28,258 in the parent company and R$33,206 in consolidated as of March 31, 2018).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

36.           APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS

The financial statements were approved and their issuance authorized by the Board of Directors on May 09, 2019.

BOARD OF DIRECTORS

Chairman (Non-Independent)	Pedro Pullen Parente
Vice-Chairman (Independent)	Augusto Marques da Cruz Filho
Independent Member	Dan Ioschpe
Independent Member	Flávia Buarque de Almeida
Independent Member	Francisco Petros O. L. Papathanasiadis
Independent Member	José Luiz Osório de Almeida Filho
Independent Member	Luiz Fernando Furlan
Independent Member	Roberto Antonio Mendes
Independent Member	Roberto Rodrigues
Member (Non-Independent)	Walter Malieni Júnior

FISCAL COUNCIL (1)

Chairman	Attílio Guaspari
Member	Maria Paula Soares Aranha
Member	André Vicentini

(1) The members of the Fiscal Council were elected in Ordinary and Extraordinary General Meeting held on April 29, 2019.

AUDIT COMITTEE

Comittee Coordinator (Independent)	Francisco Petros O. L. Papathanasiadis
Member (Independent)	Roberto Antonio Mendes
Member (Non-Independent)	Walter Malieni Júnior
External Member and Financial Specialist	Fernando Maida Dall`Acqua
External Member	Thomás Tosta de Sá

BOARD OF EXECUTIVE OFFICERS (2)

Global Chief Executive Officer	Pedro Pullen Parente
Global Chief Operating Officer,	Lorival Nogueira Luz Júnior
Vice President of Operations and Procurement Officer	Vinícius Barbosa

(2) On March 28, 2019, approved the appointment of Lorival Nogueira Luz Júnior to the position of Global Chief Executive Officer and the investiture will take on June 17, 2019. The position of the Global Chief Operating Officer, currently occupied by Lorival, will no longer exist. Pedro Pullen Parente will continue as Chairman of the Board of Directors.

Marcos Roberto Badollato	Joloir Nieblas Cavichini
Controller	Accountant – CRC 1SP257406/O-5

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. Commentary about the company projections behavior

In the period ended on March 31, 2019, company’s net leverage, measured by Net debt/Adjusted EBITDA, reached 5.64x. However, according to the Material Fact released to the market on February 07, 2019, the expectation from Administration is that this index reaches 3.65x by the end of 2019. At this moment, there is no update in assumption from the plan that changes the expectation released.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. BREAKDOWN OF THE CAPITAL BY OWNER (NOT REVIEWED)

The shareholding position of the controlling shareholders holders of more than 5% of the voting stock, management, members of the Board of Directors is presented below:

	03.31.19		12.31.18
Shareholders	Quantity	%	Quantity	%
Major shareholders
Fundação Petrobras de Seguridade Social - Petros (1)	93,514,966	11.51	93,226,766	11.47
Caixa de Previd. dos Func. Do Banco do Brasil (1)	86,796,952	10.68	86,506,952	10.65
Management
Board of Directors	6,376,083	0.78	6,376,083	0.78
Executives	31,662	0.00	31,662	0.00
Treasury shares	1,057,017	0.13	1,057,224	0.13
Other	624,696,566	76.90	625,274,559	76.97
	812,473,246	100.00	812,473,246	100.00

(1)         The pension funds are controlled by employees that participate in the respective companies.

The Company is bound to arbitration in the Market Arbitration Chamber, as established by the arbitration clause in the by-laws.

A free translation from Portuguese into English of Independent Auditor's Report on Review of Quarterly Financial Information

Report on Review of Interim Financial Information

To the Board of Directors and Shareholders of

BRF S.A.

Itajaí - SC

Introduction

We have reviewed the accompanying individual and consolidated interim financial information of BRF S.A. (“Company”) contained in the Quarterly Information Form - ITR for the quarter ended March 31, 2019, which comprises the balance sheet as of March 31, 2019 and the respective statements of income (loss), comprehensive income (loss), changes in equity and cash flows for the three-month period then ended, including the explanatory notes.

The Company's management is responsible for the preparation of this individual and consolidated interim financial information in accordance with Technical Pronouncement CPC 21 (R1) - Interim Financial Reporting and IAS 34 - Interim Financial Reporting, issued by the International Accounting Standards Board - IASB, as well as for the presentation of this information in accordance with standards issued by the Brazilian Securities and Exchange Commission, applicable to the preparation of Quarterly Information - ITR. Our responsibility is to express a conclusion on this interim financial information based on our review.

Scope of review

We conducted our review in accordance with the Brazilian and International standards on review engagements of interim financial information (NBC TR 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity and ISRE 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity, respectively). A review of interim financial information consists of making inquiries, primarily of persons responsible for the financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with the auditing standards and, consequently, does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

A free translation from Portuguese into English of Independent Auditor's Report on Review of Quarterly Financial Information

Conclusion on the individual and consolidated interim financial information

Based on our review, nothing has come to our attention that causes us to believe that the accompanying individual and consolidated interim financial information included in the Quarterly Information referred to above has not been prepared, in all material respects, in accordance with CPC 21 (R1) and IAS 34, issued by IASB, applicable to the preparation of Quarterly Information - ITR, and presented in accordance with the standards issued by the Brazilian Securities and Exchange Commission.

Emphasis of matter

We draw attention to explanatory notes 1.2 and 1.3 to the interim financial information, which describe the investigations involving the Company in the context of the Brazilian Federal Police operations named “Carne Fraca” and “Trapaça”, as well as their current and potential developments, such as the Responsibility Administrative Process (“PAR - Processo Administrativo de Responsabilização”) issued by the Brazilian Office of the Comptroller General (“CGU - Controladoria Geral da União”) in light of Law 12,846/2013 (“Anti-corruption Law”) and the class action in the United States of America. In the current stage of the investigations and actions, it is not possible to determine the potential financial and non-financial impacts on the Company resulting from them and of their potential developments and, consequently, to record potential losses which could have a material adverse effect on the Company´s financial position, results of operations and cash flows in the future. Our conclusion is unmodified in respect of this matter.

Other matters

Statements of Value Added

The individual and consolidated interim financial information, related to statements of value added for the three-month period ended March 31, 2019, prepared under the responsibility of the Company's management, presented as supplementary information for the purposes of IAS 34, were submitted to the review procedures followed together with the review of the Quarterly Information - ITR of the Company. In order to form our conclusion, we evaluated whether these statements are reconciled to the interim financial information and to the accounting records, as applicable, and whether their form and content are in accordance with the criteria set on Technical Pronouncement CPC 09 - Statement of Value Added. Based on our review, nothing has come to our attention that causes us to believe that it has not been prepared, in all material respects, consistent with the individual and consolidated interim financial information taken as a whole.

São Paulo, May 9, 2019

KPMG Auditores Independentes

CRC 2SP014428/O-6

Original report in Portuguese signed by

Guilherme Nunes

Accountant CRC 1SP195631/O-1

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2019 – BRF S.A. OPINION OF THE AUDIT COMMITTEE

The Audit Committee of BRF S.A., in fulfilling its statutory and legal duties, reviewed:

(i)            the quarterly financial information (parent company and consolidated) for the three-month period ended on March 31, 2019;

(ii)     the Management Report; and

(iii)    opinion report issued by KPMG Auditores Independentes.

Based on the documents reviewed and on the explanations provided, the members of the Audit Committee, undersigned, issued an opinion for the approval of the financial information identified above.

São Paulo, May 9, 2019.

Francisco Petros O. L. Papathanasiadis

Comittee Coordinator (Independent)

Roberto Antonio Mendes

Member (Independent)

Walter Malieni Júnior

Member (Non-Independent)

Fernando Maida Dall`Acqua

External Member and Financial Specialist

Thomás Tosta de Sá

External Member

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2019 – BRF S.A.

STATEMENT OF EXECUTIVE BOARD ON THE QUARTELY FINANCIAL INFORMATION AND INDEPENDENT AUDITOR'S REPORT ON REVIEW OF INTERIM FINANCIAL INFORMATION

In compliance with the dispositions of sections V and VI of article 25 of CVM Instruction No. 480/09, the executive board of BRF S.A., states:

(i)            reviewed, discussed and agreed with the Company's quarterly financial information for the three-month period ended on March 31, 2019, and

(ii)           reviewed, discussed and agreed with conclusions expressed in the review report issued by KPMG Auditores Independentes for the Company's quarterly financial information for the three-month period ended on March 31, 2019.

São Paulo, May 9, 2019.

Pedro Pullen Parente

Global Chief Executive Officer

Lorival Nogueira Luz Júnior

Global Chief Operating Officer, Vice President of Finance and Investor Relations

Vinicius Barbosa

Vice President of Operations and Procurement Officer